As filed with the Securities and Exchange Commission on August 21, 1998

                                                     Registration No. 333-61341

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------


                                AMENDMENT NO. 1

                                       TO

                                   FORM S-4/A

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                   ---------

                             UNITED NATIONAL BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   ---------

                                   NEW JERSEY
         -------------------------------------------------------------
         (State or other Jurisdiction of Incorporation or Organization)


           6712                                         22-2894827
----------------------------                ------------------------------------
(Primary Standard Industrial                (I.R.S. Employer Identification No.)
 Classification Code Number)

                                   ---------

                               1130 Route 22 East
                                  P.O. Box 6000
                       Bridgewater, New Jersey 08807-0010
                                  908-429-2200
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                      Thomas C. Gregor, Chairman, President
                           and Chief Executive Officer
                             United National Bancorp
                               1130 Route 22 East
                                  P.O. Box 6000
                       Bridgewater, New Jersey 08807-0010
                                  908-429-2200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ---------

                  Please send copies of all communications to:

MICHAEL W. ZELENTY, ESQ.                            PETER EHRENBERG, ESQ.
Pitney, Hardin, Kipp & Szuch                        Lowenstein Sandler PC
P.O. Box 1945                                       65 Livingston Avenue
Morristown, New Jersey 07962-1945                   Roseland, New Jersey  07068
(973) 966-8125                                      (973) 597-2500

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At the Effective Date of the Merger, as defined in the Agreement and Plan of Merger dated June 25, 1998 (the "Agreement"), among the Registrant, United National Bank and State Bank of South Orange ("SBSO"), attached as Appendix A to the Proxy Statement/Prospectus.

================================================================================

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| __________

      If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| __________

                         CALCULATION OF REGISTRATION FEE




=============================================================================================================================
 Title of each class of securities   Amount to be      Proposed maximum            Proposed maximum             Amount of
         to be registered             registered    offering price per unit*    aggregate offering price*    registration fee
-----------------------------------------------------------------------------------------------------------------------------

 Common Stock, $1.25 par value         796,271             $11.8773                  $9,457,550                   $2,790***
                                       Shares**

=============================================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended, based on the book value per share of common stock of SBSO, $5.00 par value per share ("SBSO Common Stock") as of June 30, 1998 ($9.54) multiplied by the Exchange Ratio in the Merger Agreement (1.245).

** Based on the number of shares of SBSO Common Stock issued and outstanding (639,575) multiplied by the Exchange Ratio in the Merger Agreement (1.245). The Registrant also registers hereby such additional shares of its common stock as may be issuable in the Merger pursuant to the anti-dilution provisions of the Merger Agreement.

***  Previously paid.

                                   ---------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                           STATE BANK OF SOUTH ORANGE
                     VALLEY AND THIRD STREETS, P.O. BOX 384
                         SOUTH ORANGE, NEW JERSEY 07079


                                                                 August 24, 1998



To Our Stockholders:


      A Special Meeting of Stockholders (the "Meeting") of State Bank of South Orange ("SBSO") will be held on Tuesday September 29, 1998 at 9:30 a.m. at Cryan's Restaurant, 24 First Street, South Orange, New Jersey. At the Meeting you will be asked to approve an Agreement and Plan of Merger (the "Merger Agreement") by and among SBSO, United National Bancorp ("United") and United National Bank ("UNB"), pursuant to which SBSO will be merged with and into UNB (the "Merger"). If the Merger is approved and becomes effective, stockholders of SBSO will receive 1.245 shares of Common Stock of United for each share of SBSO Common Stock held by them, subject to adjustment, as more fully set forth in the Merger Agreement.


      In the accompanying material you will find a Notice of Special Meeting of Stockholders, a Proxy Card and a Proxy Statement-Prospectus which describes the details of the proposed Merger, the conditions to consummation of the Merger and information about United, UNB and SBSO.

      THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF MERGER AGREEMENT.

      Whether or not you are planning to attend the Meeting, it is important that your shares be represented. Please complete, sign and date the enclosed Proxy Card and mail it promptly in the postage-paid return envelope provided.

      The enclosed also constitutes a Prospectus of United with respect to the shares of United Common Stock to be issued to the stockholders of SBSO if the Merger is consummated.

      We urge you to read the attached Proxy Statement-Prospectus carefully. It describes the Merger Agreement in detail and includes a copy of the Merger Agreement as Appendix A.


      On behalf of the Board of Directors and all of the employees of SBSO, we thank you for your support. We look forward to seeing you on September 29, 1998.



                                          Sincerely,


                                          JAMES J. YOUNG
                                          President


                                          MILTON J. WIGDER
                                          Chairman of the Board of Directors

                           STATE BANK OF SOUTH ORANGE
                     VALLEY AND THIRD STREETS, P.O. BOX 384
                         SOUTH ORANGE, NEW JERSEY 07079



                                   ----------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 29, 1998


                                   ----------



      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "MEETING") of State Bank of South Orange ("SBSO") will be held at Cryan's Restaurant, 24 First Street, South Orange, New Jersey on Tuesday, September 29, 1998 at 9:30 a.m., for the purpose of considering and voting upon the following matters:


          1. A proposal to approve an Agreement and Plan of Merger, dated as of June 25, 1998 (the "MERGER AGREEMENT"), by and among United National Bancorp ("UNITED"), United's national bank subsidiary, United National Bank ("UNB"), and SBSO, pursuant to which SBSO will merge into UNB (the "MERGER"), and each share of SBSO Common Stock outstanding on the effective date of the Merger will be converted into 1.245 shares of United Common Stock, subject to adjustment, as more fully set forth in the Merger Agreement.

          2. Such other business as may properly come before the Meeting or any adjournment thereof.

      Only those stockholders of record as of the close of business on August 10, 1998 will be entitled to notice of, and to vote at, the Meeting. A list of such stockholders will be available at the Meeting.

      Consummation of the Merger is subject to certain conditions, including approval of the Merger Agreement by the affirmative vote at the Meeting of at least two-thirds of the outstanding shares of SBSO Common Stock entitled to vote, whether in person or by proxy. Your vote is important regardless of the number of shares that you own. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed Proxy Card and return it promptly in the enclosed postage-paid return envelope. You may revoke the proxy at any time prior to its exercise.


                                          By Order of the Board of Directors,


                                          JAMES J. YOUNG
                                          President



South Orange, New Jersey
August 24, 1998




      THE MERGER IS IMPORTANT TO THE STOCKHOLDERS OF STATE BANK OF SOUTH ORANGE. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THE ATTACHED PROXY STATEMENT-PROSPECTUS.




      STATE BANK OF SOUTH ORANGE                          UNITED NATIONAL BANCORP
            PROXY STATEMENT                                     PROSPECTUS
FOR THE SPECIAL MEETING OF STOCKHOLDERS       FOR THE COMMON STOCK OF UNITED NATIONAL BANCORP
     OF STATE BANK OF SOUTH ORANGE                  TO BE ISSUED IN CONNECTION WITH THE
             TO BE HELD ON                         MERGER OF STATE BANK OF SOUTH ORANGE
          SEPTEMBER 29, 1998                        WITH AND INTO UNITED NATIONAL BANK


                                   ----------


      This Proxy Statement-Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of State Bank of South Orange ("SBSO") to be used at a Special Meeting of its stockholders (the "MEETING") to be held on September 29, 1998 and any adjournments or postponements thereof. The purpose of the Meeting is to consider and vote upon an Agreement and Plan of Merger, dated as of June 25, 1998 (the "MERGER AGREEMENT"), by and among SBSO, United National Bancorp ("United"), and United's national bank subsidiary, United National Bank ("UNB"). A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement-Prospectus.


      In accordance with the terms of the Merger Agreement, upon approval of the Merger Agreement by the stockholders of SBSO, receipt of all requisite regulatory approvals and satisfaction or waiver of all conditions, SBSO will merge with and into UNB (the "MERGER"). Upon consummation of the Merger, each share of common stock of SBSO, $5.00 par value per share ("SBSO COMMON STOCK"), issued and outstanding immediately prior to the effective time of the Merger, will be converted into 1.245 shares (the "EXCHANGE RATIO") of common stock of United, $1.25 par value per share ("UNITED COMMON STOCK"), subject to certain adjustments more fully described in this Proxy Statement-Prospectus. Under the terms of the Merger Agreement, cash will be paid in lieu of fractional shares of United Common Stock.

      United has filed a Registration Statement pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the shares of United Common Stock which will be issued in connection with the Merger. In addition to constituting the SBSO Proxy Statement for the Meeting, this document constitutes a Prospectus of United with respect to the United Common Stock to be issued if the Merger is consummated.

      SBSO STOCK CERTIFICATES SHOULD NOT BE RETURNED TO SBSO WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED UNTIL AFTER RECEIPT OF A LETTER OF TRANSMITTAL WHICH WILL BE PROVIDED TO SBSO STOCKHOLDERS UPON CONSUMMATION OF THE MERGER.

      THE SHARES OF UNITED COMMON STOCK DESCRIBED IN THE ATTACHED PROXY STATEMENT-PROSPECTUS ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO SELL, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS AT ANY TIME, NOR ANY DISTRIBUTION OF SHARES OF UNITED COMMON STOCK, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



         THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS AUGUST 24, 1998.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................  1

INFORMATION INCORPORATED BY REFERENCE......................................  2

SUMMARY....................................................................  3

THE MEETING................................................................  3
THE COMPANIES..............................................................  3
THE MERGER.................................................................  4

SELECTED FINANCIAL DATA OF UNITED..........................................  9

SELECTED FINANCIAL DATA OF SBSO............................................ 11

COMPARATIVE PER SHARE DATA................................................. 12

SUMMARY PRO FORMA FINANCIAL INFORMATION.................................... 14

INTRODUCTORY STATEMENT..................................................... 15

CERTAIN INFORMATION REGARDING UNITED....................................... 15

GENERAL.................................................................... 15
UNITED NATIONAL BANK....................................................... 15

CERTAIN INFORMATION REGARDING SBSO......................................... 16

THE MEETING................................................................ 16

GENERAL.................................................................... 16
PURPOSE OF THE MEETING..................................................... 16
VOTE REQUIRED; SHARES ENTITLED TO VOTE..................................... 16
SOLICITATION, VOTING AND REVOCATION OF PROXIES............................. 17

THE PROPOSED MERGER........................................................ 17

GENERAL DESCRIPTION........................................................ 17
CONSIDERATION.............................................................. 18
EXCHANGE OF CERTIFICATES................................................... 18
BACKGROUND AND REASONS FOR THE MERGER...................................... 19
OPINION OF SBSO'S FINANCIAL ADVISOR........................................ 20
EFFECTIVE TIME; CONDITIONS TO CONSUMMATION OF THE MERGER................... 24
REGULATORY APPROVALS....................................................... 24
TERMINATION OF THE MERGER AGREEMENT........................................ 25
AMENDMENT OF THE MERGER AGREEMENT.......................................... 25
ACCOUNTING TREATMENT OF THE MERGER......................................... 25
FEDERAL INCOME TAX CONSEQUENCES............................................ 25
INTERESTS OF CERTAIN PERSONS IN THE MERGER................................. 27
RESALE CONSIDERATIONS WITH RESPECT TO THE UNITED COMMON STOCK.............. 27
BUSINESS PENDING CONSUMMATION OF THE MERGER................................ 28
MANAGEMENT AND OPERATIONS AFTER THE MERGER................................. 30
STOCK OPTION FOR SHARES OF SBSO COMMON STOCK............................... 30

RIGHTS OF DISSENTING SBSO STOCKHOLDERS..................................... 32

PRO FORMA COMBINED FINANCIAL INFORMATION................................... 33

SBSO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS...................................... 39

OVERVIEW................................................................... 39
RESULTS OF OPERATIONS...................................................... 39
FINANCIAL CONDITION........................................................ 44

EFFECT OF INFLATION AND CHANGING PRICES.................................... 51

BUSINESS OF SBSO........................................................... 52

GENERAL.................................................................... 52
COMPETITION................................................................ 52
EMPLOYEES.................................................................. 52
PROPERTIES................................................................. 52
LEGAL PROCEEDINGS.......................................................... 52

SUPERVISION AND REGULATION OF SBSO......................................... 52

SBSO....................................................................... 52

DIVIDEND RESTRICTIONS...................................................... 53
INSURANCE OF DEPOSITS...................................................... 53
CAPITAL REQUIREMENTS....................................................... 53
LEGISLATION AND REGULATORY ACTION.......................................... 54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS............................ 54

CERTAIN TRANSACTIONS OF SBSO............................................... 55

DESCRIPTION OF UNITED CAPITAL STOCK........................................ 55

COMMON STOCK............................................................... 55
PREFERRED STOCK............................................................ 56

COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF UNITED AND SBSO................ 56

VOTING REQUIREMENTS........................................................ 57
CLASSIFIED BOARD OF DIRECTORS.............................................. 57
RIGHTS OF DISSENTING STOCKHOLDERS.......................................... 57
SHAREHOLDER CONSENT TO CORPORATE ACTION.................................... 58
DIVIDENDS.................................................................. 58
BY-LAWS.................................................................... 58
PREEMPTIVE RIGHTS.......................................................... 58
SHAREHOLDER PROTECTION LEGISLATION......................................... 58
MINIMUM PRICE PROVISION.................................................... 59
CONSIDERATION OF ACQUISITION PROPOSALS..................................... 59
PREFERRED STOCK............................................................ 59
OTHER MATTERS ............................................................. 59
LEGAL OPINION.............................................................. 59

EXPERTS.................................................................... 59

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF SBSO......................... 61

FINANCIAL STATEMENTS OF SBSO............................................... F-1
APPENDIX A -- AGREEMENT AND PLAN OF MERGER................................. A-1
APPENDIX B -- STOCK OPTION AGREEMENT....................................... B-1
APPENDIX C -- RYAN, BECK OPINION........................................... C-1
APPENDIX D................................................................. D-1

                              AVAILABLE INFORMATION

      United is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "COMMISSION"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (such as United). The address of the Commission's web site is http://www.sec.gov. In addition, United Common Stock is listed on The Nasdaq Stock Market, and reports, proxy statements and other information relating to United may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      United has filed with the Commission a Registration Statement on Form S-4 under the Securities Act (together with all amendments and supplements thereto, the "REGISTRATION STATEMENT"), with respect to the shares of United Common Stock to be issued upon consummation of the Merger. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement and exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Copies of the Registration Statement are available for inspection and copying as set forth above. Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference in this Proxy Statement-Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

      All information contained or incorporated in this Proxy Statement-Prospectus with respect to United and UNB was supplied by United and all information contained in this Proxy Statement-Prospectus with respect to SBSO was supplied by SBSO. Although neither United nor SBSO have any knowledge that would indicate that any statements or information relating to the other party contained or incorporated herein are inaccurate or incomplete, neither United nor SBSO can warrant the accuracy or completeness of such information or statements as they relate to the other entity.

                      INFORMATION INCORPORATED BY REFERENCE

      The following documents filed by United with the Commission (Company File No. 000-16931) are hereby incorporated by reference in this Proxy
Statement-Prospectus:

     1.   Annual Report on Form 10-K for the year ended December 31, 1997.


     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.


     3.   Current Report on Form 8-K filed with the Commission on July 1, 1998.

     4. The description of United Common Stock set forth in United's Registration Statement on Form 8-A filed by United pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

      All documents filed by United pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy
Statement-Prospectus and prior to the Meeting shall be deemed incorporated by reference into this Proxy Statement-Prospectus and shall be deemed a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.


      THIS PROXY STATEMENT-PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF SUCH DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) IS AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT-PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO: RALPH L. STRAW, JR., CORPORATE SECRETARY, UNITED NATIONAL BANCORP, 1130 ROUTE 22 EAST, P.O. BOX 6000, BRIDGEWATER, NEW JERSEY 08807; TELEPHONE NUMBER (908) 429-2200. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY SEPTEMBER 15, 1998.


      CONTAINED WITHIN AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT-PROSPECTUS ARE CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF UNITED AND SBSO. SUCH STATEMENTS ARE NOT HISTORICAL FACTS AND INCLUDE EXPRESSIONS ABOUT UNITED'S AND/OR SBSO'S CONFIDENCE, STRATEGIES AND EXPRESSIONS ABOUT EARNINGS, NEW AND EXISTING PROGRAMS AND PRODUCTS, RELATIONSHIPS, OPPORTUNITIES, TECHNOLOGY AND MARKET CONDITIONS. THESE STATEMENTS MAY BE IDENTIFIED BY FORWARD-LOOKING TERMINOLOGY, SUCH AS "EXPECT", "BELIEVE" OR "ANTICIPATE", OR EXPRESSIONS OF CONFIDENCE LIKE "STRONG" OR "ON-GOING", OR SIMILAR STATEMENTS OR VARIATIONS OF SUCH TERMS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS OR REVENUE ENHANCEMENTS FROM THE MERGER CANNOT BE REALIZED AS ANTICIPATED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED; (3) COMPETITIVE PRESSURE IN THE BANKING AND FINANCIAL SERVICES INDUSTRY INCREASES SIGNIFICANTLY; (4) CHANGES IN THE INTEREST RATE ENVIRONMENT; AND (5) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATE OF NEW JERSEY, ARE LESS FAVORABLE THAN EXPECTED.

================================================================================

                                     SUMMARY

      The following is a brief summary of certain information contained elsewhere in this Proxy Statement-Prospectus. This summary is necessarily incomplete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement-Prospectus, including the Appendixes hereto and the documents incorporated by reference herein. A copy of the Merger Agreement is set forth as Appendix A to this Proxy Statement-Prospectus. SBSO stockholders are urged to read carefully the entire Proxy Statement-Prospectus, including the Appendixes.


THE MEETING


Date, Time and Place of
Meeting.......................  The Special Meeting of stockholders (including any adjournment or postponement, the "MEETING") of State Bank of South Orange ("SBSO") will be held on Tuesday, September 29, 1998, 9:30 a.m. at Cryan's Restaurant, 24 First Street, South Orange, New Jersey.


Record Date...................  August 10, 1998 (the "RECORD DATE").

Shares Entitled to Vote.......  639,575 shares of common stock, $5.00 par value per share, of SBSO ("SBSO COMMON STOCK") were outstanding on the Record Date and are entitled to vote at the Meeting.

Purpose of Meeting............  To consider and vote upon an Agreement and Plan of Merger, dated as of June 25, 1998 (the
                                "MERGER AGREEMENT"), by and among United
                                National Bancorp ("UNITED"), United's national bank subsidiary, United National Bank ("UNB"), and SBSO.

Vote Required.................  The affirmative vote, in person or by proxy, of at least two-thirds of the outstanding shares of SBSO Common Stock is required to approve the Merger Agreement. In connection with the execution of the Merger Agreement, all the directors of SBSO agreed to vote in favor of the Merger Agreement all shares of SBSO Common Stock which they hold, or over which they exercise voting control. As of the Record Date, such persons held or had voting control of approximately 44.7% of the issued and outstanding shares of SBSO Common Stock. As of the Record Date, executive officers of SBSO who are not also directors beneficially owned in the aggregate less than 1% of the issued and outstanding shares of SBSO Common Stock.

Recommendation of the SBSO
Board of Directors............  THE SBSO BOARD OF DIRECTORS HAS UNANIMOUSLY
                                APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SBSO COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

================================================================================

================================================================================

THE COMPANIES

United........................  United is a bank holding company organized under the laws of the State of New Jersey and
                                registered under the Bank Holding Company Act of 1956, as amended (the "BANK HOLDING COMPANY ACT"). United has one banking subsidiary, UNB, a national bank which operates over 25 branches located in Central and Northern New Jersey. UNB is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"). At June 30, 1998, United had consolidated assets of approximately $1.4 billion. United's principal executive offices are located at 1130 Route 22 East, Bridgewater, New Jersey 08807, and its telephone number is (908) 429-2200. See "Certain Information Regarding United," "Available Information" and "Information Incorporated by Reference."


SBSO..........................  SBSO is a commercial bank organized under the laws of the State of New Jersey. SBSO presently operates from a single banking facility in South Orange, New Jersey and its deposits are insured by the FDIC. At June 30, 1998, SBSO had total assets of $70.2 million. SBSO's principal executive offices are located at Valley and Third Streets, South Orange, New Jersey 07079 and its telephone number is (973) 762-2000. See "Certain Information Regarding SBSO," "SBSO Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of SBSO," "Supervision and Regulation of SBSO," "Security Ownership of Certain Beneficial Owners and Management of SBSO" and "Certain Transactions of SBSO."


THE MERGER

General Description of the
Merger; Effective Time........  In accordance with the terms of the Merger
                                Agreement, upon approval of the Merger Agreement by the stockholders of SBSO, receipt of all requisite regulatory approvals and satisfaction or waiver of all other conditions, SBSO will merge with and into UNB (the "MERGER"), with UNB as the surviving entity. The Merger will become effective on the date and at the time (the "EFFECTIVE TIME") specified in a notice to the Office of the Comptroller of the Currency (the "OCC") to be filed by UNB with the approval of SBSO. A closing under the Merger Agreement (the "CLOSING") will occur on a day mutually agreed to by United and SBSO within 10 business days following the receipt of all necessary regulatory and governmental approvals and consents and satisfaction or waiver of all other conditions to closing (other than the delivery of documents to be delivered at the Closing) and the expiration of all statutory waiting periods, or on such other date as UNB and SBSO agree upon. See "The Proposed Merger -- General Description" and the full text of the Merger Agreement, which is attached as Appendix A to this Proxy Statement-Prospectus.

Consideration.................  Upon consummation of the Merger, each share of
                                SBSO Common Stock issued and outstanding immediately prior to the Effective Time (except for Excluded Shares) will be converted into
                                1.245 shares (the "EXCHANGE RATIO") of common stock of United, $1.25 par value per share ("UNITED COMMON STOCK"). "EXCLUDED SHARES" are those shares of SBSO Common Stock which (i) are held by SBSO as treasury shares, (ii) are held directly or indirectly by United (other than as trustee or in a fiduciary capacity or in satisfaction of a debt previously contracted for), or (iii) as to which dissenters' rights have been validly perfected under applicable law. The Exchange Ratio is subject to adjustment to take into account any stock split, stock dividend, stock combination, reclassification, or similar transaction by United with respect to the United Common Stock. The Exchange Ratio is

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                                       4

================================================================================

                                also subject to adjustment if SBSO notifies
                                United of its intent to terminate the Merger
                                Agreement under certain specified circumstances and United overrides the termination by increasing the Exchange Ratio in accordance with a formula set forth in the Merger Agreement. In lieu of receiving fractional shares of United Common Stock, SBSO stockholders will be entitled to receive, without interest, a cash payment equal to the value of any fractional share interest to which they would otherwise be entitled. The value of such fractional share interest will be determined by the "AVERAGE CLOSING PRICE" of United Common Stock, defined as the average of the closing prices of United Common Stock as supplied by the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ/NMS") and published in the Wall Street Journal during the first 10 of the 15 consecutive trading days immediately preceding the Closing. The Average Closing Price is subject to adjustment to take into account any stock split, stock dividend, stock combination, reclassification, or similar transaction by United with respect to United Common Stock. See "The Proposed Merger -- Consideration; -- Termination of the Merger Agreement."

Certain Federal Income Tax
Consequences..................  Consummation of the Merger is conditioned upon the receipt of an opinion of Pitney, Hardin, Kipp & Szuch, counsel to United, to the effect that the Merger will constitute a tax-free reorganization as defined in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). For information regarding certain federal income tax matters, see "The Proposed Merger -- Federal Income Tax Consequences."

                                SBSO STOCKHOLDERS ARE URGED TO CONSULT THEIR
                                OWN TAX ADVISORS AS TO THE SPECIFIC TAX
                                CONSEQUENCES TO THEM OF THE MERGER UNDER
                                APPLICABLE TAX LAWS.

Dissenters Rights.............  Pursuant to the provisions of Section 215a of
                                Title 12 of the United States Code ("SECTION
                                215A") and Section 148 of the New Jersey Banking Act of 1948, as amended (the "BANKING ACT"), any stockholder of SBSO has the right to dissent from the Merger by voting against the Merger at the Meeting or by giving notice in writing at or prior to the Meeting to the presiding officer of SBSO that he dissents from the Merger and does not thereafter vote in favor of the Merger. If the Merger is consummated, each dissenting SBSO stockholder who fully complies with the requirements of Section 215a will be entitled to receive from United a cash payment equal to the value of his SBSO shares as of the Effective Time. Section 215a provides that the value of the shares of any dissenting stockholder shall be ascertained, as of the Effective Time, by an appraisal made by a three person committee. Any dissenting stockholder may appeal this appraisal to the OCC. The value of the shares ascertained is required to be paid by United promptly to dissenting stockholders. Shares represented by SBSO proxies that are returned signed but unmarked as to voting instructions will be voted in favor of the Merger, and therefore stockholders of such shares will have waived their rights to dissent. See "Rights Of Dissenting SBSO Stockholders" and Appendix D to this Proxy Statement, which set forth the steps to be taken by a SBSO stockholder who wishes to exercise the right to dissent.

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                                       5

================================================================================


Opinion of SBSO's Financial
Advisor.......................  The Board of Directors of SBSO retained Ryan,
                                Beck & Co., Inc. ("RYAN, BECK") to evaluate the terms of the Merger. Ryan, Beck has delivered written opinions dated June 25, 1998 and August 24, 1998 to the Board of Directors of SBSO to the effect that the Exchange Ratio is, as of the date of such opinions, fair to SBSO's stockholders from a financial point of view. For information concerning the matters reviewed, assumptions made and factors considered by Ryan, Beck, see "The Proposed Merger -- Opinion of SBSO's Financial Advisor" and Appendix C to this Proxy Statement-Prospectus, which sets forth Ryan, Beck's August 24, 1998 fairness opinion in its entirety.


Conditions to the Merger......  Consummation of the Merger is contingent upon a number of conditions, including the receipt of all necessary regulatory approvals; the approval of the Merger by the requisite vote of the stockholders of SBSO Common Stock; an opinion of Pitney, Hardin, Kipp & Szuch, counsel to United, to the effect that the Merger will result in a tax free reorganization; and the Merger qualifying for pooling-of-interests accounting treatment. See "The Proposed Merger -- Conditions to the Merger."


Regulatory Approvals..........  Consummation of the Merger requires the approval of the OCC. OCC approval does not constitute an endorsement of the Merger or a determination by the OCC that the terms of the Merger are fair to the stockholders of SBSO. An application for OCC approval was filed on July 28, 1998. Also on August 4, 1998, United submitted a request to the Federal Reserve Board seeking a waiver of the requirement for approval of the Merger under Regulation Y promulgated under the Bank Holding Company Act. While United and SBSO anticipate receiving such approval and waiver, there can be no assurance that they will be granted, or that they will be granted on a timely basis without conditions unacceptable to United or SBSO. See "The Proposed Merger -- Regulatory Approvals."


Termination Rights............  The Merger Agreement may be terminated by SBSO if the Average Closing Price of United Common Stock is less than $25.00, unless United unilaterally agrees to increase the Exchange Ratio so that the value (measured by the Average Closing Price) of the shares of United Common Stock into which one share of SBSO Common Stock is to be converted in the Merger, based on the new Exchange Ratio, is at least as high as the value would have been if the Exchange Ratio were unchanged and the Average Closing Price was $25.00. The Merger Agreement may be terminated by SBSO if its Board of Directors approves another acquisition transaction after determining, upon advice of counsel, that such approval is necessary in the exercise of its fiduciary duties. The Merger Agreement may be terminated by either SBSO or United if the Effective Time has not occurred by February 28, 1999. For a more complete description of these and other termination rights available to SBSO and United, see "The Proposed Merger -- Termination of the Merger Agreement."

Amendment of the Merger
Agreement.....................  The terms of the Merger Agreement may be amended, modified or supplemented by the written consent of United and SBSO at any time prior to the Effective Time. However, following SBSO stockholder approval of the Merger Agreement, SBSO stockholders must approve any amendment reducing or changing the amount or form of consideration to be received by them in the Merger. See "The Proposed Merger -- Amendment of the Merger Agreement."

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                                       6

================================================================================

Accounting Treatment of the
Merger........................  The Merger is expected to be accounted for as a pooling-of-interests for financial reporting purposes. Under the pooling-of-interests method of accounting, SBSO's historical basis of assets, liabilities and shareholders' equity will be retained by United as the surviving entity. See "Pro Forma Combined Financial Information" and "The Proposed Merger -- Accounting Treatment of the Merger."

No Solicitation by SBSO of
Alternative Transactions......  Pursuant to the Merger Agreement, SBSO has
                                agreed that it will not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person other than United concerning any merger or similar acquisition transactions involving SBSO (an "ACQUISITION TRANSACTION"), except that SBSO may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of SBSO, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such action should be so taken. This restriction, along with the Stock Option Agreement described in the following paragraph, may be considered a deterrent to other potential acquisitions of SBSO.

Stock Option to United for
SBSO Shares...................  In connection with the negotiation by United and
                                SBSO of the Merger Agreement, United and SBSO entered into a Stock Option Agreement (the "STOCK OPTION AGREEMENT") dated as of June 25, 1998. Pursuant to the Stock Option Agreement, SBSO granted United an option (the "OPTION"), exercisable only under certain limited and specifically defined circumstances, to purchase up to 127,275 authorized but unissued shares of SBSO Common Stock, representing approximately 16.6% of the shares of SBSO Common Stock which would be outstanding immediately following the exercise of the Option, for an exercise price of $31.25 per share. United does not have any voting rights with respect to the shares of SBSO Common Stock subject to the Option prior to exercise of the Option. A copy of the Stock Option Agreement is attached as Appendix B to this Proxy Statement-Prospectus.

                                In the event that certain Triggering Events specifically enumerated in the Stock Option Agreement occur and the Merger is not consummated, United would recognize a gain on the sale of the shares of SBSO Common Stock received pursuant to the exercise of the Option if such shares of SBSO Common Stock were sold at prices exceeding $31.25 per share. The ability of United to exercise the Option and to cause up to an additional 127,275 shares of SBSO Common Stock to be issued may be considered a deterrent to other potential acquirors of control of SBSO, as it is likely to increase the cost of an acquisition of all of the shares of SBSO Common Stock which would then be outstanding. The exercise of the Option by United may also make pooling-of-interests accounting treatment unavailable to a subsequent acquiror. See "The Proposed Merger -- Stock Option for Shares of SBSO Common Stock."

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                                       7

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Interests of Certain Persons
in the Merger.................  Milton J. Wigder, Chairman, James J. Young,
                                President, and Frank A. Mustilli, Senior Vice President and Chief Financial Officer of SBSO, are each parties to special termination agreements with SBSO. The terms of the agreements with Messrs. Wigder and Young commence in connection with a "change of control" of SBSO (which would include the Merger), and run for a "contract period" of two years following consummation of the change in control. The agreements with Messrs. Wigder and Young provide that if the executive's employment is terminated without cause at any time during the contract period, or if the executive resigns for good reason (as defined in the agreement) within 30 days after consummation of the change in control, or if the executive resigns for any reason more than 30 days after consummation of the change in control but during the contract period, the executive will be entitled to receive a lump sum severance payment, plus additional employee benefit contributions and coverages. The lump sum payment is to equal three times the sum of the executive's then current annual base salary plus the highest annual incentive bonus paid to him for any of the three fiscal years immediately prior to the change in control.

                                The term of the agreement with Mr. Mustilli also commences in connection with a "change of control" of SBSO, but runs for a "contract period" of one year following consummation of the change in control. Mr. Mustilli's agreement provides that if his employment is terminated without cause at any time during the contract period, or if he resigns for good reason (as defined in the agreement) at any time during the contract period, he will be entitled to receive a lump sum severance payment, plus additional employee benefit contributions and coverages. The lump sum payment for Mr. Mustilli is to equal two times the sum of his then current annual base salary plus the highest annual incentive bonus paid to him for any of the three fiscal years immediately prior to the change in control.

                                The agreements for all three executives provide for automatic reduction of payments in the event the distributions to be made under the agreements would otherwise constitute "excess parachute payments" under Section 280G of the Code. Had the Merger closed on June 30, 1998 and had payments under these agreements been triggered on that date, the amounts payable thereunder to Messrs. Wigder, Young and Mustilli, net of the automatic reductions, would have been approximately $186,000, $428,000 and $191,000, respectively.

                                In addition to the foregoing, the Merger
                                Agreement requires United to indemnify, for a period of six years after the Effective Time, each director and officer of SBSO to the fullest extent which SBSO would have been permitted under applicable law and its Certificate of Incorporation and By-laws had the Merger not occurred, with respect to any claims made against such person because he or she served in such capacity or acted as a director or officer of a third party at the request of SBSO. The Merger Agreement also requires United to provide SBSO's officers and directors with directors' and officers' liability insurance for at least six years after the Effective Time.

                                As of the Record Date, the directors of SBSO and their affiliates beneficially owned in the aggregate approximately 44.7% of the issued and outstanding shares of SBSO Common Stock. In connection with the execution of the Merger Agreement, the directors of SBSO agreed to vote in favor of the Merger Agreement. As of the Record Date, executive officers of SBSO who are not also directors beneficially owned in the aggregate less than 1% of the issued and outstanding shares of SBSO Common Stock. See "Security Ownership of Certain Beneficial Owners and Management of SBSO."

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                                       8

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Resale Considerations with
Respect to United
Common-Stock .................  The shares of United Common Stock to be issued in the Merger will be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will be freely transferable, except for shares received by persons, including directors and executive officers of SBSO, who may be deemed to be "affiliates" of SBSO under Rule 145 promulgated under the Securities Act. See "The Proposed Merger -- Resale Considerations with Respect to the United Common Stock."

Differences in Shareholders'
Rights........................  SBSO is a New Jersey bank incorporated under the
                                Banking Act and United is a business corporation incorporated under the New Jersey Business Corporation Act ("NJBCA"). The rights of SBSO stockholders are currently governed by the Banking Act. At the Effective Time, each SBSO stockholder will become a shareholder of United and the rights of United shareholders are governed by the NJBCA. The Banking Act and the NJBCA, and the rights of shareholders thereunder, differ with respect to voting requirements and various other matters. In addition, the New Jersey Shareholders Protection Act, which is part of the NJBCA and has no counterpart in the Banking Act, prohibits certain transactions involving an "interested shareholder" and a "resident domestic corporation." See "Comparison of the Rights of Shareholders of United and SBSO."

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                                       9


===================================================================================================================================

                                                 SELECTED FINANCIAL DATA OF UNITED

     The following table sets forth certain selected historical consolidated financial data for United. This data is derived from, and should be read in conjunction with, the consolidated financial statements of United, including the notes thereto, incorporated by reference herein. See "Information Incorporated by Reference." The data for the years ended December 31, 1993 through December
31, 1997 are derived from United's consolidated financial statements, which have been audited. Interim unaudited data for the six months ended June 30, 1998 and 1997 reflect, in the opinion of the management of United, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six months ended June 30, 1998 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.


                                                   For Six Months Ended
                                                          June 30,                        For Years Ended December 31,
                                                    -------------------     -------------------------------------------------------
                                                     1998         1997        1997        1996        1995        1994        1993
                                                    -------     -------     -------     -------     -------     -------     -------

                                                                  (Dollars in thousands, except per share data)

STATEMENT OF INCOME DATA:
  Interest Income ..............................    $48,119     $41,283     $88,577     $79,360     $77,552     $65,384     $64,386
  Interest Expense .............................     21,039      15,954      36,700      30,130      30,104      18,913      20,062
                                                    -------     -------     -------     -------     -------     -------     -------
  Net Interest Income ..........................     27,080      25,329      51,877      49,230      47,448      46,471      44,324
  Provision For Possible Loan Losses ...........      1,700       1,800       3,600       3,049         871       2,123       5,239
                                                    -------     -------     -------     -------     -------     -------     -------
  Net Interest Income After
    Provision For Possible
    Loan Losses ................................     25,380      23,529      48,277      46,181      46,577      44,348      39,085
  Non-Interest Income ..........................      9,881       8,708      19,388      15,546      14,653      14,421      16,312
  Non-Interest Expense .........................     24,941      24,329      47,420      43,102      47,429      42,633      42,111
                                                    -------     -------     -------     -------     -------     -------     -------
  Income Before Income Taxes and
    Effect of Accounting Change ................     10,320       7,908      20,245      18,625      13,801      16,136      13,286
  Provision for Income Taxes ...................      2,840       2,414       6,365       6,345       4,295       5,264       4,653
                                                    -------     -------     -------     -------     -------     -------     -------
  Income Before Effect of
    Accounting Change ..........................      7,480       5,494      13,880      12,280       9,506      10,872       8,633
  Cumulative Effect of Change in
   Accounting for Income Taxes .................       --          --          --          --          --          --         1,059
                                                    -------     -------     -------     -------     -------     -------     -------
  Net Income ...................................      7,480     $ 5,494      13,880      12,280       9,506     $10,872       9,692
                                                    =======     =======     =======     =======     =======     =======     =======

  Income Before Merger Related
    and Restructuring Charges,
    Effect of Accounting Change,
    and SAIF Assessment ........................    $ 7,480     $ 6,892     $15,278     $12,587     $11,595     $10,872     $ 8,633
                                                    =======     =======     =======     =======     =======     =======     =======

COMMON SHARE DATA: (1)
  Net Income Per Diluted Share .................    $  0.79     $  0.59     $  1.48     $  1.33     $   1.03    $  1.20     $  1.08
  Net Income Per Diluted Share
    Before Merger-Related and
    Restructuring Charges,
    and SAIF Assessment ........................    $  0.79     $  0.74     $  1.63     $  1.36     $  1.26     $  1.20     $  0.96
  Cash Dividends Declared Per Share ............    $  0.30     $  0.28     $  0.57     $  0.49     $  0.46     $  0.42     $  0.37
  Book Value Per Share (period-end) ............    $ 12.51     $ 11.02     $ 11.97     $ 10.58     $  9.80     $  8.11     $  8.13
    Average Diluted Shares
    Outstanding (in thousands) .................      9,440       9,333       9,364       9,264       9,203       9,047       8,968


FINANCIAL RATIOS:
  Return on Average Assets .....................       1.13%       0.99%       1.16%       1.15%       0.92%       1.18%       1.09%
  Return on Average
    Stockholders' Equity .......................      13.24%      11.21%      13.49%      13.21%      11.52%      14.39%      13.87%
  Net Interest Margin ..........................       4.59%       5.08%       4.86%       5.17%       5.13%       5.62%       5.57%
  Efficiency Ratio .............................      63.14%      60.53%      59.93%      61.93%      65.52%      65.93%      67.17%


ADJUSTED FINANCIAL RATIOS: (2)
  Return on Average Assets .....................       1.13%       1.24%       1.28%       1.17%       1.12%       1.18%       0.97%
  Return on Average
    Stockholders' Equity .......................      13.24%      14.06%      14.84%      13.55%      14.05%      14.39%      12.35%

====================================================================================================================================


====================================================================================================================================

                                       For Six Months Ended
                                             June 30,                           For Years Ended December 31,
                                   --------------------------  --------------------------------------------------------------------
                                       1998          1997          1997          1996          1995          1994          1993
                                       ----          ----          ----          ----          ----          ----          ----
                                                            (Dollars in thousands, except per share data)
BALANCE SHEET DATA
 (AT PERIOD END):
 Total Assets ..................   $1,380,716    $1,217,755    $1,309,836    $1,103,242    $1,071,262    $  950,158    $  924,395
 Securities ....................      612,692       511,298       587,774       373,756       383,730       343,922       428,323
 Federal Funds Sold ............        8,200          --           1,500         5,887        10,004        14,085         9,772
 Loans (Net of Unearned Income)       654,687       624,949       613,712       621,035       582,554       519,651       415,052
 Allowance for Possible Loan
   Losses ......................        7,069         7,682         7,633         8,158         8,297        10,768        11,950
 Deposits ......................      974,823       941,022       987,849       936,720       905,964       815,868       816,127
 Short-Term Borrowing (3) ......      134,404        79,896        79,546        46,328        53,347        52,301        26,681
 Other Borrowings (4) ..........      119,980        59,699        92,706         9,693         9,680         1,269         1,266
 Stockholders' Equity ..........      116,068       102,161       110,950        96,952        89,537        72,694        72,633

CAPITAL RATIOS:
 Leverage Ratio (period-end) ...         8.96%         9.66%         8.96%         7.96%         7.18%         8.68%         8.15%
 Tier I Capital to Risk-Weighted
  Assets (period-end) ..........        14.45%        14.54%        14.87%        11.66%        10.99%        14.30%        16.13%
 Combined Tier I and Tier II
  Capital to Risk-Weighted
  Assets (period-end) ..........        15.30%        15.56%        15.86%        12.78%        12.20%        15.73%        18.06%


OTHER RATIOS:
 Loans to Deposits (period end)         67.16%        66.41%        62.13%        66.30%        64.30%        63.69%        50.86%
 Non-Performing Loans to Loans
  (period end) (5) .............         1.02%         1.45%         1.41%         1.81%         1.59%         2.34%         3.14%
 Allowance for Possible Loan
Losses
  to Non-Performing Loans ......       105.49%        85.03%        88.45%        72.46%        92.18%        88.74%        91.62%
  (period end)
 Allowance  for  Possible  Loan
  Losses to Loans (period end)..         1.08%         1.23%         1.24%         1.31%         1.34%         1.83%         2.80%
 Non-Performing Assets As a
  Percentage of Loans, Other
  Real Estate Owned and
  Other Assets Owned (period end)          1.25%         1.70%         1.67%         2.11%         2.04%         2.63%         3.70%
 Dividend  Payout Ratio ........             38%           47%           39%           37%           44%           35%           34%

-----------------

(1)  Adjusted for stock dividends and splits.

(2)  Before merger-related and restructuring charges, effect of accounting change and SAIF assessment.

(3)  Includes Federal funds purchased, securities sold under agreements to repurchase less than one year, Federal Home Loan Bank advances and demand notes - U.S. Treasury.

(4)  Includes obligation under capital lease, Federal Home Loan Bank advances - one year or more and long-term debt.

(5)  Non-performing loans consists of non-accrual loans, restructured loans and loans past due 90 days or more and still accruing.

====================================================================================================================================


====================================================================================================================================

                         SELECTED FINANCIAL DATA OF SBSO

The following table sets forth certain selected historical consolidated financial data for SBSO. This data is derived from, and should be read in conjunction with, the consolidated financial statements of SBSO, including the notes thereto, included elsewhere herein. The data for the years ended December
31, 1993 through December 31, 1997 are derived from SBSO's consolidated financial statements, which have been audited by Arthur Andersen LLP. Interim unaudited data for the six months ended June 30, 1998 and 1997 reflect, in the opinion of the management of SBSO, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six months ended June 30, 1998 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                                            For Six Months Ended
                                                  June 30,                               For Years Ended December 31,
                                           ----------------------    -------------------------------------------------------------
                                              1998        1997           1997         1996        1995         1994        1993
                                           ---------   ---------     -----------   ---------   ---------   ----------   ----------
                                                                             (Dollars in thousands, except per share data)
STATEMENT OF INCOME DATA:
Interest Income .......................... $   2,790   $   2,544     $     5,182   $   4,691   $   4,427   $    3,192   $    2,419
Interest Expense .........................     1,135       1,148           2,241       2,051       2,012        1,205          878
                                           ---------   ---------     -----------   ----------  ----------  -----------  ----------
Net Interest Income ......................     1,655       1,396           2,941       2,640       2,415        1,987        1,541
Provision For Possible Loan Losses .......        96          96             232         192         227          142          100
                                           ---------   ---------     -----------   ----------  ----------  -----------  ----------
Net Interest Income after
   Provision For Possible
   Loan Losses ...........................     1,559       1,300           2,709       2,448       2,188        1,845        1,441
Non-Interest Income ......................       276         305             589         540         505          466          427
Non-Interest Expense .....................     1,166       1,060           2,168       1,949       1,942        1,845        1,733
                                           ---------   ---------     -----------   ----------  ----------  -----------  ----------
Income Before Income Taxes ...............       669         545           1,130       1,039         751          466          135
Income Taxes .............................       265         258             471         251          --            6           --
                                           ---------   ---------     -----------   ----------  ----------  -----------  ----------
Net Income ............................... $     404   $     287     $       659   $     788   $     751   $      460   $      135
                                           =========   =========     ===========   ==========  ==========  ===========  ==========


COMMON SHARE DATA:
Net Income Per Diluted Share ............. $    0.63   $    0.45     $      1.03   $    1.23   $    1.17   $     0.72   $     0.21
                                           =========   =========     ===========   ==========  ==========  ===========  ==========
Weighted Average Number of
   Diluted Shares Outstanding
    (in thousands)........................       640         640             640         640         640          640          640
Book Value Per Share ..................... $    9.54   $    8.21     $      8.88   $    7.71   $    6.64   $     5.41   $     4.88
Cash Dividends Declared                           --          --              --          --          --           --           --


FINANCIAL RATIOS:
Return on Average Assets .................      1.13%       0.84%           0.98%       1.24%       1.28%        0.92%        0.36%
Return on Average Equity .................     13.62%      11.17%          12.42%      17.61%      21.05%       14.10%        4.39%

STATEMENT OF CONDITION DATA (AT
PERIOD END):
Total Assets ............................. $  70,236   $  66,065     $    73,847   $  72,203   $  63,701   $   53,393   $   42,520
Securities Available for Sale ............     8,059      12,812          11,755      11,126       7,139       11,189        9,429
Federal funds sold .......................     6,775       5,850           5,825      11,485      12,440        5,955        1,205
Loans (net of unearned income) ...........    49,695      42,242          49,846      42,683      38,259       31,133       27,333
Allowance for possible loan losses .......       847         848             801         751         561          379          381
Deposits .................................    63,747      60,440          67,837      66,630      58,634       49,624       39,184
Stockholders' equity .....................     6,102       5,248           5,677       4,931       4,207        3,460        3,123

CAPITAL RATIOS:
Leverage Ratio ...........................      8.68%      7.91%            8.30%       8.11%       6.81%        6.71%        7.04%
Tier I Capital to Risk-Weighted
Assets   (period end) ....................     11.12%     11.17%           10.30%      10.50%       9.96%       10.30%       10.41%
Total Capital to Risk-Weighted Assets
   (period end) ..........................     12.37%     12.42%           11.55%      11.75%      11.21%       11.39%       11.90%

ASSET QUALITY RATIOS:
Non-Performing Loans to Loans
   (period end) ..........................      1.83%      0.84%            0.59%       0.88%       0.82%        0.82%        0.38%
Allowance for Possible Loan Losses to
   Non-Performing Loans (period end) .....     93.08%    239.55%          274.32%     200.27%     179.23%      148.05%      362.86%
Allowance for Possible Loan Losses to
   Loans (period end) ....................      1.70%      2.01%            1.61%       1.76%       1.47%        1.22%        1.39%

====================================================================================================================================



====================================================================================================================================

                           COMPARATIVE PER SHARE DATA

     The following table sets forth the earnings per share, period-end book value per share, and cash dividends per share of United Common Stock and SBSO
Common Stock for the six months ended June 30, 1998 and for each of the years in the three-year period ended December 31, 1997, on an historical and pro forma basis, as well as pro forma equivalent per share data for SBSO. The historical per share data have been derived from the financial statements of United and SBSO which are contained herein or incorporated by reference herein. The pro forma combined share data have been derived after giving effect to the Merger as if it occurred at the beginning of the period presented using the pooling-of-interests method of accounting.

     The historical per share data for United and SBSO has been restated to retroactively reflect the effect of stock dividends and splits. See "Pro Forma
Combined Financial Information;" "Selected Financial Data of United" and
"Selected Financial Data of SBSO."

                                                                              PRO FORMA          PRO FORMA
                                               HISTORICAL     HISTORICAL      COMBINED        EQUIVALENT PER
                                                 UNITED          SBSO                         SBSO SHARE (1)
                                              -----------     ----------     ----------       --------------
     SIX MONTHS ENDED
     JUNE 30, 1998
     Earnings Per Diluted Share ............. $     0.79      $    0.63      $     0.77        $     0.96
     Book Value Per Share ...................      12.51           9.54           12.12             15.09
     Cash Dividends Per Share (2) ...........       0.30             --            0.30              0.37


     YEAR ENDED DECEMBER 31, 1997
     Earnings Per Diluted Share .............       1.48           1.03            1.43              1.78
     Book Value Per Share ...................      11.97           8.88           11.58             14.42
     Cash Dividends Per Share (2) ...........       0.57             --            0.57              0.71


     YEAR ENDED DECEMBER 31, 1996
     Earnings Per Diluted Share .............       1.33           1.23            1.28              1.59
     Book Value Per Share ...................      10.58           7.71           10.23             12.74
     Cash Dividends Per Share (2) ...........       0.49             --            0.49              0.61


     YEAR ENDED DECEMBER 31, 1995
     Earnings Per Diluted Share .............       1.03           1.17            1.00              1.25
     Book Value Per Share ...................       9.80           6.58            9.44             11.75
     Cash Dividends Per Share (2) ...........       0.46             --            0.46              0.57


(1) SBSO pro forma equivalent per share data is computed by multiplying the pro forma combined per share data (giving effect to the Merger) by the Exchange
     Ratio of 1.245.

(2) The amount of future dividends payable by United, if any, is subject to the discretion of United's Board of Directors. The Directors normally consider
     United's and UNB's cash needs, general business conditions, dividends from subsidiaries and applicable governmental regulations and policies. Pro forma amounts assume that United would have declared cash dividends per share on United Common Stock (including the United Common Stock issued in the Merger for SBSO Common Stock) equal to its historical cash dividends per share declared on United Common Stock.


     The first table below presents, for the periods indicated, the high and low closing prices per share of United Common Stock. The second table below presents information concerning the last sale price of United Common Stock on June 24, 1998 (the last business day preceding the announcement of the Merger Agreement), and the last sale price of United Common Stock on August 21, 1998, a date shortly prior to the date of this Proxy Statement-Prospectus. The


====================================================================================================================================


====================================================================================================================================

tables also present the equivalent value of United Common Stock per SBSO share which has been calculated by multiplying the closing sale price of United Common
Stock for the periods or on the dates indicated by the Exchange Ratio of 1.245.
United Common Stock is traded on the NASDAQ/NMS. SBSO Common Stock is not listed for trading on any securities exchange or any automated dealer quotation system.
There is no established public trading market for SBSO Common Stock, its trading has been extremely limited and SBSO does not regard the information that it receives regarding particular transactions in SBSO Common Stock as being indicative of an actual market price. As of the Record Date, there were approximately 230 holders of record of SBSO Common Stock. SBSO stockholders are urged to obtain current market quotations for United Common Stock. Because the Exchange Ratio is fixed, SBSO stockholders are not assured of receiving any specific market value of United Common Stock. The price of United Common Stock at the Effective Time may be higher or lower than the sale price at the time of entering into the Merger Agreement, the time of mailing this Proxy
Statement-Prospectus or at the time of the Meeting.

     The historical per share prices for United have been restated to retroactively reflect the effect of stock dividends and splits.

                                                                             EQUIVALENT VALUE OF UNITED
                                        CLOSING SALE PRICE PER SHARE                COMMON STOCK
                                                  OF UNITED                         PER SHARE OF
                                                COMMON STOCK                      SBSO COMMON STOCK
                                        ----------------------------         ---------------------------
                                             HIGH           LOW                 HIGH              LOW
1996:
First Quarter.......................     $  15.13       $  14.24             $  18.84         $   17.73
Second Quarter......................        14.80          13.57                18.43             16.89
Third Quarter.......................        15.46          13.91                19.25             17.32
Fourth Quarter......................        17.45          15.30                21.73             19.05

1997:
First Quarter.......................        20.87          17.10                25.98             21.29
Second Quarter......................        18.99          17.45                23.64             21.73
Third Quarter.......................        23.47          18.99                29.22             23.64
Fourth Quarter......................        28.88          23.59                35.96             29.37


1998:
First Quarter.......................        32.25          25.50                40.15             31.75
Second Quarter......................        31.88          28.75                39.69             35.79
Third Quarter (through
August 21, 1998)....................           --             --                   --                --

                                                                           EQUIVALENT VALUE OF
                                             CLOSING SALE PRICE            UNITED COMMON STOCK
                                                PER SHARE OF                 PER SHARE OF SBSO
                 DATE                        UNITED COMMON STOCK               COMMON STOCK
                                             -------------------           -------------------

June 24, 1998.......................               $ 31.88                       $  39.69
August 21, 1998.....................                    --                             --


====================================================================================================================================

                                       14



====================================================================================================================================

                     SUMMARY PRO FORMA FINANCIAL INFORMATION

     The following tables present certain unaudited combined condensed financial information from the Pro Forma Unaudited Combined Condensed Statements of Income for the six month period ended June 30, 1998 and for the years ended December
31, 1997, 1996 and 1995, and the Pro Forma Unaudited Combined Condensed Balance
Sheet at June 30, 1998. The Pro Forma combined financial information gives effect to the proposed Merger accounted for as a pooling-of-interests, as if such transaction had been consummated for statement of income purposes on the first day of the applicable periods and for balance sheet purposes on June 30, 1998. See "Pro Forma Combined Financial Information". The Summary Pro Forma
Financial Information is based on the historical financial statements of United and SBSO included or incorporated by reference herein. See "Information
Incorporated By Reference". The Pro Forma Financial Information assumes an
Exchange Ratio of 1.245 shares of United Common Stock for each share of SBSO
Common Stock outstanding.

     The unaudited summary Pro Forma Financial Information should be read in conjunction with the Pro Forma Financial Information and the related notes thereto presented elsewhere in this Proxy Statement-Prospectus and the consolidated financial statements and related notes included or incorporated by reference in this Proxy Statement-Prospectus. The Pro Forma Financial
Information is not necessarily indicative of the results of operations which would have been achieved had the Merger been consummated as of the beginning of the periods for which such data are presented and should not be construed as being representative of future periods.


                                        PRO FORMA UNAUDITED COMBINED FINANCIAL INFORMATION
                                            (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                           For the Six
                                                           Months Ended              For the Years Ended December 31,
                                                             June 30,            ---------------------------------------
                                                               1998                 1997          1996           1995
                                                           ------------          ----------     ---------      ---------
Net Interest Income Before Provision For
  Possible Loan Losses ..................................  $   28,735            $   54,818     $  51,870      $  49,863
Provision for Possible Loan Losses ......................       1,796                 3,832         3,241          1,098
Net Interest Income After Provision for
  Possible Loan Losses ..................................      26,939                50,986        48,629         48,765
Income Before Income Taxes ..............................      10,989                21,375        19,664         14,552
Net Income ..............................................       7,884                14,539        12,863         10,001
Net Income per Diluted Common Share .....................        0.77                  1.43          1.28           1.08

BALANCE SHEET:
Total Assets ............................................   1,450,952
Total Deposits ..........................................   1,038,570
Total Stockholders' Equity ..............................     122,170
Book Value Per Common Share .............................       12.12

====================================================================================================================================


                             INTRODUCTORY STATEMENT

     This Proxy Statement-Prospectus solicits, on behalf of the Board of Directors of State Bank of South Orange ("SBSO"), approval by the holders of shares of common stock of SBSO, $5.00 par value per share ("SBSO COMMON STOCK"), of the Agreement and Plan of Merger, dated as of June 25, 1998 (the "MERGER AGREEMENT"), by and among United National Bancorp ("UNITED"), United's national bank subsidiary, United National Bank ("UNB") and SBSO. Pursuant to the Merger Agreement, SBSO will be merged with and into UNB (the "MERGER"). If the Merger Agreement is approved and becomes effective, each outstanding share of SBSO Common Stock will be converted into 1.245 shares (the "EXCHANGE RATIO") of common stock of United, $1.25 par value per share ("UNITED COMMON STOCK"), subject to adjustment, as more fully set forth in the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference.

     In connection with the negotiation by United and SBSO of the Merger Agreement, United and SBSO entered into a Stock Option Agreement (the "STOCK OPTION AGREEMENT") dated as of June 25, 1998. Pursuant to the Stock Option Agreement, SBSO granted United an option (the "OPTION"), exercisable only under certain limited and specifically defined circumstances, to purchase up to 127,275 authorized but unissued shares of SBSO Common Stock, representing approximately 16.6% of the shares of SBSO Common Stock which would be outstanding immediately following the exercise of the Option, for an exercise price of $31.25 per share. United does not have any voting rights with respect to the shares of SBSO Common Stock subject to the Option prior to exercise of the Option. A copy of the Stock Option Agreement is attached as Appendix B to this Proxy Statement-Prospectus.


     All information contained in this Proxy Statement-Prospectus with respect to SBSO was supplied by SBSO for inclusion herein. All information contained herein or incorporated by reference herein with respect to United and UNB was supplied by United. The first date on which this Proxy Statement-Prospectus and the enclosed form of proxy are being sent to the stockholders of SBSO is on or about August 25, 1998.


     This Proxy Statement-Prospectus does not cover any resales of shares of United Common Stock to be received by stockholders of SBSO upon consummation of the Merger. Affiliates of SBSO will be subject to restrictions on their ability to resell the United Common Stock received by them in the Merger. See "The Proposed Merger -- Resale Considerations with Respect to the United Common Stock."


                      CERTAIN INFORMATION REGARDING UNITED

GENERAL

     United is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "BOARD OF Governors") under the Bank Holding Company Act of 1956, as amended (the "BANK HOLDING COMPANY ACT"). United was organized under the laws of New Jersey on August 13, 1987 and commenced operations on August 1, 1988, as a bank holding company for UNB. In addition to UNB, United indirectly owns additional subsidiaries through UNB, including an investment subsidiary and a 50% interest in a financial services corporation.

     As of June 30, 1998, United had consolidated assets of approximately $1.4 billion, deposits of $1.0 billion and shareholders' equity of $116 million.

     United's principal executive offices are located at 1130 Route 22 East, Bridgewater, New Jersey 08807, and its telephone number is (908) 429-2200. See "Available Information" and "Information Incorporated by Reference."

UNITED NATIONAL BANK

     UNB, a wholly owned subsidiary of United, is a commercial bank established in 1902 under the laws of the United States of America. UNB is a member of the Federal Reserve System and its deposits are insured by the FDIC. UNB maintains its principal office in Bridgewater, New Jersey and operates over 25 branches throughout Hunterdon,

Middlesex, Morris, Somerset, Union and Warren counties, New Jersey. UNB also operates over 25 automatic teller machines ("ATMs") affiliated with the MAC System, an eight-state network with membership in the Plus Nationwide network and the Honor network.

     UNB provides a full range of commercial and retail bank services, including the acceptance of demand, savings and time deposits. Commercial and retail lending, primarily residential mortgages, automobile loans, small business loans and credit card loans, constitute a substantial part of UNB's business. UNB also offers full personal, corporate and pension trust and other fiduciary services.


                       CERTAIN INFORMATION REGARDING SBSO

     SBSO is a commercial bank established under the laws of the State of New Jersey. SBSO commenced operations in 1988 and its deposits are insured by the FDIC. Through its office in South Orange, New Jersey, SBSO provides commercial and retail bank services, including the acceptance of demand, savings and time deposits, and commercial and retail lending.


     At June 30, 1998, SBSO had assets of $70.2 million, deposits of $63.7 million and stockholders' equity of $6.1 million. SBSO's principal executive offices are located at Valley and Third Streets, South Orange, New Jersey 07049 and its telephone number is (973) 762-2000. See "SBSO Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of SBSO."



                                   THE MEETING

GENERAL


     This Proxy Statement-Prospectus solicits, on behalf of the SBSO Board of Directors, proxies to be voted at a Special Meeting of Stockholders (the "MEETING") of SBSO which is to be held at Cryan's Restaurant, 24 First Street, South Orange, New Jersey on Tuesday, September 29, 1998 at 9:30 a.m., and at any adjournments or postponements thereof.


PURPOSE OF THE MEETING

     At the Meeting, the SBSO stockholders will (i) consider and vote upon a proposal to approve the Merger Agreement; and (ii) act on such other matters as may be properly brought before the Meeting. The Merger will become effective on the date and at the time (the "EFFECTIVE TIME") specified in a notice to the OCC to be filed by UNB, with the approval of SBSO. A closing under the Merger Agreement (the "CLOSING") will occur prior to the Effective Time on a day mutually agreed to by United and SBSO within 10 days following the receipt of all necessary regulatory and governmental approvals and consents, the expiration of all statutory waiting periods and satisfaction or waiver of all other conditions to closing (other than the delivery of documents to be delivered at the Closing), or on such other date as UNB and SBSO agree upon. At the Effective Time, each outstanding share of SBSO Common Stock, except for Excluded Shares (as defined below), will be converted into 1.245 shares of United Common Stock, subject to adjustment, as more fully set forth in the Merger Agreement. See "The Proposed Merger --- General Description."

     THE BOARD OF DIRECTORS OF SBSO RECOMMENDS THAT THE STOCKHOLDERS OF SBSO VOTE IN FAVOR OF THE MERGER AGREEMENT.

VOTE REQUIRED; SHARES ENTITLED TO VOTE

     Only holders of record of SBSO Common Stock at the close of business on August 10, 1998 (the "RECORD DATE") are entitled to notice of and to vote at the Meeting. The number of shares of SBSO Common Stock issued, outstanding and entitled to vote at the close of business on the Record Date was 639,575, held by approximately 230 holders of record. Holders of SBSO Common Stock of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Meeting.

     The affirmative vote, in person or by proxy, of at least two-thirds of the outstanding shares of SBSO Common Stock is required to approve the Merger Agreement. In connection with the execution of the Merger Agreement, the directors of SBSO have agreed to vote in favor of the Merger Agreement the shares of SBSO Common Stock which they beneficially own (approximately 44.7% of the issued and outstanding shares of SBSO Common Stock as of the Record Date). As of the Record Date, executive officers of SBSO who are not also directors beneficially owned in the aggregate less than 1% of the issued and outstanding shares of SBSO Common Stock. See "Security Ownership of Certain Beneficial Owners and Management of SBSO."

     Broker non-votes will not be counted as having been voted in person or by proxy at the meeting and will have the same effect as a vote against the Merger Agreement.

     BECAUSE THE REQUIRED VOTE OF SBSO STOCKHOLDERS ON THE MERGER AGREEMENT IS BASED UPON THE TOTAL NUMBER OF OUTSTANDING SHARES OF SBSO COMMON STOCK ENTITLED TO VOTE AND NOT UPON THE NUMBER OF SHARES THAT ARE ACTUALLY VOTED, A FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE IN PERSON, OR ABSTAINING FROM VOTING, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

SOLICITATION, VOTING AND REVOCATION OF PROXIES


     The enclosed proxy is designed to permit each stockholder of record on the Record Date to vote on all matters to come before the Meeting or any adjournments or postponements thereof. This proxy is solicited by the Board of Directors of SBSO. Any proxy may be revoked at any time before its exercise by giving written notice of revocation to Mr. Brian McGuiness, Secretary of SBSO, at the main office of SBSO at Valley and Third Streets, P.O. Box 384, South Orange, New Jersey 07079. A subsequently dated and duly executed proxy, if properly presented, will revoke a prior proxy. Any stockholder entitled to vote who has previously executed a proxy may attend the Meeting and vote in person, provided the stockholder has filed a written notice of revocation of such proxy with the Secretary of the Meeting prior to the voting of such proxy. Where a stockholder specifies a choice in the form of proxy with respect to a matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no such specification is made, the shares represented by proxies will be voted in favor of the Merger Agreement.


     The Board of Directors of SBSO knows of no matters, other than the proposed Merger described in this Proxy Statement-Prospectus, that will be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, it is intended that the persons designated as proxies will vote upon such additional matter(s) in accordance with their best judgment.

     The cost of soliciting proxies for the Meeting will be borne by SBSO. In addition to the use of the mails, proxies may be solicited personally, by telephone or telegram, and by directors, officers and employees of SBSO acting without additional compensation. Arrangements may also be made with brokers, dealers, nominees and other custodians for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and such persons may be reimbursed by SBSO for reasonable out-of-pocket expenses.

                               THE PROPOSED MERGER

     Descriptions of the Merger and the Merger Agreement (which is attached as Appendix A to this Proxy Statement-Prospectus) are qualified in their entirety by reference to the Merger Agreement which is hereby incorporated in this Proxy Statement-Prospectus by reference. SBSO stockholders are urged to carefully review the Merger Agreement.

GENERAL DESCRIPTION

     The Merger Agreement provides that, at the Effective Time, SBSO will merge with and into UNB, with UNB as the surviving entity (the "SURVIVING BANK"). The separate identity and existence of SBSO will cease upon consummation of the Merger. All property, rights, powers and franchises of each of SBSO and United will vest in the Surviving Bank. The Surviving Bank will be governed by the Certificate of Incorporation and bylaws of UNB in effect immediately prior to the Effective Time. The Effective Time will be specified in a notice to be filed with the OCC.

CONSIDERATION

     Upon consummation of the Merger, each share of SBSO Common Stock issued and outstanding immediately prior to the Effective Time (except for Excluded Shares) will be converted into 1.245 shares of United Common Stock. "EXCLUDED SHARES" are those of SBSO Common Stock which (i) are held by SBSO as treasury shares,
(ii) are held directly or indirectly by United (other than as trustee or in a fiduciary capacity or in satisfaction of a debt previously contracted for), or
(iii) as to which dissenters' rights have been validly perfected under applicable law. The Exchange Ratio is subject to adjustment to take into account any stock split, stock dividend, stock combination, reclassification, or similar transaction by United with respect to the United Common Stock. The Exchange Ratio is also subject to adjustment in connection with provisions relating to the termination of the Merger Agreement. See "-- Effective Time; Amendments; Termination."

     No holder of SBSO Common Stock will be entitled to receive fractional shares of United Common Stock, but instead will be entitled to receive, without interest, a cash payment equal to the value of any fractional share interest to which they would otherwise be entitled, determined by multiplying the stockholders' fractional interest by the Average Closing Price of United Common Stock (as hereinafter defined). The "AVERAGE CLOSING PRICE" of United Common Stock is defined in the Merger Agreement as the average of the closing prices of United Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ/NMS") and published in the Wall Street Journal during the first 10 of the 15 consecutive trading days immediately preceding the Closing. Like the Exchange Ratio, the Average Closing Price is subject to adjustment to take into account any stock split, stock dividend, stock combination, reclassification, or similar transaction by United with respect to United Common Stock.

     Under federal and state banking law, the SBSO stockholders are entitled to dissenter's rights of appraisal in connection with the Merger. See "Rights of Dissenting SBSO Stockholders."

EXCHANGE OF CERTIFICATES

     At the Effective Time, holders of certificates formerly representing shares of SBSO Common Stock will cease to have any rights as SBSO stockholders and their certificates automatically will represent the shares of United Common Stock into which their shares of SBSO Common Stock will have been converted by the Merger. As soon as practicable after the Effective Time, United will send to each holder of record of SBSO Common Stock (other than those that exercise their dissenter's rights) written notice indicating the number of shares of United Common Stock into which such holder's shares of SBSO Common Stock have been converted and instructions for the surrender of certificates.

     Each holder of outstanding certificates for SBSO Common Stock, promptly upon proper surrender of such certificates to United, will receive a certificate representing the full number of shares of United Common Stock into which the shares of SBSO Common Stock previously represented by the surrendered certificates have been converted.

At the time of issuance of a new stock certificate, each stockholder will receive a check for the amount of any fractional share interest to which he may be entitled.

     Each share of United Common Stock into which shares of SBSO Common Stock are converted will be deemed to have been issued at the Effective Time. Accordingly, SBSO stockholders who receive United Common Stock in the Merger will be entitled to receive any dividend or other distribution which may be payable to holders of record of United Common Stock on or after the Effective Time. However, no dividend or other distribution will actually be paid until the certificate or certificates formerly representing shares of SBSO Common Stock have been surrendered, at which time any accrued dividends and other distributions on such shares of United Common Stock will be paid without interest.

     HOLDERS OF SBSO COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS.

BACKGROUND AND REASONS FOR THE MERGER

     United's Reasons for the Merger

     United entered into the Merger Agreement with SBSO as part of United's ongoing strategy of growth through acquisitions in contiguous market areas. The United Board of Directors also believes the merged institution will be a more efficient and capable competitor in view of the evolution of the financial services industry.

     SBSO's Reasons for the Merger

     Since it began operations in 1988, SBSO has sought to enhance profitability and remain competitive while responding to significant changes in the banking industry, including enhanced regulatory scrutiny, intensifying competition and consolidation. The management and the Board of Directors of SBSO have focused on the changes in the industry and sought to best position SBSO and its stockholders. In September 1991, the Board appointed Mr. James J. Young as President of SBSO. Under Mr. Young's direction, SBSO launched a strategic management reorganization and restructuring plan focused on improving stockholder value, which was designed to improve asset quality, reduce future operating costs and enhance net interest income while attempting to optimize the management of SBSO's capital. The effect was to reposition SBSO to enhance profitability and build stockholder value by implementing its reorganization and restructuring plan.

     While the performance of SBSO was improving significantly as a result of the restructuring that had taken place, management and the Board remained cognizant of competitive pressures and other market factors that could impede SBSO's ability to continue to maximize stockholder value. On September 15, 1997, SBSO engaged Ryan, Beck to act as financial advisor with respect to the potential sale of SBSO.

     Ryan, Beck, in consultation with SBSO, prepared a confidential offering memorandum containing December 31, 1997 financial information. In early March 1998, Ryan, Beck contacted 21 companies identified as possible acquirors to determine whether they were interested in acquiring SBSO. The confidential offering memorandum was provided to 14 of these institutions after execution of confidentiality agreements. The companies were requested to provide their preliminary non-binding expressions of interest by April 9, 1998.

     On April 10, 1998, representatives of Ryan, Beck met with the Board of Directors of SBSO and advised the Board that SBSO had received four preliminary indications of interest. Ryan, Beck prepared an analysis of each of these preliminary indications and an analysis of each institution, including profitability, key financial ratios, future projections, relative market valuations, the liquidity of each company's stock, and other factors. After review of these analyses, Ryan, Beck and SBSO determined that all four institutions should be invited to perform due diligence on SBSO. However, due to aggressive preliminary bidding only three of the four participated, one of the companies having decided that it did not want to proceed with due diligence after being informed that its preliminary indication would have to be increased to be competitive. Additionally, another company started the diligence process and subsequently decided to withdraw from the process. Upon completion of the due diligence reviews, Ryan, Beck and SBSO requested that each of the two remaining institutions provide them with a firm indication by May 19, 1998. Two firm indications were received, one from United and one from another institution, with each indication for an aggregate value of $23.5 million.

     On May 27, 1998, after an extensive review of the two firm indications of interest, including relative market valuations, performance of the institutions, their future growth potential, liquidity of each company's stock, and other factors, SBSO's Board of Directors determined that the proposal from United was in the best interest of SBSO and its stockholders and should be pursued. After discussions and various questions, the Board of Directors of SBSO authorized their counsel and Ryan, Beck to negotiate certain business terms of the merger as well as a definitive agreement with United. On the afternoon of May 27, 1998 representatives of Ryan, Beck negotiated certain business terms with United's financial advisor and discussed various methods for determining the Exchange Ratio. On May 28, 1998, counsel for the other bidder indicated that his client wished to increase their indication to $25.5 million (subject to the satisfaction of certain conditions). A telephone meeting of SBSO's Board of Directors was held on May 28, 1998 to evaluate this revised indication of interest. After extensive discussion, it was determined to proceed to negotiate the terms of a definitive agreement with United. Later that day, the Exchange Ratio was fixed at 1.245 shares of United Common Stock for each share of SBSO Common Stock and termination provisions were negotiated.

     With the assistance of SBSO's legal counsel and Ryan, Beck, the terms of the definitive agreement were negotiated and provided in draft to each of the SBSO directors for his review. On June 24, 1998, the Board of Directors of SBSO reviewed the transaction and the proposed definitive Merger Agreement with SBSO's legal counsel and Ryan, Beck. On June 25, 1998, the Board of Directors met again to consider the Merger Agreement. On June 25, 1998, Ryan, Beck presented to the Board its written opinion that the Exchange Ratio is fair to SBSO's stockholders from a financial point of view. Ryan, Beck noted that as a result of the performance of United's stock from May 27, 1998 to June 24, 1998, the aggregate value of the United transaction had increased to $25.4 million. The Board of Directors then determined that the proposed merger is in the best interests of SBSO and its stockholders, and the Board unanimously approved the Merger Agreement. United and SBSO publicly announced the execution of the Merger Agreement on June 25, 1998.

OPINION OF SBSO'S FINANCIAL ADVISOR

     On September 15, 1997, SBSO retained Ryan, Beck to act as SBSO's financial advisor with respect to the acquisition of SBSO. Ryan, Beck is regularly engaged in the valuation of banks, bank holding companies, savings and loan associations, savings banks and savings and loan holding companies in connection with mergers, acquisitions and other securities-related transactions. Ryan, Beck has knowledge of, and experience with, the Mid-Atlantic banking market and banking organizations operating in that market, and was selected by SBSO because of its knowledge of, experience with, and reputation in the financial services industry.


     In its capacity as SBSO's financial advisor, Ryan, Beck participated in the negotiations with respect to the pricing and other terms and conditions of the Merger, but the decision as to whether to accept the United proposal and the final pricing of the Merger was ultimately made by the Board of Directors of SBSO. Ryan, Beck rendered a formal written opinion to the SBSO Board of Directors on June 25, 1998, and rendered an additional written opinion dated as of August 24, 1998 (the "RYAN, BECK OPINION") that, based on and subject to the assumptions, factors, and limitations set forth in the Ryan, Beck Opinion and described below, the Exchange Ratio is "fair" to SBSO's stockholders from a financial point of view. No limitations were imposed by the SBSO Board of Directors upon Ryan, Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.


     THE FULL TEXT OF THE RYAN, BECK OPINION, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS SUBSTANTIALLY THE SAME AS THE OPINION RENDERED BY RYAN, BECK ON JUNE 25, 1998, AND IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT-PROSPECTUS. STOCKHOLDERS OF SBSO ARE URGED TO READ THE RYAN, BECK OPINION IN ITS ENTIRETY. THE RYAN, BECK OPINION IS DIRECTED ONLY TO THE FINANCIAL FAIRNESS OF THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SBSO STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MEETING. THE SUMMARY OF THE RYAN, BECK OPINION SET FORTH IN THIS PROXY STATEMENTS-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE RYAN, BECK OPINION. RYAN, BECK DOES NOT ADMIT THAT IT IS AN EXPERT WITHIN THE

MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINIONS CONSTITUTE A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

     In connection with its analysis, Ryan, Beck reviewed: (i) the Merger Agreement and related documents; (ii) this Proxy Statement-Prospectus; (iii) United's Annual Reports to Stockholders and Annual Reports on Form 10-K for the years ended December 31, 1997, 1996, and 1995, and United's Quarterly Reports on Form 10-Q for the periods ended June 30, 1998, March 31, 1998, September 30, 1997, June 30, 1997 and March 31, 1997; (iv) SBSO's Annual Reports to Stockholders for the years ended December 31, 1997, 1996, and 1995 and SBSO's quarterly reports of income and condition filed with the FDIC for each of the quarters included in such periods and for March 31, 1998 and June 30, 1998; (v) the historical stock prices and trading volume of United Common Stock; (vi) the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to United; (vii) the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to SBSO; (vii) the terms of recent acquisitions of commercial banking organizations which Ryan, Beck deemed generally comparable in whole or in part to SBSO; and (viii) the potential pro-forma impact of the Merger on United's financial condition, operating results and per share figures. Ryan, Beck also conducted or reviewed such other studies, analyses, inquiries and examinations as it deemed appropriate. As part of its review, Ryan, Beck also considered the future prospects of SBSO in the event it remained independent.

     In connection with its review, Ryan, Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding SBSO and United provided to Ryan, Beck by SBSO and United and their representatives. Ryan, Beck is not an expert in the evaluation of allowances for loan losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowances for loan losses as set forth on SBSO's and United's balance sheets at June 30, 1998, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of such date. Ryan, Beck has reviewed certain historical financial data and financial projections (and the assumptions and basis therefor) provided by SBSO and United. Ryan, Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of the respective managements. In certain instances, for the purposes of its analyses, Ryan, Beck made adjustments to such financial and operating forecasts which in Ryan, Beck's judgment were appropriate under the circumstances. Ryan, Beck was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of SBSO or United nor did Ryan, Beck review any loan files of SBSO or United and its subsidiary. Ryan, Beck also assumed that the Merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to SBSO and United.

     The preparation of a fairness opinion on a transaction such as the Merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, the Ryan, Beck Opinion is not readily susceptible to summary description. In arriving at its opinion, Ryan, Beck performed a variety of financial analyses. Ryan, Beck believes that all of these analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any particular analysis without considering all factors and analyses, could create an incomplete view of the analysis and the process underlying the Ryan, Beck Opinion. No one of the analyses was assigned a greater significance than any other.

     The projections furnished to Ryan, Beck were prepared by the respective managements of SBSO and United, without input or guidance by Ryan, Beck. SBSO and United do not publicly disclose internal management projections of the type provided to Ryan, Beck in connection with the review of the Merger. Such projections were not prepared with a view towards public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

     In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of SBSO or United. Any estimates contained in Ryan, Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

     The following is a brief summary of the analyses and procedures performed by Ryan, Beck in the course of arriving at the Ryan, Beck Opinion.

     Analysis of Selected Publicly Traded Companies: Ryan, Beck compared SBSO's financial data as of March 31, 1998 to a peer group of 15 selected banks located in the Mid-Atlantic, New England and Southeast Region with assets between $50 million and $110 million for which public trading and pricing information was available. Ryan, Beck deemed this group to be generally comparable to SBSO. At or for the twelve months ended March 31, 1998, SBSO had an equity to assets ratio of 7.82%, a tangible equity to tangible assets ratio of 7.82%, a return on average assets of 0.97%, a return on average equity of 12.13%, a net interest margin of 4.75%, a ratio of non-performing assets to total assets of 0.81%, a ratio of loan loss reserves to total loans of 1.71%, a ratio of loan loss reserves to non-performing loans of 136.24%, a ratio of non-interest expenses to average assets of 3.05%, and an efficiency ratio of 61.48%. SBSO has paid no dividends. These ratios were compared to the median ratios of the 15 selected commercial banking organizations, which were, as calculated, an equity to assets ratio of 9.67%, a tangible equity to tangible assets ratio of 9.73%, a return on average assets of 0.98%, a return on average equity of 9.27%, a dividend yield of 0.28%, a net interest margin of 5.03%, a ratio of non-performing assets to total assets of 0.72%, a ratio of loan loss reserves to total loans of 1.49%, a ratio of loan loss reserves to non-performing loans of 151.97%, a ratio of non-interest expense to average assets of 3.29%, and an efficiency ratio of 67.28%. Ryan, Beck noted that SBSO's performance as measured by return on average assets was comparable to that of the peer group. SBSO's return on average equity was higher than that of the peer group due to the fact that SBSO had a lower level of equity to assets as compared to the peer group. Ryan, Beck also noted that SBSO's non-interest expenses as a percent of average assets was less than that of the peer group, and its efficiency ratio was superior to that of the peer group.

     Ryan, Beck also compared United's financial data as of March 31, 1998 with that of a group of twenty-one selected commercial banking organizations with assets between $1.0 billion and $2.5 billion and which are located in the Mid-Atlantic region of the United States for which public trading and pricing information was available. Ryan, Beck deemed this group to be generally comparable to United. At or for the twelve months ended March 31, 1998, United had a ratio of equity to assets of 8.46%, a return on average assets of 1.21%, a return on average equity of 14.23%, a dividend yield of 1.96%, a net interest margin of 4.75%, a ratio of non-performing assets to total assets of 0.66%, a ratio of loan loss reserves to non-performing loans of 98.60%, an efficiency ratio of 59.05%, a ratio of non-interest expenses to average assets of 3.59% and a ratio of non-interest income to average assets of 1.45%. These ratios were compared to the median ratios of the twenty-one selected commercial banking organizations, which were, as calculated, an equity to assets ratio of 8.06%, a return on average assets of 1.17%, a return on average equity of 13.93%, a dividend yield of 2.11%, a net interest margin of 4.36%, a ratio of non-performing assets to total assets of 0.50%, a ratio of loan loss reserves to non-performing loans of 270.46%, an efficiency ratio of 54.88%, a ratio of non-interest expenses to average assets of 2.69% and a ratio of non-interest income to average assets of 0.76%. Using United's common stock price as represented by the closing price on June 22, 1998, its price to latest twelve months earnings per share was 18.79 times, price to book value was 249.80% and price to tangible book value was 274.91%. The median peer group ratio for the price to latest twelve month earnings was 19.59 times, price to book value was 260.42% and price to tangible book value was 280.35%.

     Analysis of Selected Transactions: Ryan, Beck compared SBSO's financial data as of March 31, 1998 with that of a group of eleven selected commercial banking organizations being acquired in transactions announced since January 1, 1997, located in the Mid-Atlantic and Northeast Region, and for which pricing data pertaining to the transactions were publicly available. The criteria for this group was acquired banks with assets between $50 million and $120 million. Ryan, Beck deemed this group to be generally comparable to SBSO. The median ratios of the eleven selected companies, as calculated, represented a 9.04% tangible equity to tangible assets ratio, a non-performing assets to assets ratio of 0.35%, an annualized year-to-date return on average assets of 1.34% and an annualized year-to-date return on average equity of 11.78%. Also, Ryan, Beck compared SBSO's financial data with the last ten New Jersey commercial bank acquisitions for which pricing data pertaining to the transactions were publicly available. The median ratios of the ten companies, as calculated, represented an 8.25% tangible equity to tangible assets ratio, a non-performing assets to assets ratio of 0.96%, an annualized year-to-date return on average assets of 0.97% and an annualized year-to-date return on average equity of 13.21%.

     Ryan, Beck also calculated certain ratios based on the Exchange Ratio of
1.245 shares of United Common Stock for each share of SBSO Common Stock. United's closing price on June 24, 1998 was $31.88, which equated to a transaction value of $39.68 per SBSO share. This was compared to the median ratios for the eleven selected Mid-Atlantic and Northeast bank acquisitions and the ten New Jersey bank acquisitions (the "COMPARABLE TRANSACTIONS"). The transaction value represented 431.30% of SBSO's stated book value at March 31, 1998, 35.7 times SBSO's latest twelve months diluted earnings and a core deposit premium over tangible book value at March 31, 1998 of 28.30%. The median ratios for the Mid-Atlantic and Northeast transactions mentioned above, as calculated, represented a price to stated book value of 224.79%, a price to tangible book value of 224.79%, a price to latest twelve months diluted earnings of 20.65 times and a core deposit premium over tangible book value of 15.37%. The imputed value of SBSO based on the median of the Mid-Atlantic and Northeast acquisition peer group was $20.68 based on price to stated book value and tangible book value, $22.92 based on price to latest twelve month earnings and $25.80 based on the core deposit premium over tangible book value. The median ratios for the New Jersey bank acquisitions mentioned above, as calculated, represented a price to stated book value of 252.81%, a price to tangible book value of 255.92%, a price to latest twelve month earnings of 23.68 times and a core deposit premium over tangible book value of 19.59%. The imputed value of SBSO based on the median of the New Jersey acquisitions peer group was $23.26 based on price to stated book value, $23.54 based on price to tangible book value, $26.28 based on price to latest twelve month earnings and $30.35 based on the core deposit premium over tangible book value.

     No company or transaction used in the Analysis of Selected Publicly Traded Companies and Analysis of Selected Transactions sections is identical to SBSO, United or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

     Impact Analysis: Ryan, Beck analyzed the Merger in terms of its effect on United's projected 1999 and 2000 earnings per share, current book value and tangible book value based on projections derived from information provided by both managements. Based upon certain assumptions, including those with respect to cost savings and other synergies from the Merger and the stand-alone earnings projections provided by SBSO and analysts projected earnings for United, the analysis showed that the Merger would be accretive to United's projected 1999 earnings per share by approximately 1.52% and dilutive to United's stated book value per share by approximately 4.14%. Ryan, Beck analyzed the impact of the Merger on United values per SBSO share based on the Exchange Ratio of 1.245 shares of United Common Stock for each share of SBSO Common Stock using pro forma projected 1999 fiscal year earnings per share, pro forma projected 2000 fiscal year earnings per share, pro forma stated book value per share, and dividends per share at December 31, 1997. That analysis found that, based on such Exchange Ratio, SBSO's equivalent projected 1999 earnings per share would increase by approximately 33.95%, projected 2000 earnings per share would increase by approximately 33.95%, and stated book value would increase by approximately 59.10%. Additionally, SBSO stockholders, based on United's current dividend level, would receive annual dividends of $0.75 per share as compared to none at the present time. The actual results achieved may vary materially from the projected results.

     Discounted Dividend Analysis: Using a discounted dividend analysis, Ryan, Beck estimated the present value of the future dividend streams that SBSO could produce in perpetuity. Projection ranges for SBSO's five-year balance sheet and income statement were provided by SBSO's management. Management's projections were based upon various factors and assumptions, many of which are beyond the control of SBSO. These projections are, by their nature, forward-looking and may differ materially from the actual values or actual future results which may be significantly more or less favorable than suggested by such projections. In producing a range of per share SBSO values, Ryan, Beck utilized the following assumptions: discount rates range from 11.0% to 13.0%, terminal price/earnings multiples range from 12.0x to 14.0x (which when applied to terminal year estimated earnings produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates) and earnings that include estimated savings in SBSO's non-interest expense equal to 50.0% in 1999 and 55.0% in 2000, with an assumed 5% growth in synergies in years thereafter. The discounted dividend analysis produced a range of net present values per share of SBSO Common Stock from $31.94 to $39.03. These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of SBSO Common Stock. The discounted dividend analysis is a widely used valuation methodology, but Ryan, Beck notes that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would most likely produce different results.

     In connection with the Ryan, Beck Opinion, Ryan, Beck confirmed the appropriateness of its reliance on the analyses used to render its June 25, 1998 written opinion by performing procedures to update certain of such analyses and by reviewing the assumptions and conclusions contained in the June 25th opinion.

     The Ryan, Beck Opinion was based solely upon the information available to Ryan, Beck and the economic, market and other circumstances as they existed as of the date of the Ryan, Beck Opinion. Ryan, Beck did not and does not express any opinion as to the price or range of prices at which United Common Stock might trade subsequent to the Merger. Events occurring after the date of the Ryan, Beck Opinion could materially affect the assumptions and conclusions contained in the Ryan, Beck Opinion. Ryan, Beck has not undertaken to reaffirm or revise the Ryan, Beck Opinion or otherwise comment upon any events occurring after the date of the Ryan, Beck Opinion

     The summary set forth above does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at the Ryan, Beck Opinion.

     With regard to Ryan, Beck's services in connection with the Merger, SBSO has paid to Ryan, Beck a $25,000 retainer and has agreed to pay Ryan, Beck an advisory fee equal to 1.75% of the aggregate dollar value of the consideration received by SBSO's stockholders in the Merger. Based upon the estimated aggregate purchase price to be paid in connection with the Merger, Ryan, Beck's aggregate fees will be approximately $395,000 including the $25,000 retainer fee. Ryan, Beck's advisory fee will be paid at the time of the closing of the Merger. In addition, SBSO has agreed to reimburse Ryan, Beck for its reasonable out-of-pocket expenses, which shall not exceed $5,000 without the prior consent of SBSO. SBSO has also agreed to indemnify Ryan, Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services. The amounts of Ryan, Beck's fees were determined by negotiation between SBSO and Ryan, Beck.


     Prior to this engagement, Ryan, Beck had no investment banking relationship with SBSO. Ryan, Beck has had an investment banking relationship with United. As well as acting as a market maker for United Common Stock, Ryan, Beck was also a co-manager of a capital securities offering by UNB Capital Trust I, a business trust formed by United, completed in March, 1997, in connection with which Ryan, Beck received certain commissions and fees. Additionally Ryan, Beck's research department has issued research reports on United and comments on United in its periodic commentaries. Subsequent to the announcement of the Merger, Ryan, Beck became a market maker in SBSO.


EFFECTIVE TIME; CONDITIONS TO CONSUMMATION OF THE MERGER

     The Merger will become effective at the Effective Time, which will be specified in a notice which will be filed with the OCC. The Closing under the Merger Agreement will occur prior to the Effective Time on a day mutually agreed to by United and SBSO within 10 business days following the receipt of all necessary regulatory and governmental approvals and consents, the expiration of statutory waiting periods, and satisfaction or waiver of all other conditions to closing (other than the delivery of documents to be delivered at the Closing), or on such other date as UNB and SBSO agree upon. At the Closing, documents required to satisfy the conditions to the Merger of the respective parties will be exchanged.

     Consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including (i) approval by the requisite vote of the holders of SBSO Common Stock; (ii) the receipt of all consents, approvals and authorizations of all necessary federal government authorities (without any term or condition which would materially impair the value of SBSO to United) and expiration of all required waiting periods necessary for the consummation of the Merger (see "-- Regulatory Approvals"); (iii) the effectiveness of the registration statement covering the shares of United Common Stock to be issued to SBSO stockholders, which shares shall also have been approved for listing on the NASDAQ/NMS; and (iv) that the Merger will qualify for pooling-of-interests accounting treatment (see "--

Accounting Treatment of the Merger"). In addition, consummation of the Merger is conditioned upon receipt by the parties of an opinion of Pitney, Hardin, Kipp & Szuch to the effect that the conversion of SBSO Common Stock for United Common Stock is a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the "CODE") (see "-- Federal Income Tax Consequences").

     Consummation of the Merger is also conditioned on, among other things, (i) the continued accuracy in all material respects of the representations and warranties of each of SBSO and United contained in the Merger Agreement; (ii) the performance by SBSO and United, in all material respects, of their respective obligations under the Merger Agreement; (iii) the absence of any litigation that would restrain or prohibit the consummation of the Merger; and
(iv) receipt by the Board of Directors of SBSO of an opinion from Ryan, Beck, dated the date of this Proxy Statement-Prospectus, to the effect that, in its opinion, the consideration to be paid to SBSO stockholders under the Merger Agreement is fair to such stockholders from a financial point of view. This opinion has been issued and is attached as Appendix C to this Proxy Statement-Prospectus and, accordingly, the condition described in clause (iv) above has been satisfied. See "-- Opinion of SBSO's Financial Advisor."

REGULATORY APPROVALS


     Consummation of the Merger is subject, among other things, to prior receipt of all necessary regulatory approvals. Consummation of the Merger requires the approval of the OCC. OCC approval does not constitute an endorsement of the Merger or a determination by the OCC that the terms of the Merger are fair to the stockholders of SBSO. An application for OCC approval was filed on July 28, 1998. Also on August 4, 1998, United submitted a request to the Federal Reserve Board seeking a waiver of the requirement for approval of the Merger under Regulation Y promulgated under the Bank Holding Company Act. While United and SBSO anticipate receiving such approval and waiver, there can be no assurance that they will be granted, or that they will be granted on a timely basis without conditions unacceptable to United or SBSO.


TERMINATION OF THE MERGER AGREEMENT

     SBSO has the right to terminate the Merger Agreement if the Average Closing Price of United Common Stock is less than $25.00, unless United unilaterally agrees to increase the Exchange Ratio so that the value (measured by the Average Closing Price) of the shares of United Common Stock into which one share of SBSO Common Stock is to be converted in the Merger, based on the new Exchange Ratio, is at least as high as the value would have been if the Exchange Ratio were unchanged and the Average Closing Price were $25.00.

     United has the right to terminate the Merger Agreement if any necessary regulatory or governmental approval contains conditions which materially impair the value of SBSO, taken as a whole, to United.

     Either United or SBSO may terminate the Merger Agreement if (i) the Effective Time has not occurred by February 28, 1999; (ii) the stockholders of SBSO fail to approve the Merger Agreement at the Meeting; (iii) any application for any necessary regulatory or governmental approval is denied or withdrawn at the recommendation of the applicable regulatory agency or governmental authority, unless any such occurrence was caused by the failure of the terminating party to perform or observe its agreements set forth in the Merger Agreement; (iv) there has occurred a material adverse change in the business, operations, assets or financial condition of the other party; (v) the other party materially breaches any of its representations, warranties, covenants, agreements or obligations under the Merger Agreement; or (vi) any closing condition cannot reasonably be met by the other party after the other party has had a reasonable opportunity to cure the deficiency with respect to such condition. The Merger Agreement may also be terminated with the written consent of all parties thereto.

     Upon the termination of the Merger Agreement, the transactions contemplated thereby (other than the confidentiality provisions and the provisions regarding the sharing of certain expenses contained therein) will be abandoned without further action by any party. In the event of a termination, each party will bear its own expenses (other than certain specified shared expenses), and each party will retain all rights and remedies it may have at law or equity under the Merger Agreement.

AMENDMENT OF THE MERGER AGREEMENT

     The terms of the Merger Agreement may be amended, modified or supplemented by the written consent of United and SBSO at any time prior to the Effective Time. However, following SBSO stockholder approval of the Merger Agreement, SBSO stockholders must approve any amendment reducing or changing the amount or form of consideration to be received by them in the Merger.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger is expected to be accounted for by United under the pooling-of-interests method of accounting in accordance with generally accepted accounting principles. See "Pro Forma Combined Financial Information."

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER BUT IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF SUCH CONSEQUENCES. THE DISCUSSION IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS SBSO STOCKHOLDERS, IF ANY, WHO RECEIVED SBSO COMMON STOCK AS COMPENSATION, THAT HOLD SBSO COMMON STOCK AS PART OF A "STRADDLE" OR "CONVERSION TRANSACTION", OR THAT ARE INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS OR FOREIGN PERSONS, AND DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL OR FOREIGN TAXATION. THIS DISCUSSION IS BASED UPON LAWS, REGULATIONS, RULINGS AND DECISIONS NOW IN EFFECT AND ON PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE (POSSIBLY WITH RETROACTIVE EFFECT) BY LEGISLATION, ADMINISTRATIVE ACTION OR JUDICIAL DECISION. NO RULING HAS BEEN OR WILL BE REQUESTED FROM THE INTERNAL REVENUE SERVICE ON ANY TAX MATTER RELATING TO THE TAX CONSEQUENCES OF THE MERGER.

     As an exhibit to the Registration Statement of which this Proxy Statement is a part, Pitney, Hardin, Kipp & Szuch, counsel to United, have advised United and SBSO in an opinion that:

     (i) No gain or loss will be recognized for federal income tax purposes by SBSO stockholders upon the exchange in the Merger of shares of SBSO Common Stock solely for United Common Stock (except with respect to cash received in lieu of a fractional share interest in United Common Stock).

     (ii) The basis of United Common Stock received in the Merger by SBSO shareholders (including the basis of any fractional share interest in United Common Stock) will be the same as the basis of the shares of SBSO Common Stock surrendered in exchange therefor.

     (iii) The holding period of United Common Stock (including the holding period of any fractional share interest in United Common Stock) will include the holding period during which the shares of SBSO Common Stock surrendered in exchange therefor were held by the SBSO stockholder, provided such shares of SBSO Common Stock were held as capital assets.

     (iv) Cash received by a holder of SBSO Common Stock in lieu of a fractional share interest in United Common Stock will be treated as received in exchange for such fractional share interest and, provided the fractional share would have constituted a capital asset in the hands of such holder, the holder should in general recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted tax basis in SBSO Common Stock allocable to the fractional share interest.

     Consummation of the Merger is conditioned, among other things, on receipt by each of United and SBSO of an opinion of Pitney, Hardin, Kipp & Szuch, dated the Closing Date, to the effect that, as of such date, the transactions contemplated will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to United, SBSO or UNB or to the shareholders of SBSO who exchange their shares of SBSO for United Common Stock (except to the extent that cash is received in lieu of fractional shares of United Common Stock). Unlike a ruling from the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue

Service will not take a position contrary to one or more of the positions reflected herein or that the positions herein will be upheld by the courts if challenged by the Internal Revenue Service. While United and SBSO have the contractual right to waive this condition to closing, neither will do so, and the Merger will not take place if the opinion is not obtained.

     The opinions of Pitney, Hardin, Kipp & Szuch summarized above are or will be based, among other things, on representations contained in certificates of officers of SBSO and United.

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF SBSO COMMON STOCK, AND OTHER FACTORS, EACH SUCH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

     General. It is intended that the Merger will be treated as a reorganization as defined in Section 368(a) of the Code, and that, accordingly, no gain or loss will be recognized by United or SBSO or by the stockholders of SBSO upon the conversion of their shares of SBSO Common Stock solely into shares of United Common Stock pursuant to the Merger.

     Consequences of Receipt of Cash in Lieu of Fractional Shares. Cash received by an SBSO stockholder in lieu of any fractional share interest will be treated as having been received as a payment in redemption of such fractional share interest as if a fractional share of United Common Stock had been issued in the Merger and then redeemed by United, and, provided the fractional share would have constituted a capital asset in the hands of such shareholder, the shareholder should in general recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the adjusted basis in SBSO Common Stock allocable to the fractional share interest.

     Basis of United Common Stock. The basis of United Common Stock received by a SBSO stockholder who receives solely United Common Stock will be the same as the basis of such stockholder's SBSO Common Stock surrendered in exchange therefor.

     Holding Period. The holding period of shares of United Common Stock received in the Merger by holders of SBSO Common Stock will include the period during which such shares of SBSO Common Stock surrendered in exchange therefor were held by the holder thereof, provided such shares of SBSO Common Stock were held as capital assets.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Milton J. Wigder, Chairman, James J. Young, President, and Frank A. Mustilli, Senior Vice President and Chief Financial Officer of SBSO, are each parties to special termination agreements with SBSO. The terms of the agreements with Messrs. Wigder and Young commence in connection with a "change of control" of SBSO (which would include the Merger), and run for a "contract period" of two years following consummation of the change in control. The agreements with Messrs. Wigder and Young provide that if the executive's employment is terminated without cause at any time during the contract period, or if the executive resigns for good reason (as defined in the agreement) within 30 days after consummation of the change in control, or if the executive resigns for any reason more than 30 days after consummation of the change in control but during the contract period, the executive will be entitled to receive a lump sum severance payment, plus additional employee benefit contributions and coverages. The lump sum payment is to equal three times the sum of the executive's then current annual base salary plus the highest annual incentive bonus paid to him for any of the three fiscal years immediately prior to the change in control.

     The term of the agreement with Mr. Mustilli also commences in connection with a "change of control" of SBSO, but runs for a "contract period" of one year following consummation of the change in control. Mr. Mustilli's agreement provides that if his employment is terminated without cause at any time during the contract period, or if he resigns for good reason (as defined in the agreement) at any time during the contract period, he will be entitled to receive a lump sum severance payment, plus additional employee benefit contributions and coverages. The lump sum payment for Mr. Mustilli is to equal two times the sum of his then current annual base salary plus the highest annual incentive bonus paid to him for any of the three fiscal years immediately prior to the change in control.

     The agreements for all three executives provide for automatic reduction of payments in the event the distributions to be made under the agreements would otherwise constitute "excess parachute payments" under Section 280G of the Code. Had the Merger closed on June 30, 1998 and had payments under these agreements been triggered on that date, the amounts payable thereunder to Messrs. Wigder, Young and Mustilli, net of the automatic reductions, would have been approximately $186,000, $428,000 and $191,000, respectively.

     In addition to the foregoing, the Merger Agreement requires United to indemnify, for a period of six years after the Effective Time, each director and officer of SBSO to the fullest extent which SBSO would have been permitted under applicable law and its Certificate of Incorporation and By-laws had the Merger not occurred, with respect to any claims made against such person because he or she served in such capacity or acted as a director or officer of a third party at the request of SBSO. The Merger Agreement also requires United to provide SBSO's officers and directors with directors' and officers' liability insurance for at least six years after the Effective Time.

     As of the Record Date, the directors of SBSO beneficially owned in the aggregate approximately 44.7% of the issued and outstanding shares of SBSO Common Stock. In connection with the execution of the Merger Agreement, the directors of SBSO agreed to vote in favor of the Merger Agreement. As of the Record Date, executive officers of SBSO who are not also directors beneficially owned in the aggregate less than 1% of the issued and outstanding shares of SBSO Common Stock.

RESALE CONSIDERATIONS WITH RESPECT TO THE UNITED COMMON STOCK

     The shares of United Common Stock that will be issued if the Merger is consummated have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") and will be freely transferable, except for shares received by persons, including directors and executive officers of SBSO, who may be deemed to be "affiliates" of SBSO under Rule 145 promulgated under the Securities Act. An "AFFILIATE" of an issuer is defined generally as a person who "controls" the issuer. Directors, executive officers and 10% shareholders are generally presumed by the Commission to control the issuer. Affiliates may not sell their shares of United Common Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering the United Common Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act.

     Persons who may be deemed to be "affiliates" of SBSO have delivered letters to United in which they have agreed to certain restrictions on their ability to sell, transfer or otherwise dispose of ("TRANSFER") any SBSO Common Stock owned by them and any United Common Stock acquired by them in the Merger. Pursuant to the accounting rules governing a pooling-of-interests, the affiliates of SBSO have agreed not to transfer the shares during a period commencing with the period beginning 30 days prior to the Effective Time and ending on the date on which financial results covering at least 30 days of post-merger combined operations of United and SBSO have been published by United. Also, in connection with the pooling-of-interests rules, the affiliates have agreed not to transfer their SBSO Common Stock in the period prior to 30 days before the Effective Time without giving United advance notice and an opportunity to object if the transfer would interfere with pooling-of-interests accounting for the Merger. Pursuant to Rule 145, the affiliates have also agreed to refrain from transferring United Common Stock acquired by them in the Merger, except in compliance with certain restrictions imposed by Rule 145. Certificates representing the shares of United Common Stock acquired by each such person pursuant to the Merger will bear a legend reflecting that the shares are restricted in accordance with the letter signed by such person and may not be transferred except in compliance with such restrictions.

     Persons who may be deemed "affiliates" of United have also delivered letters in which they have agreed not to transfer United Common Stock beneficially owned by them in violation of the pooling-of-interests restrictions set forth above with respect to SBSO.

BUSINESS PENDING CONSUMMATION OF THE MERGER

     SBSO has agreed that prior to the Effective Time, except as otherwise approved by United in writing or as permitted or required by the Merger Agreement, it will not: (i) change any provision of its Certificate of Incorporation or Bylaws or any similar governing documents; (ii) except for the issuance of the Option, change the number of shares of, or issue any more shares of or grant any option or right with respect to, SBSO Common Stock, or split, combine or reclassify any shares of SBSO Common Stock, or redeem or otherwise acquire any shares of SBSO Common Stock; (iii) declare, set aside or pay any dividend, or other distribution in respect of, SBSO Common Stock; (iv) grant any severance or termination pay (other than pursuant to policies of SBSO in effect on the date of the Merger Agreement and disclosed to United or as agreed to by United in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees other than regular and customary pay increases and bonuses to its employees; (v) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies; (vi) make any capital expenditures other than in the ordinary course of business, other than pursuant to binding commitments existing on the date of the Merger Agreement, and expenditures necessary to maintain existing assets in good repair; (vii) file any application or make any contract with respect to branching or site location or relocation; (viii) agree to acquire any business or entity in any manner whatsoever (other than to realize on collateral for a defaulted loan); (ix) make any material change in its accounting methods or practices, other than changes required in accordance with GAAP; or (x) agree to do any of the foregoing.

     SBSO has further agreed that it will not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than United) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving SBSO (an "ACQUISITION TRANSACTION"). SBSO has agreed to promptly communicate to United the terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction. This restriction, along with the Stock Option Agreement described below (see "Stock Option for Shares of SBSO Common Stock"), may be considered a deterrent to other potential acquisitions of control of SBSO.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     At the Effective Time, as a result of the Merger, SBSO will be merged into UNB which will be the Surviving Bank. UNB will continue to operate as a subsidiary of United. The location of the principal office of United will remain unchanged: 1130 Route 22 East, Bridgewater, New Jersey. Following the Merger, the banking office of SBSO will serve as a branch office of UNB.

STOCK OPTION FOR SHARES OF SBSO COMMON STOCK

     In connection with the negotiation by United and SBSO of the Merger Agreement, United and SBSO entered into the Stock Option Agreement on June 25, 1998. A COPY OF THE STOCK OPTION AGREEMENT IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS. DESCRIPTIONS OF THE STOCK OPTION AGREEMENT IN THIS PROXY STATEMENT-PROSPECTUS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE STOCK OPTION AGREEMENT.

     Pursuant to the Stock Option Agreement, SBSO granted United the Option, exercisable only under certain limited and specifically defined circumstances, to purchase up to 127,275 authorized but unissued shares of SBSO Common Stock, representing approximately 16.6% of the shares of SBSO Common Stock which would be outstanding immediately following the exercise of the Option, for an exercise price of $31.25 per share. United does not have any voting rights with respect to the shares of SBSO Common Stock subject to the Option prior to exercise of the Option.

     In the event that certain Triggering Events (as hereinafter described) specifically enumerated in the Stock Option Agreement occur, United may exercise the Option in whole or in part. In the event that a Triggering Event occurs and the Merger is not consummated, United would recognize a gain on the sale of the shares of SBSO Common

Stock received pursuant to the exercise of the Option if such shares of SBSO Common Stock were sold at prices exceeding $31.25 per share.

     The term "TRIGGERING EVENT" is defined in the Stock Option Agreement to mean the occurrence of any of the following events: a person or group, as such terms are defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT"), other than United or an affiliate of United, and provided that the Board of Directors of SBSO shall not be considered a "group" merely because of their service on the Board of Directors of SBSO and their ownership of SBSO Common Stock, (i) acquires beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of at least 20% of the then outstanding shares of SBSO Common Stock; (ii) enters into a letter of intent or an agreement with SBSO pursuant to which such person or any affiliate of such person would (a) merge or consolidate, or enter into any similar transaction, with SBSO, (b) acquire all or a significant portion of the assets or liabilities of SBSO, or (c) acquire beneficial ownership of securities representing, or the right to acquire the beneficial ownership or to vote securities representing, 20% or more of the then outstanding shares of SBSO Common Stock; (iii) makes a filing with bank or thrift regulatory authorities or publicly announces a bona fide proposal (a "PROPOSAL") for (a) any merger, consolidation or acquisition of all or a significant portion of all the assets or liabilities of SBSO or any other business combination involving SBSO, or (b) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of SBSO Common Stock, and thereafter, if such Proposal has not been publicly withdrawn (as defined below) at least 15 days prior to the Meeting and SBSO's stockholders fail to approve the Merger by the vote required by applicable law at the Meeting; or (iv) makes a bona fide proposal and thereafter, but before such Proposal has been publicly withdrawn, SBSO willfully takes any action in any manner that would materially interfere with its ability to consummate the Merger or materially reduce the value of the Merger to United. The definition of "TRIGGERING EVENT" also includes the taking of any material direct or indirect action by SBSO or any of its directors, officers or agents, with the formal or informal approval or acquiescence of the SBSO Board of Directors, with the intention of inviting, encouraging or soliciting any proposal which has as its purpose a tender offer for the shares of SBSO Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of SBSO, or a sale of shares of SBSO Common Stock or any significant portion of the assets or liabilities of SBSO. Under the Stock Option Agreement, a significant portion means 25% of the assets or liabilities of SBSO. "PUBLICLY WITHDRAWN" for purposes of the Stock Option Agreement means an unconditional bona fide withdrawal of a Proposal coupled with a public announcement of no further interest in pursuing such Proposal or acquiring any controlling influence over SBSO or in soliciting or inducing any other person (other than United or any affiliate) to do so.

     United may not sell, assign or otherwise transfer its rights and obligations under the Stock Option Agreement in whole or in part to any person or any group of persons other than to an affiliate of United. The Option may not be exercised (i) in the absence of any required governmental or regulatory approval or consent necessary for SBSO to issue the SBSO Common Stock subject to the Option or United to exercise the Option, or prior to the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the SBSO Common Stock subject to the Option.

     The Stock Option Agreement further provides that after the occurrence of a Triggering Event and upon receipt of a written request from United, SBSO shall prepare and file a registration statement with the Commission covering the Option and such number of shares of SBSO Common Stock subject thereto as United shall specify in its request, and shall use its best efforts to cause such registration statement to become effective in order to permit the sale or other disposition of the Option and the shares of SBSO Common Stock covered thereby; provided, however, that in no event will United have the right to have more than one such registration statement become effective.

     The Stock Option Agreement terminates upon either the termination of the Merger Agreement or the consummation of the transactions contemplated thereby; provided that if the Merger Agreement terminates after the occurrence of a Triggering Event, the Stock Option Agreement will not terminate until the later of 18 months following the date of termination of the Merger Agreement or the consummation of any proposed transactions which constitute the Triggering Event.

     The ability of United to exercise the Option and to cause up to an additional 127,275 shares of SBSO Common Stock to be issued may be considered a deterrent to other potential acquirors of control of SBSO, as it is likely to increase the cost of an acquisition of all of the shares of SBSO Common Stock which would then be outstanding. The exercise of the Option by United may also make pooling-of-interests accounting treatment unavailable to a subsequent acquiror.

                     RIGHTS OF DISSENTING SBSO STOCKHOLDERS

     Pursuant to the provisions of Section 215a of Title 12 of the United States Code ("SECTION 215a") and Section 148 of the New Jersey Banking Act of 1948, as amended (the "BANKING ACT") (which provides that federal law shall govern with respect to this issue), any stockholder of SBSO has the right to dissent from the Merger and to obtain payment of the value (determined as provided below) of his SBSO Common Stock if the Merger is consummated.

     ANY STOCKHOLDER OF SBSO WHO CONTEMPLATES EXERCISING THE RIGHT TO DISSENT IS URGED TO READ CAREFULLY THE APPLICABLE PROVISIONS OF SECTION 215a WHICH ARE ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT. THE FOLLOWING IS A SUMMARY OF THE STEPS TO BE TAKEN IF THE RIGHT TO DISSENT IS TO BE EXERCISED. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF APPENDIX D TO THIS PROXY STATEMENT.

     Each step must be taken in the indicated order and in strict compliance with the applicable provisions of Section 215a in order to perfect dissenter's rights. Any deviations from such steps may result in the forfeiture of dissenter's rights.


     If the Merger is consummated, stockholders of SBSO who vote against the proposed Merger at the Meeting or give notice of dissent in writing (addressed to Frank A. Mustilli, Senior Vice President and Chief Financial Officer, State Bank of South Orange, Valley and Third Streets, P.O. Box 384, South Orange, New Jersey 07079) at or prior to the Meeting (and do not thereafter vote in favor of the Merger) will be entitled to receive from United the value of their shares of SBSO Common Stock as of the date of the consummation of the Merger in cash upon written request made to United before the 30th day after the consummation of the Merger, accompanied by the surrender of their stock certificates. The value of the shares of any dissenting stockholder shall be ascertained in accordance with the applicable provisions of Section 215a, by an appraisal made by a committee composed of one person selected by the majority vote of persons exercising such appraisal rights, one person selected by the Board of Directors of United, and one person selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern.

     If the valuation so fixed shall not be satisfactory to a dissenting stockholder who has requested payment, that stockholder may, within five days after receiving notification of the appraised value, appeal to the OCC, which shall cause a reappraisal to be made which shall be final and binding with respect to the shares of the person appealing the appraisal. If, within 90 days from the consummation of the Merger, for any reason one or more of the above-mentioned appraisers is not selected or such appraisers fail to determine the value of such shares, the OCC shall, upon written request of any interested party, cause an appraisal to be made which shall be final and binding on all parties. The expenses of the OCC in making the reappraisal or the appraisal, as the case may be, shall be paid by United. Any stockholder of SBSO who votes against the proposed Merger, or who gives notice in writing at or prior to the Meeting (addressed to Frank A. Mustilli, Senior Vice President and Chief Financial Officer, State Bank of South Orange, Valley and Third Streets, P.O. Box 384, South Orange, New Jersey 07079) that he dissents, will be notified in writing of the date of the consummation of the Merger.

     The failure of a dissenting stockholder to vote against the Merger will not constitute a waiver of appraisal rights if the stockholder gives written notice of dissent (addressed to Frank A. Mustilli, Senior Vice President and Chief Financial Officer, State Bank of South Orange, Valley and Third Streets, P.O. Box 384, South Orange, New Jersey 07079) at or prior to the Meeting. Regardless of whether a SBSO stockholder records his or her dissent by voting against the Merger or giving written notice of dissent, a dissenting stockholder must also make written request to United to receive the value of his or her shares at any time before 30 days after the consummation of the Merger. SBSO stockholders whose shares are represented by proxies that are returned signed but unmarked as to voting instructions will be voted in favor of the Merger and, unless revoked (as described in "The Meeting -- Solicitation, Voting and Revocation of Proxies"), will have waived their right to dissent.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information presents the Pro Forma Combined Condensed Statements of Condition of United and SBSO at June 30, 1998, giving effect to the Merger as if it had been consummated at such date. Also presented are the Pro Forma Combined Condensed Statements of Income for the six months ended June 30, 1998 and the years ended December 31, 1997, 1996 and 1995 giving effect to the Merger as if it was consummated on January 1 of each year. The unaudited pro forma financial information is based on the historical financial statements of United and SBSO after giving effect to the Merger under the pooling-of-interests method of accounting and based upon the assumptions and adjustments contained in the accompanying Notes to Pro Forma Combined Condensed Financial Statements.

     The unaudited pro forma financial information has been prepared by United's management based upon the historical financial statements and related notes thereto of United and SBSO contained herein or incorporated herein by reference. The unaudited pro forma financial information should be read in conjunction with such historical financial statements and notes. The Pro Forma Combined Condensed Statements of Income are not necessarily indicative of operating results which would have been achieved had the Merger been consummated as of the beginning of the periods for which such data are presented and should not be construed as being representative of future periods.

     The pro forma financial information does not give effect to anticipated cost savings of the Merger, nor does it reflect one-time Merger related charges which either have been or will be incurred in connection with the Merger.




                                         PRO FORMA COMBINED CONDENSED STATEMENTS OF CONDITION
                                                             JUNE 30, 1998
                                                              (UNAUDITED)

                                                                                   Pro Forma      United and SBSO
                                                         United          SBSO    Adjustments(1)      Combined
                                                     -----------    -----------  --------------   ---------------
                                                                     (Dollars in thousands)
ASSETS
Cash and Due from Banks ..........................   $    34,018    $     3,693    $      --       $    37,711
Federal Funds Sold ...............................         8,200          6,775           --            14,975
Securities Available for Sale, at Market Value ...       567,667          8,059           --           575,726
Securities Held to Maturity ......................        43,804           --             --            43,804
Trading Account Securities, at Market Value ......         1,221           --             --             1,221
Loans (Net of Unearned Income) ...................       654,687         49,695           --           704,382
Less:  Allowance for Possible Loan Losses ........        (7,069)          (847)          --            (7,916)
Other Assets .....................................        78,188          2,861           --            81,049
                                                     -----------    -----------    -----------     -----------
      Total Assets ...............................   $ 1,380,716    $    70,236    $      --       $ 1,450,952
                                                     ===========    ===========    ===========     ===========

LIABILITIES
Deposits .........................................   $   974,823    $    63,747    $      --       $ 1,038,570
Other Borrowed Funds .............................       254,384           --             --           254,384
Other Liabilities ................................        15,441            387           --            15,828
                                                     -----------    -----------    -----------     -----------
      Total Liabilities ..........................     1,244,648         64,134           --         1,308,782
                                                     -----------    -----------    -----------     -----------

Company-Obligated Mandatorily Redeemable Preferred
      Series B Capital Securities of a Subsidiary
      Trust Holding Solely Junior Subordinated
      Debentures of the Company ..................        20,000           --             --            20,000

STOCKHOLDERS' EQUITY
Common Stock .....................................        11,719          3,198         (2,203)         12,714
Additional Paid-In Capital .......................        80,308          1,802          2,203          84,313
Retained Earnings ................................        19,470          1,185           --            20,655
Treasury Stock ...................................        (1,352)          --             --            (1,352)
Restricted Stock .................................           (64)          --             --               (64)
Accumulated Other Comprehensive
      Income (Loss) ..............................         5,987            (83)          --             5,904
                                                     -----------    -----------    -----------     -----------
      Total Stockholders' Equity .................       116,068          6,102           --           122,170
                                                     -----------    -----------    -----------     -----------

Total Liabilities and Stockholders' Equity .......   $ 1,380,716    $    70,236    $      --       $ 1,450,952
                                                     ===========    ===========    ===========     ===========
----------
(1)  The pro forma adjustments represent the difference between the stated value of United and SBSO stock.



                                           PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                                FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                                              (UNAUDITED)

                                                                         Pro Forma      United and
                                             United         SBSO        Adjustments    SBSO Combined
                                          -----------   -----------   --------------   -------------
                                                 (Dollars in thousands, except per share data)

Total Interest Income .................   $    48,119   $     2,790   $         --     $    50,909
Total Interest Expense ................        21,039         1,135             --          22,174
                                          -----------   -----------   --------------   -----------
Net Interest Income ...................        27,080         1,655             --          28,735
Provision for Possible Loan Losses ....         1,700            96             --           1,796
                                          -----------   -----------   --------------   -----------
Net Interest Income After Provision for
      Possible Loan Losses ............        25,380         1,559             --          26,939
Total Non-Interest Income .............         9,881           276             --          10,157
Total Non-Interest Expense ............        24,941         1,166             --          26,107
                                          -----------   -----------   --------------   -----------
Income Before Income Taxes ............        10,320           669             --          10,989
Provision for Income Taxes ............         2,840           265             --           3,105
                                          -----------   -----------   --------------   -----------
NET INCOME ............................   $     7,480   $       404   $         --     $     7,884
                                          ===========   ===========   ==============   ===========

EARNINGS PER COMMON SHARE: (1)
      Basic ...........................   $      0.81   $      0.63                    $      0.78
                                          ===========   ===========                    ===========
      Diluted .........................   $      0.79   $      0.63                    $      0.77
                                          ===========   ===========                    ===========

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
      Basic ...........................     9,277,447       639,575                     10,073,718
      Diluted .........................     9,439,675       639,575                     10,235,946

----------
(1) The historical earnings per share of United and SBSO have been restated to give retroactive effect to stock dividends.


                               PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                                   (UNAUDITED)

                                                                       Pro Forma     United and
                                              United         SBSO     Adjustments   SBSO Combined
                                          -----------   -----------   -----------   -------------
                                                (Dollars in thousands, except per share data)

Total Interest Income .................   $    88,577   $     5,182   $      --     $    93,759
Total Interest Expense ................        36,700         2,241          --          38,941
                                          -----------   -----------   -----------   -----------
Net Interest Income ...................        51,877         2,941          --          54,818
Provision for Possible Loan Losses ....         3,600           232          --           3,832
                                          -----------   -----------   -----------   -----------
Net Interest Income After Provision for
      Possible Loan Losses ............        48,277         2,709          --          50,986
Total Non-Interest Income .............        19,388           589          --          19,977
Total Non-Interest Expense ............        47,420         2,168          --          49,588
                                          -----------   -----------   -----------   -----------
Income Before Income Taxes ............        20,245         1,130          --          21,375
Provision for Income Taxes ............         6,365           471          --           6,836
                                          -----------   -----------   -----------   -----------
NET INCOME ............................   $    13,880   $       659   $      --     $    14,539
                                          ===========   ===========   ===========   ===========

EARNINGS PER COMMON SHARE: (1)
      Basic ...........................   $      1.50   $      1.03                 $      1.44
                                          ===========   ===========                 ===========
      Diluted .........................   $      1.48   $      1.03                 $      1.43
                                          ===========   ===========                 ===========

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
      Basic ...........................     9,266,432       639,575                  10,062,703
      Diluted .........................     9,364,689       639,575                  10,160,960

----------
(1) The historical earnings per share of United and SBSO have been restated to give retroactive effect to stock dividends.




                                           PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                                 FOR THE YEAR ENDED DECEMBER 31, 1996
                                                              (UNAUDITED)

                                                                                              Pro Forma         United and
                                                        United              SBSO           Adjustments(2)      SBSO Combined
                                                    --------------     --------------     ---------------    ---------------
                                                                   (Dollars in thousands, except per share data)

Total Interest Income ...........................   $       79,360     $        4,691      $        --       $        84,051
Total Interest Expense ..........................           30,130              2,051               --                32,181
                                                    --------------     --------------      -----------       ---------------
Net Interest Income .............................           49,230              2,640               --                51,870
Provision for Possible Loan Losses ..............            3,049                192               --                 3,241
                                                    --------------     --------------     ------------       ---------------
Net Interest Income After Provision for
      Possible Loan Losses ......................           46,181              2,448               --                48,629
Total Non-Interest Income .......................           15,546                540               --                16,086
Total Non-Interest Expense ......................           43,102              1,949               --                45,051
                                                    --------------     --------------     ------------       ---------------
Income Before Income Taxes ......................           18,625              1,039               --                19,664
Provision for Income Taxes ......................            6,345                251              205                 6,801
                                                    --------------     --------------     ------------       ---------------
NET INCOME ......................................   $       12,280     $          788      $      (205)      $        12,863
                                                    ==============     ==============      ===========       ===============

EARNINGS PER COMMON SHARE: (1)
      Basic .....................................   $         1.33     $         1.23                        $          1.28
                                                    ==============     ==============                        ===============
      Diluted ...................................   $         1.33     $         1.23                        $          1.28
                                                    ==============     ==============                        ===============

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
      Basic .....................................        9,218,892            639,575                             10,015,163
      Diluted ...................................        9,263,719            639,575                             10,059,990



----------
(1) The historical earnings per share of United and SBSO have been restated to give retroactive effect to stock dividends.

(2) The restatement of SBSO's historical 1996 and 1995 statements of income relates to the reversal of tax benefits previously recognized by SBSO in 1996 and 1995 as a result of SBSO's reversal of its valuation allowance on deferred tax assets. SBSO established a valuation allowance on its deferred tax assets upon adoption of Statement of Financial Accounting Standards ("SFAS") No. 109 in 1994 due to uncertainties regarding SBSO's ability to realize its deferred tax assets. Subsequently, as a result of improved profitability in 1995 and 1996, the valuation allowance was reversed, resulting in significant income tax benefits in both years.

     The pro forma adjustment to the provision for income taxes is a reversal of the tax benefits described above.

     The valuation allowance that existed as of December 31, 1994 is not needed on a pro forma basis. The evaluation of the need for a valuation allowance is based on the combined results of United and SBSO. United files consolidated tax returns with its subsidiaries, and therefore any losses sustained by SBSO would be offset by profits of United and its other subsidiaries. No valuation allowance would have been required as of December 31, 1994 had the companies always been combined. Accordingly, the pro forma financial statements include a pro forma adjustment to reflect what the changes to the valuation allowance would have been had the companies always been combined.



                                           PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                                                 FOR THE YEAR ENDED DECEMBER 31, 1995
                                                              (UNAUDITED)

                                                                                                 Pro Forma         United and SBSO
                                                            United              SBSO          Adjustments(2)           Combined
                                                        --------------     --------------     --------------     ------------------
                                                                    (Dollars in thousands, except per share data)

Total Interest Income ................................  $       77,552     $        4,427      $        --       $        81,979
Total Interest Expense ...............................          30,104              2,012               --                32,116
                                                        --------------     --------------      -----------       ---------------
Net Interest Income ..................................          47,448              2,415               --                49,863
Provision for Possible Loan Losses ...................             871                227               --                 1,098
                                                        --------------     --------------      -----------       ---------------
Net Interest Income After Provision for
      Possible Loan Losses ...........................          46,577              2,188               --                48,765
Total Non-Interest Income ............................          14,653                505               --                15,158
Total Non-Interest Expense ...........................          47,429              1,942               --                49,371
                                                        --------------     --------------      -----------       ---------------
Income Before Income Taxes ...........................          13,801                751               --                14,552
Provision for Income Taxes ...........................           4,295                 --              256                 4,551
                                                        --------------     --------------      -----------       ---------------
NET INCOME ...........................................  $        9,506     $          751      $      (256)      $        10,001
                                                        ==============     ==============      ===========       ===============

EARNINGS PER COMMON SHARE: (1)
      Basic ..........................................  $         1.04     $         1.17                        $          1.00
                                                        ==============     ==============                        ===============
      Diluted ........................................  $         1.03     $         1.17                        $          1.00
                                                        ==============     ==============                        ===============

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING:
      Basic ..........................................       9,168,516            639,575                              9,964,787
      Diluted ........................................       9,202,572            639,575                              9,998,843


----------
(1) The historical earnings per share of United and SBSO have been restated to give retroactive effect to stock dividends.

(2) The restatement of SBSO's historical 1996 and 1995 statements of income relates to the reversal of tax benefits previously recognized by SBSO in 1996 and 1995 as a result of SBSO's reversal of its valuation allowance on deferred tax assets. SBSO established a valuation allowance on its deferred tax assets upon adoption of Statement of Financial Accounting Standards ("SFAS") No. 109 in 1994 due to uncertainties regarding SBSO's ability to realize its deferred tax assets. Subsequently, as a result of improved profitability in 1995 and 1996, the valuation allowance was reversed, resulting in significant income tax benefits in both years.

     The pro forma adjustment to the provision for income taxes is a reversal of the tax benefits described above.

     The valuation allowance that existed as of December 31, 1994 is not needed on a pro forma basis. The evaluation of the need for a valuation allowance is based on the combined results of United and SBSO. United files consolidated tax returns with its subsidiaries, and therefore any losses sustained by SBSO would be offset by profits of United and its other subsidiaries. No valuation allowance would have been required as of December 31, 1994 had the companies always been combined. Accordingly, the pro forma financial statements include a pro forma adjustment to reflect what the changes to the valuation allowance would have been had the companies always been combined.

                  SBSO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     SBSO's net income increased by $117,000 or 40.8%, to $404,000 for the six months ended June 30, 1998 compared to $287,000 for the six months ended June 30, 1997. Net income per diluted share increased to $0.63 per share for the six months ended June 30, 1998 compared to $0.45 for the six months ended June 30, 1997. SBSO's total assets decreased to $70.2 million as of June 30, 1998 as compared to $73.8 million at December 31, 1997, primarily resulting from decreases in securities and cash and due from banks.

     Net income decreased $129,000 to $659,000 for the year ended December 31, 1997 from $788,000 for the year ended December 31, 1996. Net income per diluted share decreased to $1.03 per share for the year ended December 31, 1997 as compared to $1.23 per share for the year ended December 31, 1996. The decrease in net income resulted from increases in the provision for income taxes, the provision for loan losses, and other expenses partially offset by increases in net interest income and other income. The increase in the provision for income tax in 1997 resulted primarily from net operating loss carryforwards being fully utilized in 1996. Net income and net income per diluted share for the year ended December 31, 1995 were $751,000 and $1.17, respectively. The increased net income for the year ended December 31, 1996 as compared to 1995 reflects increased net interest income and other income, partially offset by an increase in the provision for income taxes. SBSO's total assets grew to $73.8 million, an increase of $1.6 million, or 2.2%, as compared to $72.2 million at December 31, 1996.

     Return on average assets and average stockholders' equity for the six months ended June 30, 1998, on an annualized basis, were 1.13% and 13.62%, respectively, compared to 0.84% and 11.17%, respectively, for the six months ended June 30, 1997.

     Return on average assets and average stockholders' equity were 0.98% and 12.42%, respectively, for the year ended December 31, 1997, compared to 1.24% and 17.61%, respectively, for the year ended December 31, 1996 and 1.28% and 21.05% respectively, for the year ended December 31, 1995. The decrease in the return on average assets and average stockholders' equity in 1997 reflects the decrease in net income.

RESULTS OF OPERATIONS

INTEREST INCOME

     Interest income increased approximately $246,000, or 9.7%, to $2.8 million for the six months ended June 30, 1998, as compared to $2.5 million for the six months ended June 30, 1997. This increase was primarily due to an increase in the average balance of interest earning assets from $62.7 million for the six months ended June 30, 1997 to $65.7 million for the six months ended June 30, 1998, as well as an increase of 38 basis points in the average yield of such assets. Interest income increased by $491,000, or 10.5%, to $5.2 million for the year ended December 31, 1997, primarily as a result of an increase in the average balance of interest earning assets from $58.1 million for the year ended December 31, 1996 to $62.3 million for the year ended December 31, 1997, and an increase of 23 basis points in the yield of such assets. Interest income increased by $264,000, or 6.0%, to $4.7 million for the year ended December 31, 1996, primarily as a result of an increase in the average balance of interest earning assets from $53.4 million in 1995 to $58.1 million in 1996.

     Interest income on loans increased $360,000 to $2.3 million for the six months ended June 30, 1998 as compared to $2.0 million for the six months ended June 30, 1997. The increase in interest income on loans for the first six months of 1998 was attributable to an increase of $6.8 million in the average balance and an increase of 18 basis points in the average yield as compared to the same period in 1997. The average balance increased during this period primarily as a result of an increase in loan originations by the employment of an additional loan officer. Contributing to the increase in the average yield was the completion of the premium amortization on FMHA loans.

Interest income on loans increased $428,000 to $4.1 million for the year ended December 31, 1997, as compared to December 31, 1996, as a result of a $4.0 million increase in the average balance and an increase of 13 basis points in average yield. The increase in the average balance is primarily attributable to SBSO's continued marketing efforts to increase the size of the commercial and industrial loan portfolio. The increase in average interest rates reflects a moderate increase in market rates of interest. Interest income on loans increased $347,000 to $3.7 million for the year ended December 31, 1996 reflecting increased average balances of $4.5 million from 1995 to 1996.

     Interest income on taxable investment securities decreased $79,000, or 23.2%, to $262,000 for the six months ended June 30, 1998 as compared to the six months ended June 30, 1997, due to a $2.5 million decrease in the average balance. The decrease in the average balance reflects a change in the mix of interest earning assets to the loan portfolio. Interest income on taxable investment securities increased $353,000, or 111.4%, to $670,000 for the year ended December 31, 1997 from $317,000 for the year ended December 31, 1996, primarily due to a $5.9 million increase in the average balance and an increase of 39 basis points in average yield. The increase in the average balance reflects a shift in the portfolio of interest-earning assets to investment securities from lower-yielding federal funds sold. Interest income on taxable investment securities decreased $314,000, or 49.8%, to $317,000 in 1996 from $631,000 in 1995, due to a $4.8 million or 43.8% decrease in the average balance of these securities. The decrease in the average balance was a result of shifting of interest-earning assets from the investment portfolio to commercial loans. In addition, the average yield of investment securities decreased 60 basis points, as a result of the lower interest rate environment.

     Interest income on federal funds sold decreased $34,000 to $197,000 for the six months ended June 30, 1998, from $231,000 for the six months ended June 30, 1997, primarily due to decreased average balances from $8.4 million in 1997 to $7.1 million in 1998. Interest income on federal funds sold decreased by $290,000 or 43.2%, to $381,000 in 1997 from $671,000 in 1996, due primarily to a decrease in the average balance of $5.6 million, or 45.2%, to $6.8 million in 1997 from $12.4 million in 1996. The decrease in the average balance from 1996 to 1997 was a result of the shift of the portfolio to commercial loans. Interest income on federal funds sold increased $231,000 or 52.5%, to $671,000 in 1996 from $440,000 in 1995, due to SBSO's decision to maintain liquidity by investing in federal funds.

INTEREST EXPENSE

     Interest paid on deposits was relatively unchanged for the six months ended June 30, 1998 compared to the same period in 1997, at $1.1 million. Offsetting an increase in the average balance of interest-bearing liabilities from $53.1 million for the six months ended June 30, 1997 to $53.7 million for the six months ended June 30, 1998 was a decrease in the average cost of interest-bearing liabilities to 4.25% in the 1998 period from 4.35% in the 1997 period.

     Interest paid on deposits increased $190,000 to $2.2 million for the year ended December 31, 1997 from $2.1 million for the year ended December 31, 1996. This increase is attributable to an aggregate increase of $3.8 million in the average balance of deposits including a $4.9 million increase in the average balance of time deposits.

     Interest paid on deposits remained relatively stable between 1995 and 1996. While the aggregate average balances of interest bearing deposits increased $2.0 million during 1996, the average rate paid on those deposits decreased by 7 basis points, due to a declining rate environment. The increase in the average balance included a $2.0 million increase in the average balance of savings deposits.

NET INTEREST INCOME

     Net interest income, typically the largest component of SBSO's income, is the difference between interest and fees earned on loans and other interest earning assets, and interest paid on deposits and other funding sources. The following tables reflect the components of SBSO's net interest income, setting forth for the periods presented herein (1) average assets, liabilities and stockholders' equity, (2) interest income earned on interest-earning assets and interest expense paid on interest-bearing liabilities, (3) average yields earned on interest-earning assets and average rates paid on interest-bearing liabilities, (4) SBSO's net interest spread (i.e., the average yield on interest-earning assets less the average cost of interest-bearing liabilities) and (5) SBSO's net yield on interest-earning assets. Average balances were computed based on month-end balances. Management believes that the use of average monthly balances instead of average daily balances does not have a material effect on the information presented.


                                                             SIX MONTHS ENDED                               SIX MONTHS ENDED
                                                               JUNE 30, 1998                                  JUNE 30, 1997
                                              ---------------------------------------            -----------------------------------
                                                                 INTEREST                                       INTEREST
                                                   AVERAGE       INCOME/      YIELD/               AVERAGE     INCOME/       YIELD/
                                                   BALANCE       EXPENSE      COST(1)              BALANCE      EXPENSE      COST(1)
                                              ------------      --------     --------            ----------     --------     -------
                                                                               (Dollars in thousands)

ASSETS:
INTEREST-EARNING ASSETS:
   Loans ....................................... $ 48,932       $  2,331      9.61%              $   42,180     $  1,972     9.43%
   Taxable securities ..........................    9,624            262      5.49                   12,147          341     5.66
   Federal funds sold ..........................    7,135            197      5.57                    8,384          231     5.56
                                                 --------       --------                         ----------     --------
      Total interest-earning assets ............   65,691          2,790      8.56                   62,711        2,544     8.18
                                                 --------       --------     -----               ----------     --------    -----

   NON-INTEREST EARNING ASSETS:
      Cash and due from banks ..................    3,238                                             3,141
      Other ....................................    3,246                                             2,841
      Allowance for loan loss ..................     (840)                                             (794)
                                                 --------                                        ----------

TOTAL ASSETS ................................... $ 71,335                                        $   67,899
                                                 ========                                        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
   INTEREST-BEARING LIABILITIES:
      Interest-bearing demand deposits ......... $  4,766             33      1.40               $    4,048           29     1.44
      Savings deposits .........................   15,858            200      2.54                   14,611          189     2.61
      Time deposits ............................   33,060            898      5.48                   34,434          928     5.43
                                                 --------       --------                         ----------     --------
      Total interest-bearing liabilities .......   53,684          1,131      4.25                   53,093        1,146     4.35
                                                 --------       --------     -----               ----------     --------    -----

   NON-INTEREST BEARING LIABILITIES:
      Demand deposits ..........................   11,469                                             9,296
      Other non-interest bearing liabilities ...      253                                               377
      Stockholders' equity .....................    5,929                                             5,133
                                                   ------                                          --------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY....... $ 71,335                                        $   67,899
                                                 ========                                        ==========

Net interest income/ Net interest spread(1) ....                $  1,659      4.31%                             $  1,398     3.83%
                                                                ========     =====                              ========    =====

Net yield on interest-earning assets
 (net interest margin)(1) ......................                              5.09%                                          4.50%
                                                                              ====                                          =====


----------
(1) Yield, cost, spread and margin for the two six-month periods are all on an annualized basis.




                                                              YEAR ENDED                                          YEAR ENDED
                                                          DECEMBER 31, 1997                                   DECEMBER 31, 1996
                                           -----------------------------------------       -----------------------------------------
                                                           INTEREST                                          INTEREST
                                             AVERAGE       INCOME/        YIELD/             AVERAGE          INCOME/         YIELD/
                                             BALANCE       EXPENSE         COST              BALANCE          EXPENSE         COST
                                           ------------  ------------   ---------          -----------      ------------    --------
                                                                             (Dollars in thousands)

ASSETS
  INTEREST EARNING ASSETS:
   Loans .............................      $   43,377       $4,131        9.52%            $  39,420         $ 3,703         9.39%
   Taxable securities ................          12,111          670        5.53                  6,166            317         5.14
   Federal funds sold ................           6,837          381        5.57                 12,478            671         5.38
                                            ----------        -----                          ---------        -------
    Total interest-earning assets ....          62,325        5,182        8.31                 58,064          4,691         8.08
                                            ----------        -----       -----              ---------        -------      -------

   NON-INTEREST EARNING ASSETS:
    Cash and due from banks ..........           3,108                                           3,133
    Other ............................           2,851                                           2,851
    Allowance for loan loss ..........            (836)                                           (655)
                                            ----------                                       ---------

TOTAL ASSETS .........................      $   67,448                                       $  63,393
                                            ==========                                       =========

LIABILITIES AND STOCKHOLDERS' EQUITY:
   INTEREST-BEARING LIABILITIES:
    Interest-bearing demand deposits .      $    4,329           62        1.43              $   4,470             62         1.39
    Savings deposits .................          14,137          369        2.61                 15,012            395         2.63
    Time deposits ....................          33,152        1,810        5.45                 28,296          1,594         5.63
                                            ----------       ------                          ---------        -------
   Total interest-bearing liabilities           51,618        2,241        4.34                 47,778          2,051         4.29
                                            ----------       ------       -----              ---------        -------      -------

   NON-INTEREST BEARING LIABILITIES:
    Demand deposits ..................          10,131                                           9,834
    Other non-interest bearing
     liabilities .....................             389                                           1,307

    Stockholders' equity .............           5,310                                           4,474
                                              --------                                       ---------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY ..............................      $   67,448                                       $  63,393
                                            ==========                                       =========

Net interest income/Net interest spread                      $2,941        3.97%                              $ 2,640         3.79%
                                                             ======        ====                               =======      =======

Net yield on interest-earning assets
(net interest margin) .................                                    4.72%                                              4.55%
                                                                          =====                                            =======



     The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected SBSO's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume) and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to the volume and the changes due to rate.



                                                  FOR THE SIX MONTH PERIOD ENDED                           FOR THE YEAR ENDED
                                                     JUNE 30, 1998 COMPARED TO                       DECEMBER 31, 1997 COMPARED TO
                                                           JUNE 30, 1997                                   DECEMBER 31, 1996
                                           -------------------------------------------         -------------------------------------
                                                INCREASE (DECREASE)                              INCREASE (DECREASE)
                                                 DUE TO CHANGE IN                                  DUE TO CHANGE IN
                                           ------------------------------                      ------------------------

                                             AVERAGE           AVERAGE                        AVERAGE         AVERAGE
                                              VOLUME            RATE            NET            VOLUME           RATE        NET
                                           -------------     -----------    ----------        ----------    -----------  ---------
                                         (Dollars in thousands)
 INTEREST INCOME:
   Loans ................................. $      320       $      39      $      359      $      396       $       32   $     428
   Taxable securities ....................        (69)            (10)            (79)            327               26         353
   Federal funds sold ....................        (34)             --             (34)           (313)              23        (290)
                                           ----------       ---------      ----------        --------         --------   ---------
      Total interest income ..............        217              29             246             410               81         491
                                           ----------       ---------      ----------      ----------         --------   ---------

INTEREST EXPENSE:
   Interest-bearing liabilities:
      Interest-bearing demand deposits ...          5              (1)              4              (2)               2          --
      Savings deposits ...................         16              (5)             11             (23)              (3)        (26)
      Time deposits ......................        (39)              9             (30)            265              (49)        216
                                           ----------       ---------      ----------      ----------         --------   ---------
      Total interest expense .............        (18)              3             (15)            240              (50)        190
                                           ----------       ---------      ----------      ----------         --------   ---------

NET CHANGE IN NET INTEREST INCOME ........ $      235       $      26      $      261      $      170       $      131   $     301
                                           ==========       =========      ==========      ==========       ==========   =========



     Net interest income was $1.7 million for the six months ended June 30, 1998, as compared to $1.4 million for the six months ended June 30, 1997, reflecting the increase in interest income.

     Net interest income was $2.9 million for the year ended December 31, 1997, as compared to $2.6 million for the year ended December 31, 1996, reflecting the increase of $491,000 in interest income for the year, offset in part by the increase of $190,000 in interest expense.

     Net interest income increased $225,000 to $2.6 million for the year ended December 31, 1996, from $2.4 million for the year ended December 31, 1995, primarily reflecting increased interest income.

OTHER INCOME

     Other income decreased $29,000, or 9.5%, to $276,000 for the first six months of 1998 from $305,000 for the same period in 1997. This decrease was primarily the result of a decrease of $34,000, or 11.1% in service charges on deposit accounts.

     Other income increased $49,000, or 9.1%, to $589,000 for the year ended December 31, 1997 from $540,000 for the year ended December 31, 1996. This increase was primarily attributable to an increase in service charges on deposit accounts.

     Other income increased $35,000, or 6.9%, to $540,000 for the year ended December 31, 1996 from $505,000 for the year ended December 31, 1995. This increase was primarily attributable to an increase in service charges on deposit accounts.

OTHER EXPENSE

     Other expenses increased by $106,000, or 10.0%, to $1.2 million for the first six months of 1998 from $1.1 million for the same period in 1997. Salaries and benefits increased by $62,000, or 11.0%, due to increased staffing levels and normal salary increases. Other changes included increased advertising expense and legal fees, and decreases in data processing fees.

     Other expenses for the year ended December 31, 1997 increased $219,000, or 11.2%, over 1996. Salaries and benefits, the largest component of other expenses, increased by $128,000, or 12.6%, due to normal salary and benefit increases and increased staffing, and an increase of $42,000 in furniture and equipment expense.

     Other expenses for the year ended December 31, 1996 remained relatively stable, at $1.9 million, as compared to the year ended December 31, 1995.

PROVISION FOR LOAN LOSSES AND LOAN LOSS EXPERIENCE


     During the first six months of 1998, SBSO provided $96,000 for the allowance and had net charge-offs of $50,000 for an increase of $46,000 to the allowance for possible loan losses, leaving a balance of $847,000.


     During 1997, SBSO provided $232,000 to the allowance for possible loan losses and had net charge-offs of $183,000 for a $50,000 increase to the allowance for possible loan losses, leaving a balance of $801,000. At December 31, 1996, the balance of the allowance for possible loan losses was $751,000, a $190,000 increase from 1995, as SBSO provided $192,000 to the allowance for possible loan losses and incurred net charge-offs of $2,000. See "- Credit Losses."

INCOME TAXES

     The components of income taxes are summarized as follows (in thousands):


                                             Six Months Ended June 30,                      Year Ended December 31,
                                     -----------------------------------              -------------------------------
                                          1998                    1997                     1997               1996
                                    ----------                ----------              ----------           ----------
Federal -- Current.................  $     243                $    218                  $    325           $    357
Federal -- Deferred................        (38)                    (18)                       23               (162)
State..............................         60                      58                       123                 56
                                     ---------                --------                  --------           --------
Total..............................  $     265                $    258                  $    471           $    251



     The increase in current income taxes in 1997 resulted primarily from net operating loss carryforwards being fully utilized in 1996. SBSO's effective income tax rate was 39.6%, 47.3%, 41.6%, and 24.2%, for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively. The increase in the effective tax rate from 1996 to 1997 is due to the utilization of net operating loss carryforwards in 1996. The decrease in the effective tax rate from June 30, 1997 to June 30, 1998 is due to a reversal of a reserve for revenue agent examinations that was established during the six month period ended June 30, 1997. For further information regarding tax matters, see
Note 7 of the Notes to SBSO's Financial Statements.

FINANCIAL CONDITION

GENERAL

     SBSO's total assets decreased to $70.2 million as of June 30, 1998 as compared to $73.8 million at December 31, 1997. SBSO's total assets increased to $73.8 million at December 31, 1997, an increase of $1.6 million, or 2.3%, as compared to $72.2 million at December 31, 1996. Stockholders' equity increased to $5.7 million at December 31, 1997, an increase of approximately $800,000, or 16.3%, as compared to $4.9 million at December 31, 1996.

     Investment securities decreased by $3.7 million, or 31.4%, from $11.8 million at December 31, 1997 to $8.1 million at June 30, 1998. Investment securities increased from $11.1 million at December 31, 1996 to $11.8 million at December 31, 1997. The investment securities contained net unrealized losses of $159,000 at December 31, 1997, a decrease of $132,000 from the net unrealized loss of $291,000 in the portfolio at December 31, 1996.

LOAN PORTFOLIO

     Loans are the most significant component of SBSO's interest-earning assets. Gross loans declined slightly to $49.8 million at June 30, 1998, compared to $49.9 million at December 31, 1997. Gross loans increased $7.2 million or 16.8% from $42.7 million at December 31, 1996 to $49.9 million at December 31, 1997, primarily due to increased volume of commercial loans, lease financing loans, and loans secured by residential properties.

     The following table sets forth the classification of SBSO's loans by major category as of the dates indicated:




                                                                 JUNE 30,             DECEMBER 31,
                                                              -----------       -----------------------
                                                                 1998             1997          1996
                                                              -----------       ---------    ----------
                                                                              (In thousands)
Loans secured by real estate --
    Construction and land development...................      $   4,186        $   3,466      $  3,195
    Residential properties..............................         16,166           16,880        13,306
    Residential farmland (guaranteed by the
       Farmers Home Administration).....................          2,214            2,359         2,511
    Nonresidential properties...........................          8,176            9,118         9,327
Commercial and industrial loans.........................          6,046            4,938         3,836
Lease financing loans...................................         11,439           11,504         9,248
Loans to individuals....................................          1,540            1,660         1,323
                                                              ---------        ---------      --------

                                                              $  49,767        $  49,925      $ 42,746
                                                              ---------        ---------      --------

    Less - Unearned income..............................            (72)             (79)          (63)
                                                              ---------        ---------      --------

Loans, net .............................................      $  49,695        $  49,846      $ 42,683
                                                              =========        =========      ========

CREDIT RISK

     Commercial loans are placed on a nonaccrual status when principal or interest are in default for a period of ninety days or more except where there exists sufficient collateral to cover the defaulted principal and interest payments or management's knowledge of the specific circumstances warrant continued accrual. Real estate mortgage loans are placed on nonaccrual status at the time when foreclosure proceedings are commenced except where there exists sufficient collateral to cover the defaulted principal and interest payments or management's knowledge of the specific circumstances warrant continued accrual. Installment loans are regularly charged off when principal and interest payments are four months in arrears. Interest thereafter on such charged off installment loans is taken into income when received.

     The following schedule sets forth certain information regarding SBSO's nonaccrual, past due and renegotiated loans and other real estate owned as of the dates indicated:


                                                                          June 30,                     December 31,
                                                                   ---------------------         ----------------------
                                                                     1998         1997            1997            1996
                                                                   -------    ----------         -------         ------
                                                                                    (In thousands)
Non-accrual loans (a) .......................................      $    --       $   353         $   123         $  356
Past due loans (b) ..........................................          910             1             169             19
Renegotiated loans ..........................................           --            --              --             --
                                                                   --------      -------         -------         ------

      Total nonaccrual, past due and renegotiated loans .....          910           354             292            375
Other real estate owned .....................................           --            --              --            142
                                                                   --------      -------         -------         ------
      Total .................................................      $   910       $   354         $   292         $  517
                                                                   ========      =======         =======         ======

----------
(a) Generally represents loans as to which the payment of interest or principal is in arrears for a period of more than ninety days. Current policy requires that interest previously accrued on these loans and not yet paid be reversed and charged against income during the current period. Interest earned thereafter is only included in income to the extent that it is received in cash.

(b) Represents loans as to which payments of interest or principal are contractually past due ninety days or more but which are currently accruing income at the contractually stated rates. A determination is made to continue accruing income on such loans only when such loans are believed to be fully collectible.

     Loans accounted for on a nonaccrual basis amounted to $123,000 and $356,000 as of December 31, 1997 and 1996, respectively. Interest income that would have been recorded in the financial statements had nonaccrual loans been performing in accordance with the original contract terms is $13,000, $36,000 and $35,000 in 1997, 1996 and 1995, respectively. SBSO had no loans accounted for on a nonaccrued basis as of June 30, 1998.

     At December 31, 1997, there were no concentrations of loans exceeding 10% of total loans outstanding. Loan concentrations are considered to exist when there are amounts loaned to a multiple number of borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other related conditions.

     SBSO's policy concerning nonaccrual loans states that, except for loans which are considered to be fully collectible by virtue of collateral held as well as other relevant factors, loans are placed on a nonaccrual status when payments are 90 days delinquent or more.

CREDIT LOSSES

     Loans, or portions thereof, are typically charged off when it is determined that a loss has occurred. Until such time, an allowance for possible loan losses is maintained for estimated losses. The allowance for possible loan losses is established through a provision for loan losses charged to expense. When management believes there is sufficient doubt as to the ultimate collectability of interest on any loan, the accrual of applicable interest is discontinued.

     The following table sets forth the allowance for possible loan losses for the periods indicated and the historical relationships among the amount of loans outstanding, the provision for possible loan losses, the amount of loans charged-off and the amount of loan recoveries:



                                                                             Six Months Ended               Year Ended
                                                                                 June 30,                  December 31,
                                                                        -----------------------       -----------------------
                                                                             1998         1997          1997         1996
                                                                        ------------  ---------       --------     --------
                                                                                        (Dollars in thousands)
   Allowance for Possible Loan Losses:
   Balance at beginning of period.....................................  $    801       $    751       $    751          561
                                                                        --------       --------       --------     --------
      Charge-offs:
        Commercial....................................................        22             --            28            --
        Installment...................................................        28             --           155             2
        Real estate (home equity).....................................        --             --            --            --
                                                                        --------       --------       --------     --------
   Total Charge offs..................................................        50             --           183             2
                                                                        --------       --------       --------     --------
   Recoveries of charged-off loans:
        Commercial....................................................        --             --            --            --
        Installment...................................................        --              1             1            --
        Real Estate (home equity).....................................        --             --            --            --
                                                                        --------       --------       --------     --------
   Total Recoveries...................................................        --              1             1            --
                                                                        --------       --------       --------     --------
   Net Charge-offs....................................................        50             (1)          182             2
   Provisions for possible loan losses
      (charged to expense)............................................        96             96           232           192
                                                                        --------       --------       --------     --------

   Balance of allowance at end of period..............................  $    847       $    848       $   801           751
                                                                        ========       ========       ========     ========

   Ratio of net charge-offs to average loans outstanding (1)..........      0.20%          0.00%         0.42%         0.01%
   Allowance for possible loan losses as a percentage
      of total loans (net of unearned income).........................      1.70%          2.01%         1.61%         1.76%

----------
(1) Interim ratios have been annualized for purposes of comparability with year-end data.


     The ratio of the allowance for loan losses to loans outstanding reflects management's evaluation of the underlying credit risk inherent in the loan portfolio. The principal risk elements in SBSO's loan portfolio relate to the economic strength of its borrowers and guarantors, and the value of real estate and other collateral underlying SBSO's loans. The determination of the appropriate level of the allowance for loan losses is based on management's evaluation of the risk characteristics of the loan portfolio considering such factors as the financial condition of the borrowers, fair market value of collateral, past due and delinquency levels, size and nature of the loan portfolio, general economic conditions, charge-off experience and the level of non-performing loans. Management believes that the allowance for loan losses at June 30, 1998 is adequate. While management uses available information to recognize possible losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, as an integral part of the examination process, the FDIC and the New Jersey Banking Department periodically review SBSO's allowance for possible loan losses. Such regulators may require SBSO to recognize additions to the allowance based upon their judgment and information available to them at the time of examination.

     SBSO regards the majority of the allowance as a general allowance which is available to absorb losses from all loans. However, for the purpose of complying with disclosure requirements of the Securities and Exchange Commission, the table below presents an allocation of the allowance among various loan categories and sets forth the percentage of loans in each category to total loans. The allocation of the allowance as shown in the table should neither be interpreted as an indication of future charge-offs, nor as an indication that charge-offs in future periods will necessarily occur in these amounts or in the indicated proportions.

     The following table sets forth the allocation of the allowance for possible loan losses at the dates indicated by category of loans.


                                                                                                DECEMBER 31,
                                                                    ------------------------------------------------------------
                                            JUNE 30, 1998                        1997                             1998
                                   -----------------------------    ------------------------------  ----------------------------
                                                   % of Loans in                  % of Loans in                    % of Loans in
                                                    Category to                    Category to                      Category to
                                    Amount          Total Loans       Amount       Total Loans        Amount        Total Loans
                                   --------        -------------     --------     -------------      --------      -------------
                                                                      (Dollars in Thousands)
Commercial ......................  $    483             35.1%        $ 504              32.9%        $    523            30.6%
Installment .....................       342              3.1           273               3.3              209             3.1
Real Estate .....................        22             61.8            24              63.8               19            66.3
                                   --------           ------         -----             -----         --------           -----
TOTAL LOANS .....................  $    847            100.0%        $ 801             100.0%        $    751           100.0%
                                   ========           ======         =====             =====         ========           ======


INVESTMENT SECURITIES

     Investment securities decreased by $3.7 million, or 31.4% from $11.8 million at December 31, 1997 to $8.1 million at June 30, 1998. Investment securities increased from $11.1 million at December 31, 1996 to $11.8 million at December 31, 1997. Investment securities contained net unrealized losses of $159,000 at December 31, 1997, a decrease of $132,000 from the net unrealized loss of $291,000 in the investment securities portfolio at December 31, 1996.

     As required by applicable accounting standards, SBSO has classified its investment securities into the "available for sale" and "held to maturity" categories pursuant to Statement No. 115 of the Financial Accounting Standards Board "Accounting for Certain Investments in Debt and Equity Securities" ("Statement No. 115"). All of SBSO's investment securities are classified as "available for sale."

     The following tables present the estimated fair values and unrealized gains and losses on investment securities at the dates indicated:






                                     JUNE 30, 1998
                        -----------------------------------------
                                          Gross
                        Amortized      Unrealized     Estimated
                           Cost       Gains/Losses   Market Value
                        ---------     ------------   ------------
                                     (In thousands)

SECURITIES AVAILABLE
FOR SALE
U.S. Treasury
securities and
obligations of U.S.
government
corporations and
agencies..............  $   8,185     $      (126)  $     8,059
                        ---------     -----------   -----------
Total.................  $   8,185     $      (126)  $     8,059
                        =========     ===========   ===========


                                                              DECEMBER 31,
                          ------------------------------------------------------------------------------------
                                           1997                                       1996
                          ------------------------------------------  ----------------------------------------
                                           Gross                                     Gross        Estimated
                           Amortized     Unrealized     Estimated     Amortized     Unrealized      Market
                             Cost       Gains/Losses   Market Value      Cost      Gains/Losses     Value
                           ---------    ------------   ------------   ---------    ------------   ----------
                                                             (In thousands)

SECURITIES AVAILABLE
FOR SALE
U.S. Treasury
securities and
obligations of U.S.
government
corporations and
agencies..............   $   11,914    $       (159)  $   11,755     $  11,417     $       (291)    $ 11,126
                         ------------  ------------   ----------     ---------     ------------     --------
Total.................   $   11,914    $       (159)  $   11,755     $  11,417     $       (291)    $ 11,126
                         ============  ============   ==========     =========     ============     =========


     The following table sets forth the maturity distribution and weighted average yields of SBSO's investment securities as of June 30, 1998. No tax equivalent adjustments have been made in the following table.

                                                   WITHIN            1-5            5-10           OVER 10
                                                   1 YEAR           YEARS           YEARS           YEARS           TOTAL
                                                 -----------      -----------    ------------     -----------    ------------
                                                                           (dollars in thousands)
Investment securities available for sale:
U.S. Treasury securities and obligations
   of U.S. government corporations and agencies
        Book value.............................. $  1,998         $ 5,034        $    591         $    562       $  8,185
        Yield...................................     5.99%           5.17%           5.32%            6.34%          5.46%

DEPOSITS

     Total deposits decreased $4.1 million, or 6.0%, from $67.8 million at December 31, 1997 to $63.7 million at June 30, 1998. The following table provides information concerning deposit categories that were in excess of 10% of average total deposits, at the dates included.


                                                      SIX MONTHS                     YEAR ENDED DECEMBER 31,
                                                        ENDED                  --------------------------------
                                                    JUNE 30, 1998                 1997                   1996
                                                    -------------              -------                 -------
                                                                       (dollars in thousands)
Non-interest bearing demand deposits:
     Average amount.............................     $11,469                   $10,131                 $ 9,834
Interest bearing demand deposits:
     Average amount.............................    $  4,766                   $ 4,329                 $ 4,470
     Average rate paid..........................       1.40%                      1.43%                   1.39%
Savings deposits:
     Average amount.............................     $15,858                   $14,137                 $15,012
     Average rate paid..........................       2.54%                      2.61%                   2.63%
Time deposits:
     Average amount.............................     $33,060                   $33,152                 $28,296
     Average rate paid..........................        5.48%                     5.45%                   5.63%



     At June 30, 1998, time deposits in amounts of $100,000 and over matured as follows (in thousands):

    Three months or less ..................................  $    4,155
    Over three months through six months ..................       3,051
    Over six months through twelve months .................         109
    Over twelve months ....................................          --
                                                             ----------
      Total ...............................................  $    7,315
                                                             ==========

INTEREST RATE SENSITIVITY

     SBSO analyzes its interest sensitivity position to manage the risks associated with interest rate movements through the use of "gap analysis." Interest rate risk arises from mismatches in the repricing of assets and liabilities within a given period. Gap analysis is an approach used to quantify these differences. A "positive" gap results when the amount of interest-sensitive assets exceeds the amount of interest-sensitive liabilities within a given period. A "negative" gap results when interest-sensitive liabilities exceed interest-sensitive assets within a given period.

     The following table illustrates SBSO's interest rate gap position as of June 30, 1998.

                                                                          Assets and Liabilities Maturing Repricing in:
                                                               --------------------------------------------------------------------
                                                                             3 months        1 year        More than
                                                                 3 months     through          to            than
                                                                 or less      1 year         5 years        5 years       Total
                                                               ------------  ----------    -----------    -----------  ------------
                                                                                          (in thousands)
INTEREST-EARNING ASSETS:
Investment securities available for sale....................   $      2,602  $   4,577     $      880    $      --     $      8,059
Federal funds sold..........................................          6,775         --             --           --            6,775
Loans.......................................................         25,126      2,706         18,370        3,565           49,767
                                                               ------------  ---------     ----------    ---------    ------------
      Total.................................................   $     34,503  $   7,283     $   19,250    $   3,565     $     64,601
                                                               ============  =========     ==========    =========     ============
INTEREST-BEARING LIABILITIES:
Demand deposits.............................................   $      4,460  $      --     $       --    $      --     $      4,460
Savings deposits............................................         16,515        283             --           --           16,798
Time deposits...............................................          8,059     16,833          3,826           --           28,718
                                                               ------------  ---------     ----------    ---------     ------------
      Total.................................................   $     29,034  $  17,116     $    3,826    $      --     $     49,976
                                                               ============  =========     ==========    =========     ============
Period gap..................................................   $      5,469  $  (9,833)    $   15,424    $   3,565     $     14,625
                                                               ============  =========     ==========    =========     ============
Cumulative gap..............................................   $      5,469  $  (4,364)    $   11,060    $  14,625     $     14,625
                                                               ============  =========     ==========    =========     ============

     For many reasons, an interest sensitivity table is not a complete picture of the possible effect of interest rate changes on SBSO's net interest income. First, changes in the general level of interest rates will not affect all categories of assets and liabilities equally or simultaneously. Second, the table represents a one-day position; variations occur daily as SBSO adjusts its interest sensitivity throughout the year. Third, assumptions must be made to construct such a table. For example, there are several savings products categorized as interest sensitive in the three months or less interval; however, they may be adjusted less frequently than changes in the leading rate indicators. Fourth, the re-pricing distribution of interest-sensitive assets may not be indicative of the liquidity of those assets. Finally, since this table is based on contractual maturities, it does not include estimates of early principal payments on mortgage and installment loans.


     In general, the net interest income of a financial institution will be benefited if the institution has a negative gap during periods of declining interest rates and a positive gap during periods of increasing interest rates. Likewise, net interest income generally will be adversely affected if a financial institution has a positive gap during periods of declining interest rates or a negative gap during periods of increasing interest rates.

     As of June 30, 1998, SBSO had a cumulative positive three months or less gap of $5.5 million. Management of SBSO does not view this amount as representing an unusually high risk potential, although no assurances can be given that SBSO is not at risk from rate increases or decreases.

LIQUIDITY AND CAPITAL

     Cash and cash equivalents are SBSO's most liquid assets. At June 30, 1998, cash and cash equivalents totaled $10.5 million.

     SBSO is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a material effect on SBSO's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, SBSO must meet specific capital guidelines that involve quantitative measures of SBSO's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. SBSO's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require SBSO to maintain minimum amounts and ratios of total and Tier 1 capital to risk weighted assets. Management believes that, as of June 30, 1998, SBSO met all capital adequacy requirements to which it is subject.

     As of June 30, 1998, SBSO met all regulatory requirements for classification as a well capitalized institution. To be categorized as well capitalized, banks must maintain minimum total risk based capital, Tier 1 risk based capital, and Tier 1 leverage ratios. There are no conditions or events which have occurred that management believes have changed the institution's category. See "Selected Financial Data of SBSO," "Supervision and Regulation of SBSO-Capital Requirements" and Note 13 to SBSO's Financial Statements.


YEAR 2000 COMPLIANCE

     SBSO's operations are dependent on computers and computer systems, whether internally maintained or outsourced under contract. SBSO has taken steps to ensure that such systems will properly recognize information when the year changes to 2000. Systems that do not properly recognize the correct year could generate erroneous data or cause a system to fail. SBSO has also taken steps to ensure that it is in compliance with federal bank regulatory directives in this area. There can be no assurance, however, that SBSO will be able to effectively implement program changes to all of its systems to ensure such compliance.

EFFECT OF INFLATION AND CHANGING PRICES


     The SBSO Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of SBSO's operations. Unlike industrial companies, nearly all of the assets and liabilities of SBSO are monetary in nature. As a result, interest rates have a greater impact on SBSO's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.


                                BUSINESS OF SBSO


GENERAL

     SBSO is a New Jersey chartered bank incorporated in 1987. At June 30, 1998, SBSO had assets, deposits and stockholders' equity of $70.2 million, $63.7 million and $6.1 million, respectively.

     SBSO is a full-service commercial bank located in South Orange, New Jersey. It offers banking services for individuals and businesses generally provided by community commercial banks of similar asset size. Such services include demand deposits, savings and money market accounts, safe deposit boxes, secured and unsecured personal and commercial loans and residential and commercial real estate loans. An automated teller machine is located at SBSO's office.

     SBSO's primary customers are small to medium-sized businesses and professional practices and individuals. Deposits of SBSO are insured up to applicable limits by the Bank Insurance Fund administered by the FDIC.

     SBSO's principal executive offices are located at Valley and Third Street, South Orange, New Jersey 07079, and its telephone number is (973) 762-2000.

COMPETITION

     Competition in the banking and financial services industry in SBSO's market area is intense. SBSO competes actively with national and state chartered banks and other financial institutions including savings and loans associations, savings banks and credit unions, most of which have assets, capital and lending limits greater than SBSO and which offer a greater range of services than SBSO. In addition, SBSO faces competition from less heavily regulated entities such as brokerage institutions, money management firms, consumer finance, credit card and insurance companies and various other types of financial service companies.

EMPLOYEES

     SBSO had 18 full-time employees as of June 30, 1998. Management considers relations with employees to be satisfactory.

PROPERTIES

     SBSO owns its office at Valley & Third Streets, South Orange, New Jersey.

LEGAL PROCEEDINGS

     SBSO is involved in legal proceedings from time to time, ordinarily in connection with loan collection matters. Management of SBSO does not believe that any pending legal proceedings will have a material adverse effect upon SBSO's results of operations or financial condition.

                       SUPERVISION AND REGULATION OF SBSO

SBSO

     The operations of SBSO are subject to federal and state statutes applicable to banks chartered under the State of New Jersey. The New Jersey Banking Commissioner (the "COMMISSIONER") regularly examines such areas as reserves, loans, investments, management practices and other aspects of bank operations. These examinations are for the protection of SBSO's depositors and not for its stockholders. In addition to these regular examinations, SBSO must furnish to the Commissioner quarterly reports containing detailed statements of its affairs. The Commissioner has the authority to prohibit banks regulated by it from engaging in practices which in its opinion are unsafe or unsound.

     The operations of SBSO are also subject to the regulation of the FDIC, which insures the deposits of SBSO to applicable limits. The FDIC issues regulations, conducts periodic examinations, requires the filing of reports and generally supervises the operations of its insured banks. This supervision and regulation is intended primarily for the protection of depositors.

DIVIDEND RESTRICTIONS

     The ability of SBSO to pay dividends is subject to certain statutory and regulatory restrictions. Under New Jersey banking law, SBSO may not, without the approval of the Commissioner, declare dividends in any one calendar year unless the capital stock of the bank will be unimpaired and its surplus is not less than 50% of its capital stock or, if not, the payment of such dividend will not reduce the surplus of the bank. In addition, the payment of dividends may be inconsistent with capital adequacy guidelines of the FDIC.

INSURANCE OF DEPOSITS

     SBSO's deposits are insured up to applicable limits by the FDIC. Accordingly, SBSO is subject to deposit insurance assessments to maintain the Bank Insurance Fund.

CAPITAL REQUIREMENTS

     SBSO had stockholders' equity of $6.1 million at June 30, 1998, compared with $5.7 million at December 31, 1997.

     The FDIC has issued guidelines to implement risk-based capital requirements for state-chartered nonmember banks. The guidelines establish a risk-based capital framework consisting of (1) a definition of capital consisting of Tier I capital, which includes common shareholders' equity (less certain intangibles), and certain types of perpetual preferred stock, and a supplementary component called Tier II, which includes a portion of the allowance for possible loan losses, mandatory convertible debt, certain qualifying long-term debt and preferred stock which does not qualify as Tier I capital, and (2) a system for assigning assets and off-balance-sheet items to one of the several weighted risk categories, with higher levels of capital being required for the categories perceived as representing the greater risks. An institution's risk-based capital ratio is determined by dividing its qualifying capital by its risk-weighted assets. The guidelines make regulatory capital requirements more sensitive to differences in risk profiles among banking institutions, take off-balance sheet items into account in assessing capital adequacy, and minimize disincentives to holding liquid, low-risk assets. Banking organizations are generally expected to operate with capital positions well above the minimum ratios. Institutions with higher levels of risk, or which experience or anticipate significant growth, are also expected to operate well above minimum capital standards. The minimum risk-based ratio is 8%, of which at least 4% must consist of Tier I capital. SBSO's ratios of Tier I and total capital to risk-weighted assets were 11.12% and 12.37%, respectively, at June 30, 1998.

     The federal regulatory agencies have also adopted a minimum leverage ratio which is intended to supplement risk-based capital requirements and to insure that all financial institutions continue to maintain a minimum level of capital. Current regulations stipulate that banks maintain a minimum level of Tier I capital to total assets. The most highly rated banks in terms of safe and sound operation that are not experiencing or anticipating significant growth are required to have Tier I capital equal to at least 3% of total assets. All other banks are expected to maintain a minimum leverage capital ratio (i.e., Tier I capital divided by total assets) in excess of the 3% minimum level. The FDIC regulations require a financial institution to maintain a minimum ratio of 4% to 5%, depending on the condition of the institution. SBSO's leverage ratio was 8.68% at June 30, 1998. Federal banking agencies are required to take "prompt corrective action" with respect to banks that do not meet minimum capital requirements.

LEGISLATION AND REGULATORY ACTION

     Proposals to change the laws and regulations governing the banking industry are raised frequently in Congress and before the various bank regulatory agencies. The likelihood and timing of any changes and the impact of such changes upon SBSO are uncertain.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AND MANAGEMENT OF SBSO

     On the Record Date, there were 639,575 shares of SBSO Common Stock issued and outstanding and no shares held in the treasury. Only stockholders of record as of the Record Date shall be entitled to vote at the Meeting and each share is entitled to one vote. As of the Record Date, SBSO's Board of Directors and affiliated entities owned or controlled approximately 44.7% of the outstanding shares of SBSO Common Stock. In connection with the execution of the Merger Agreement, the directors of SBSO agreed to vote in favor of the Merger Agreement. As of the Record Date, executive officers of SBSO who are not also directors beneficially owned in the aggregate less than 1% of the issued and outstanding shares of SBSO Common Stock.

     The following table sets forth information with respect to the beneficial ownership of SBSO Common Stock as of the Record Date, and the number and percentage of outstanding shares of United Common Stock into which such shares would be converted in the Merger, by (i) each current director of SBSO, and (ii) all executive officers and directors of SBSO as a group. Except as otherwise indicated, no person is known to SBSO to own beneficially more than 5% of the outstanding SBSO Common Stock and each of the persons named below has sole voting and investment power with respect to the SBSO Common Stock owned by them.



                                                   OWNERSHIP OF          PERCENT        SHARES OF UNITED         PERCENT OF UNITED
                                                       SBSO                OF         COMMON STOCK TO BE        COMMON STOCK TO BE
     NAME AND TITLE                                COMMON STOCK           CLASS            RECEIVED              HELD POST MERGER
     --------------                                ------------          -------      ------------------         -----------------

     Milton J. Wigder, Chairman .................       2,500               *                   3,112                 *
     Anthony J. Bartolotta, Director ............      17,500              2.7%                21,787                 *
     James J. Young, President and Director .....       5,200               *                   6,474                 *
     Stuart M. Gladstone, Director ..............       1,800               *                   2,241                 *
     Greg Manning, Director .....................      26,000              4.1%                32,370                 *
     Salvatore C. Natoli, Director ..............      60,855              9.5%                75,764                 *
     Robert P. Wigder, Director(1) ..............     172,100             26.9%               214,264               2.1%


     All executive officers and
       directors of SBSO owning stock of SBSO
       (7 persons) ..............................     285,955             44.7%               356,012               3.5%


----------
* Less than 1%.

(1) Mr. Wigder shares investment power and voting power with respect to 2,000 of such shares.

                          CERTAIN TRANSACTIONS OF SBSO

     SBSO has had banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unaffiliated parties. To the extent that such transactions consisted of extensions of credit, they did not, in the opinion of management, involve more than a normal risk of collectibility or present other unfavorable features. As of June 30, 1998, SBSO's directors and executive officers were indebted to SBSO in the aggregate amount of $2,009,000. None of these loans were delinquent. This indebtedness is secured by mortgages and/or security interests in real or personal property owned by these persons.


                       DESCRIPTION OF UNITED CAPITAL STOCK

     The authorized capital stock of United consists of 16,000,000 shares of United Common Stock and 1,000,000 shares of preferred stock ("PREFERRED STOCK"). As of June 30, 1998, there were 9,375,345 shares of United Common Stock issued and outstanding, including 94,303 treasury shares, and there were no shares of Preferred Stock outstanding.

COMMON STOCK

     United is a New Jersey general business corporation governed by the New Jersey Business Corporation Act and a registered bank holding company under the Bank Holding Company Act. The following description of United Common Stock sets forth certain general terms of United Common Stock. See "Comparison of the Rights of Shareholders of United and SBSO" for additional information relevant to an understanding of the capital stock of United, including a description of the New Jersey Shareholders Protection Act, which restricts certain transactions involving an "interested shareholder" and a "resident domestic corporation".

Dividend Rights

     Holders of United Common Stock are entitled to dividends when, as and if declared by the Board of Directors of United out of funds legally available for the payment of dividends. The only statutory limitation is that such dividends may not be paid when United is insolvent. Because funds for the payment of dividends by United must come primarily from the earnings of United's bank subsidiary, as a practical matter, any restrictions on the ability of UNB to pay dividends will act as restrictions on the amount of funds available for payment of dividends by United.

     As a national banking association, UNB is subject to limitations on the amount of dividends it may pay to United, UNB's only shareholder. Prior approval by the OCC is required to the extent the total of all dividends to be declared by UNB in any calendar year exceeds net profits, as defined, for that year combined with UNB's retained net profits from the preceding two calendar years, less any transfers to capital surplus. Under this limitation, UNB could declare dividends in 1998 without prior approval of the OCC of up to $15 million plus an amount equal to UNB's net profits for 1998 to the date of such dividend declaration.

     United is also subject to certain Federal Reserve Board policies which may, in certain circumstances, limit its ability to pay dividends. These policies require, among other things, that a bank holding company maintain a minimum capital base. The Federal Reserve Board would most likely seek to prohibit any dividend payment which would reduce a holding company's capital below these minimum amounts.

Voting Rights

     At meetings of shareholders, holders of United Common Stock are entitled to one vote per share. The quorum for shareholders' meeting is a majority of the outstanding shares. Except as indicated below, actions and authorizations to be taken or given by shareholders generally require the approval of a majority of the votes cast by holders of United Common Stock at a meeting at which a quorum is present.

     The Board of Directors is divided into three classes of directors, each class being as nearly equal in number of directors as possible. Approximately one-third of the entire Board of Directors is elected each year and the directors serve for terms of up to three years and, in all cases, until their respective successors are duly elected and qualified. The exact number of directors and the number constituting each class is fixed from time to time by resolution adopted by a majority of the entire Board of Directors.

Minimum Price Provision

     United's Certificate of Incorporation contains a "minimum price" provision. No "Transaction" (as defined in the Certificate of Incorporation) between United and an "Interested Person" (defined in the Certificate of Incorporation to include persons who, together with their affiliates, own 3% or more of the voting power of United's capital stock) is valid or can be consummated unless
(i) the proposed Transaction is first approved by a majority of "Disinterested Directors" (defined in the Certificate of Incorporation as directors (other than the Interested Person) who became directors prior to the time the Interested Person became an Interested Person, or who were subsequently nominated for director by a majority of other Disinterested Directors) or (ii) the proposed Transaction is first approved by the affirmative vote of two-thirds of the votes cast by "Disinterested Shareholders" (as defined in the Certificate of Incorporation) or (iii) the Disinterested Shareholders are offered consideration in an amount equal to or in excess of an amount determined in accordance with a formula contained in the Certificate of Incorporation.

Liquidation Rights

     In the event of liquidation, dissolution or winding up of United, holders of United Common Stock are entitled to share equally and ratably in assets available for distribution after payment of debts and liabilities, except that if shares of Preferred Stock of United are outstanding at the time of liquidation, such shares of Preferred Stock may have prior rights upon liquidation.

Assessment and Redemption

     All outstanding shares of United Common Stock are fully paid and nonassessable. The United Common Stock is not redeemable at the option of the issuer or the holders thereof.

PREFERRED STOCK

     The United Board of Directors may issue from time to time shares of one or more classes or series of preferred stock. Subject to the provisions of United's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series or class, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of preferred stock without any further action or vote by the shareholders.

     One of the effects of this undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of United by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of United's management. The issuance of shares of preferred stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of United Common Stock. For example, preferred stock issued by United may rank prior to the United Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of United Common Stock.

           COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF UNITED AND SBSO

     SBSO is a New Jersey bank incorporated under the New Jersey Banking Act of 1948, as amended (the "BANKING ACT"), and United is a business corporation incorporated in New Jersey under the New Jersey Business Corporation Act (the "NJBCA"). The rights of SBSO stockholders are currently governed by New Jersey banking law. At the Effective Time, each SBSO stockholder will become a shareholder of United and the rights of shareholders of United are governed by New Jersey corporate law. The following is a comparison of certain provisions of New Jersey corporate law and New Jersey banking law and the respective certificates of incorporation and by-laws of each of

SBSO and United. This summary does not purport to be complete and is qualified in its entirety by reference to the Banking Act and the NJBCA, which statutes may change from time to time, and the Certificate of Incorporation of United, which also may be changed.

VOTING REQUIREMENTS

     The Banking Act generally provides that an amendment to the certificate of incorporation of a New Jersey state chartered bank requires the affirmative vote of two-thirds of the outstanding stock entitled to vote thereon. The Banking Act provides that a New Jersey state chartered bank conversion into, merger into, or consolidation with, a national bank or another New Jersey state chartered bank requires the affirmative vote of two-thirds of the bank's capital stock entitled to vote. SBSO's Certificate of Incorporation does not require a greater vote than the vote required by the Banking Act.

     Under the NJBCA, unless a greater vote is specified in the certificate of incorporation, any amendment to a New Jersey corporation's certificate of incorporation, the voluntary dissolution of the corporation, the sale or other disposition of all or substantially all of a corporation's assets otherwise than in the ordinary course of business or the merger or consolidation of the corporation with another corporation, requires in each case the affirmative vote of a majority of the votes cast by shareholders of the corporation entitled to vote thereon. United's Certificate of Incorporation does not presently contain any provisions specifying a greater vote in certain circumstances.

     Under the NJBCA, the holders of a class or series of shares are entitled to vote as a class upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the provisions of the certificate of incorporation, if the amendment would exclude or limit their right to vote on any matter, limit or deny their preemptive rights, cancel or otherwise adversely affect their dividends which have accrued but have not been declared, create a new class or series having or convertible into shares having rights or preferences superior to the class or increase the rights or preferences of any class or series. In addition, notwithstanding any provision of the certificate of incorporation, the holders of a class or series of shares whose rights or preferences would be subordinated or otherwise adversely affected by a proposed amendment are entitled to vote as a class if the amendment would affect their shares in the following manner: (i) decrease the par value; (ii) effect a conversion, exchange or reclassification of their shares; (iii) effect a conversion or exchange of any shares of another class or series into their class or series; (iv) change the designation, preferences, limitations or relative rights of their shares; (v) change the shares into a different number of shares, or into the same number of another class or series; or (vi) divide their shares into a series or determine the designation, preferences, limitations or relative rights of any such series, or authorize the board to take any such action. The Banking Act has no similar provisions regarding class voting on amendments to a New Jersey state chartered bank's certificate of incorporation.

     All stockholder voting rights of SBSO are vested in the holders of SBSO Common Stock. All shareholder voting rights of United are vested in the holders of the United Common Stock.

CLASSIFIED BOARD OF DIRECTORS

     Under the Banking Act, there is no ability for a New Jersey state chartered bank to provide for a classified board of directors; each director on the SBSO Board must be elected by the stockholders annually. The NJBCA permits a New Jersey corporation to provide for a classified board in its certificate of incorporation and United currently has a classified Board of Directors. The United Board is divided into three classes, with one class of directors generally elected for three-year terms at each annual meeting. A vacancy on the United Board of Directors may be filled by the affirmative vote of two-thirds of the directors remaining in office. All appointees will assume the class in which the vacancy occurs.

RIGHTS OF DISSENTING STOCKHOLDERS

     Generally, stockholders of a New Jersey state chartered bank who dissent from a conversion, merger or consolidation of the bank are entitled to appraisal rights. The stockholders of SBSO have statutory rights of appraisal with respect to the Merger. See "Rights Of Dissenting SBSO Stockholders."

     Shareholders of a New Jersey corporation who dissent from a merger, consolidation, sale of all or substantially all of the corporation's assets or certain other corporate transactions are generally entitled to appraisal rights. No statutory right of appraisal exists, however, where the stock of the New Jersey corporation is (i) listed on a national securities exchange, (ii) is held of record by not less than 1,000 holders, or (iii) where the consideration to be received pursuant to the merger, consolidation or sale consists of cash or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders.

SHAREHOLDER CONSENT TO CORPORATE ACTION

     The Banking Act provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the stockholders unanimously consent in writing.

     Except as otherwise provided by the certificate of incorporation (and United's Certificate of Incorporation presently is silent on this issue), the NJBCA permits any action required or permitted to be taken at any meeting of a corporation's shareholders, other than the annual election of directors, to be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of shareholders at which all shareholders entitled to vote were present and voting. The annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Under the NJBCA, a shareholder vote on a plan of merger or consolidation, if not conducted at a shareholders' meeting, may only be effected by either: (i) unanimous written consent of all shareholders entitled to vote on the issue with advance notice to any other shareholders, or (ii) written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders.

DIVIDENDS

     The Banking Act provides that a New Jersey state chartered bank may declare and pay dividends on its outstanding stock so long as, following the payment of such dividend, the capital stock of the bank will be unimpaired and the bank will have a surplus of not less than 50% of its capital stock or, if not, the payment of such dividend will not reduce the surplus of the bank.

     Unless there are other restrictions contained in its certificate of incorporation (and United's Certificate of Incorporation presently contains no such restriction), the NJBCA generally provides that a New Jersey corporation may declare and pay dividends on its outstanding stock so long as the corporation is not insolvent and would not become insolvent as a consequence of the dividend payment. Because funds for the payment of dividends by United must come primarily from the earnings of United's bank subsidiary, as a practical matter, any restrictions on the ability of UNB to pay dividends act as restrictions on the amount of funds available for the payment of dividends by United. For a description of the regulatory restrictions on dividend payments by UNB, see "Description of United Capital Stock -- Dividend Rights."

BY-LAWS

     Under the Banking Act and SBSO's Certificate of Incorporation, SBSO's Board of Directors has the power to adopt, amend, or repeal the by-laws of SBSO, subject to alteration or repeal by the stockholders at any meeting.

     Under the NJBCA, the board of directors of a New Jersey corporation has the power to adopt, amend, or repeal the corporation's by-laws, unless such powers are reserved in the certificate of incorporation to the shareholders (which United's Certificate of Incorporation presently does not do).

PREEMPTIVE RIGHTS

     Under the Banking Act, stockholders of SBSO do not have preemptive rights with respect to authorized but unissued shares.

     Under the NJBCA, shareholders of New Jersey corporations have only such preemptive rights as may be provided in the certificate of incorporation. United's Certificate of Incorporation does not provide shareholders with preemptive rights.

SHAREHOLDER PROTECTION LEGISLATION

     The New Jersey Shareholders Protection Act (the "NJSPA") prohibits certain transactions involving an "interested shareholder" and a "resident domestic corporation." An "interested shareholder" is one that is directly or indirectly a beneficial owner of 10% or more of the voting power of the outstanding voting stock of a resident domestic corporation. The NJSPA prohibits certain business combinations between an interested shareholder and a resident domestic corporation for a period of five years after the date the interested shareholder acquired its stock, unless the business combination was approved by the resident domestic corporation's board of directors prior to the stock acquisition date. After the five-year period expires, the prohibition on certain business combinations continues unless the combination is approved by the affirmative vote of two-thirds of the voting stock not beneficially owned by the interested shareholder, the combination is approved by the board prior to the interested shareholder's stock acquisition date or certain fair price provisions are satisfied. The Banking Act contains no provisions similar to those set forth in the NJSPA. However, persons seeking to acquire control of SBSO through the purchase of SBSO shares must receive the approval of the FDIC under the federal Change in Bank Control Act.

MINIMUM PRICE PROVISION

     SBSO does not have any protection similar to United's "minimum price" provision discussed above. See "Description of United Capital Stock -- Common Stock -- Minimum Price Provision."

CONSIDERATION OF ACQUISITION PROPOSALS


     The NJBCA provides that in determining whether a proposal or offer to acquire a corporation is in the best interest of the corporation, the board may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the effects of the proposed action on the corporation's employees, suppliers, creditors and customers; (b) the effects on the community in which the corporation operates and (c) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that those interests may be served best by the continued independence of the corporation. The statute further provides that if, based on those factors, the board determines that any such offer is not in the best interest of the corporation, it may reject the offer. These provisions may make it more difficult for a shareholder to challenge the United Board's rejection of, and may facilitate the Board's rejection of, an offer to acquire United. The Banking Act has no similar provision regarding acquisition transactions.


PREFERRED STOCK

     United can (except in connection with certain transactions with "Interested Shareholders") issue new shares of authorized but unissued United Common Stock or preferred stock without shareholder approval. See "Description of United Capital Stock--Preferred Stock."


                                 OTHER MATTERS

As of the date of this Proxy Statement-Prospectus, the Board of Directors of SBSO does not know of any other matter to be presented to the Stockholders at the meeting. If any matters are properly presented, the persons named in the enclosed proxy intend to vote in accordance with their discretion.


                                  LEGAL OPINION

     Certain legal matters relating to the issuance of the shares of United Common Stock offered hereby and certain tax consequences of the Merger will be passed upon by Pitney, Hardin, Kipp & Szuch, counsel to United.


                                     EXPERTS

     The consolidated financial statements of SBSO as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of United as of December 31, 1997 and 1996 and for the years then ended have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of United for the year ended December 31, 1995, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein, in reliance upon the authority of said firm as experts in giving said reports.


INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF SBSO

Report of Independent Public Accountants.................................................................    F - 1

Statements of Condition -- June 30, 1998, December 31, 1997 and 1996.....................................    F - 2

Statements of Income for the six months ended June 30, 1998 and 1997 and the
           years ended December 31, 1997, 1996 and 1995..................................................    F - 3

Statements of Changes in Stockholders' Equity for the years ended December 31, 1997,
           1996 and 1995 and the six months ended June 30, 1998..........................................    F - 4

Statements of Cash Flows for the six months ended June 30, 1998 and 1997 and the years ended
           December 31, 1997, 1996 and 1995..............................................................    F - 5

Notes to financial statements ...........................................................................    F - 6


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Stockholders and
  Board of Directors of

           State Bank of South Orange:


We have audited the accompanying statements of condition of State Bank of South Orange (a New Jersey chartered bank) as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of State Bank of South Orange as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                 ARTHUR ANDERSON LLP


Roseland, New  Jersey
January 27, 1998 (except with respect
to the matter discussed in Note 15, as to which the date is June 25, 1998)

                           STATE BANK OF SOUTH ORANGE

      STATEMENTS OF CONDITION -- JUNE 30, 1998, DECEMBER 31, 1997 AND 1996

                                                    June 30,            December 31
                                                                 --------------------------
                      ASSETS                          1998          1997          1996
                                                   ------------  ------------  ------------
                                                   (unaudited)
CASH AND DUE FROM BANKS -- NONINTEREST BEARING     $3,693,000    $4,236,000    $4,223,000

FEDERAL FUNDS SOLD (Note 1)                         6,775,000     5,825,000    11,485,000
                                                   ------------  ------------  ------------

           Cash and cash equivalents               10,468,000    10,061,000    15,708,000
                                                   ------------  ------------  ------------
TERM CERTIFICATE OF DEPOSIT                                 -             -       500,000
                                                   ------------  ------------  ------------
SECURITIES (Notes 1 and 2) -- Available for sale,
at market value                                     8,059,000    11,755,000    11,126,000
                                                   ------------  ----------    ------------
LOANS, net (Notes 1, 3, 4 and 5)                   49,695,000    49,846,000    42,683,000
  Less-
   Allowance for possible loan losses                (847,000)     (801,000)     (751,000)
                                                   ------------  ------------  ------------
           Net loans                               48,848,000    49,045,000    41,932,000
                                                   ------------  -----------   ------------
PREMISES AND EQUIPMENT, net (Notes 1 and 6)         1,951,000     1,998,000     2,053,000
                                                   ------------  ------------  ------------
ACCRUED INTEREST RECEIVABLE                           626,000       668,000       551,000
                                                   ------------  ------------  ------------
OTHER ASSETS (Note 1)                                 284,000       320,000       333,000
                                                   ------------  ------------  ------------
           Total assets                           $70,236,000   $73,847,000   $72,203,000
                                                   ============  ============  ============

                                                   June 30,            December 31
                                                                ---------------------------
      LIABILITIES AND STOCKHOLDERS' EQUITY           1998           1997          1996
      ------------------------------------       ------------   ------------  ------------
LIABILITIES:
  Deposits-
   Demand-
     Noninterest bearing                         $13,771,000    $12,591,000   $11,184,000
     Interest bearing                              4,460,000      7,126,000     4,185,000

   Savings                                        16,798,000     14,255,000    15,349,000
   Time (Note 9)                                  28,718,000     33,865,000    35,912,000
                                                  ------------   ------------  ------------
           Total deposits                         63,747,000     67,837,000    66,630,000
  Accrued interest payable                           208,000        217,000       416,000
  Accrued expenses and other liabilities             179,000        116,000       226,000
                                                  ------------   ------------  ------------
           Total liabilities                      64,134,000     68,170,000    67,272,000
                                                  ------------   ------------  ------------
COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS' EQUITY (Notes 1, 10 and 13):
  Common stock, par value $5 per share;
  800,000 shares authorized; 639,575
   shares issued and outstanding                   3,198,000      3,198,000     3,198,000
  Additional paid-in capital                       1,802,000      1,802,000     1,802,000
  Retained earnings                                1,185,000        781,000       122,000
  Accumulated Other Comprehensive Loss
    net of income taxes                              (83,000)      (104,000)     (191,000)
                                                  ------------   ------------  ------------
      Total stockholders' equity                   6,102,000      5,677,000     4,931,000
                                                  ------------   ------------  ------------
      Total liabilities and stockholders' equity $70,236,000    $73,847,000   $72,203,000
                                                  ============   ============  ============

         The accompanying notes to financial statements are an integral part of these statements.

                           STATE BANK OF SOUTH ORANGE

                              STATEMENTS OF INCOME

                        FOR THE SIX MONTHS ENDED JUNE 30,
       1998 AND 1997 AND THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                  June 30                       December 31
                            ------------------------  -------------------------------------
                               1998         1997         1997         1996        1995
                            -----------  -----------  -----------  -----------  ----------
                                  (unaudited)

INTEREST INCOME (Note 1):
  Interest on loans          $2,332,000   $1,972,000   $4,131,000   $3,703,000   $3,356,000
  Interest on securities
    and interest bearing
    deposits with banks         261,000      341,000      670,000      317,000      631,000
  Interest on Federal
    funds sold                  197,000      231,000      381,000      671,000      440,000
                            -----------  -----------  -----------  -----------  ----------

     Total interest income    2,790,000    2,544,000    5,182,000    4,691,000    4,427,000

INTEREST EXPENSE              1,135,000    1,148,000    2,241,000    2,051,000    2,012,000
                            -----------  -----------  -----------  -----------  ----------
     Net interest income      1,655,000    1,396,000    2,941,000    2,640,000    2,415,000

PROVISION FOR POSSIBLE
  LOAN LOSSES
  (Notes 1 and 3)                96,000       96,000      232,000      192,000      227,000
                            -----------  -----------  -----------  -----------  ----------
     Net interest income
      after provision for
      possible loan losses    1,559,000    1,300,000    2,709,000    2,448,000    2,188,000

OTHER INCOME:
  Service charges,
   commissions and fees         271,000      305,000      589,000      536,000      494,000
  Other income                    5,000            -            -        4,000       11,000
                            -----------  -----------  -----------  -----------  ----------
     Total other income         276,000      305,000      589,000      540,000      505,000
                            -----------  -----------  -----------  -----------  ----------
OTHER EXPENSES:
  Salaries and employee
   benefits                     624,000      562,000    1,142,000    1,014,000      970,000
  Net occupancy expense          72,000       72,000      141,000      135,000      132,000
  Other operating expenses      470,000      426,000      885,000      800,000      840,000
                             -----------  -----------  -----------  -----------  ----------
     Total other expenses     1,166,000    1,060,000    2,168,000    1,949,000    1,942,000
                             -----------  -----------  -----------  -----------  ----------
     Income before income
      taxes                     669,000      545,000    1,130,000    1,039,000      751,000

PROVISION FOR INCOME TAXES
  (Notes 1 and 7)               265,000      258,000      471,000      251,000           -
                             -----------  -----------  -----------  -----------  ----------
     Net income                $404,000     $287,000     $659,000     $788,000     $751,000
                             ===========  ===========  ===========  ===========  ==========

BASIC AND DILUTED INCOME
 PER SHARE (Note 1)                $.63         $.45        $1.03        $1.23        $1.17
                             ===========  ===========  ===========  ===========  ==========
WEIGHTED AVERAGE SHARES
 OUTSTANDING                    639,575      639,575      639,575      639,575      639,575
                             ===========  ===========  ===========  ===========  ==========



         The accompanying notes to financial statements are an integral part of these statements.

                           STATE BANK OF SOUTH ORANGE

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

               AND THE SIX MONTHS ENDED JUNE 30, 1998 (unaudited)


                                                                                         Accumulated
                                                           Additional      Retained         Other
                                       Common Stock        Additional      Retained     Comprehensive                     Total
                                   ----------------------    Paid-in       Earnings         Income    Comprehensive    Stockholders'
                                    Shares      Value        Capital      (Deficit)         (Loss)       Income           Equity
                                   ---------  -----------  ------------  -------------  -------------  ----------------  -----------
BALANCE, December 31, 1994        639,575    $3,198,000   $1,802,000    ($1,417,000)      ($123,000)    $       -        $3,460,000

  Net income - 1995                     -             -            -        751,000               -       751,000           751,000
  Unrealized loss on
    securities available for
    sale, net of reclassification
    adjustment (Note 8)                 -             -            -              -          (4,000)       (4,000)           (4,000)
                                   ---------  -----------  ------------   -----------      ----------   ----------       -----------
            Comprehensive income        -             -            -              -               -     $ 747,000                 -
                                                                                                        =========
BALANCE, December 31, 1995        639,575     3,198,000    1,802,000       (666,000)       (127,000)     $      -         4,207,000

  Net income - 1996                     -             -            -        788,000               -       788,000           788,000
  Unrealized loss on securities
    available for sale, net of
    reclassification adjustment
    (Note 8)                            -             -            -              -         (64,000)      (64,000)          (64,000)
                                  ---------  -----------  ------------   -----------      -----------   ----------       -----------
           Comprehensive income         -             -            -              -               -     $ 724,000                 -
                                                                                                        =========
BALANCE, December 31, 1996        639,575     3,198,000    1,802,000        122,000        (191,000)    $       -         4,931,000

  Net income - 1997                     -             -            -        659,000               -       659,000           659,000
  Unrealized gain on securities
    available for sale, net of
    reclassification adjustment
    (Note 8)                            -             -            -              -          87,000        87,000            87,000
                                  ---------  -----------  ------------   -----------      -----------   ---------        -----------
           Comprehensive income         -             -            -              -               -     $ 746,000                 -
                                                                                                        =========
BALANCE, December 31,1997         639,575     3,198,000    1,802,000        781,000        (104,000)    $       -         5,677,000

  Net income - for six months
    ended June 30, 1998 (unaudited)     -             -            -        404,000               -       404,000           404,000
  Unrealized gain on securities
    available for sale, net of
    reclassification adjustment
    (Note 8) (unaudited)                -             -            -              -          21,000        21,000            21,000
                                  ---------  -----------  ------------   -----------      -----------   ---------        -----------
           Comprehensive income
             (unaudited)                -             -            -              -               -     $ 425,000                 -
                                  ---------  -----------  ------------   -----------      -----------   =========        -----------

BALANCE, June 30, 1998
  (unaudited)                     639,575    $3,198,000   $1,802,000     $1,185,000        ($83,000)                     $6,102,000
                                  =========  ===========  ============   ===========      ===========                    ===========


         The accompanying notes to financial statements are an integral part of these statements.

                           STATE BANK OF SOUTH ORANGE

                            STATEMENTS OF CASH FLOWS

               FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 AND

                THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                          June 30                         December 31
                                                                  -------------------------  --------------------------------------
                                                                     1998          1997         1997         1996          1995
                                                                  ------------  -----------  ------------ ------------  -----------
                                                                        (unaudited)
OPERATING ACTIVITIES:
  Net income                                                       $404,000      $287,000     $659,000     $788,000      $751,000
  Adjustments to reconcile net income to net cash
    provided by operating activities-
   Provision for possible loan losses                                96,000        96,000      232,000      192,000       227,000
   Depreciation and amortization                                     72,000        65,000      133,000      122,000       113,000
   Gain on sale of securities available for sale                     (5,000)            -            -            -             -
   (Increase) decrease in accrued interest receivable                42,000      (167,000)    (117,000)      64,000      (200,000)
   Net amortization/accretion on investments                         (4,000)      (54,000)     (58,000)       4,000         5,000
   Provision (benefit) for deferred income taxes                    (38,000)      (18,000)      23,000     (162,000)            -
   (Increase) decrease in other assets                               63,000        48,000     (197,000)     142,000       (11,000)
   Increase (decrease) in accrued interest payable                   (9,000)     (234,000)    (199,000)    (291,000)      482,000
   Increase (decrease) in accrued expenses and other liabilities     63,000       (31,000)    (110,000)      73,000        69,000
                                                                ------------    -----------  ------------ ------------  -----------
           Net cash provided by (used in) operating activities      684,000        (8,000)     366,000      932,000     1,436,000
                                                                ------------    -----------  ------------ ------------  -----------
INVESTING ACTIVITIES:
  (Purchase) maturity of term certificate of deposit                      -             -      500,000     (500,000)            -
  Sales of securities available for sale                          1,245,000            -            -            -              -
  Purchases of securities available for sale                     (1,018,000)   (4,987,000)  (7,344,000)  (5,838,000)     (269,000)
  Proceeds from maturities and principal repayments
    of securities available for sale                              3,513,000     3,902,000    6,905,000            -     5,604,000
  Purchases of securities held to maturity                                -             -            -            -    (3,001,000)
  Maturities of securities held to maturity                               -             -            -    1,751,000     1,750,000
  Net (increase) decrease in loans                                  101,000       441,000   (7,345,000)  (4,426,000)   (7,214,000)
  Capital expenditures                                              (28,000)      (33,000)     (78,000)    (127,000)      (27,000)
  Decrease in other real estate                                           -       142,000      142,000       13,000        20,000
                                                                ------------   -----------  ------------ ------------  -----------
           Net cash used in investing activities                  3,813,000      (535,000)  (7,220,000)  (9,127,000)   (3,137,000)
                                                                ------------   -----------  ------------ ------------  -----------
FINANCING ACTIVITIES -- Net (decrease) increase in deposits      (4,090,000)   (6,190,000)   1,207,000    7,996,000     9,010,000
                                                                ------------   -----------  ------------ ------------  -----------
           Net increase (decrease) in cash and cash equivalents     407,000    (6,733,000)  (5,647,000)    (199,000)    7,309,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                 10,061,000    15,708,000   15,708,000   15,907,000     8,598,000
                                                                ------------  -----------  ------------ ------------  -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                      $10,468,000   $ 8,975,000  $10,061,000  $15,708,000   $15,907,000
                                                                ============  ===========  ============ ============  ===========
SUPPLEMENTAL DISCLOSURES:
  Interest paid                                                  $1,144,000    $1,382,000   $2,440,000   $2,342,000    $1,530,000
  Income taxes paid                                                 210,000       478,000      831,000        7,000             -
                                                                ============  ===========  ============ ============  ===========


         The accompanying notes to financial statements are an integral part of these statements.

                           STATE BANK OF SOUTH ORANGE

                          NOTES TO FINANCIAL STATEMENTS

                 (data with regard to June 30, 1998 and 1997 and
                  for the six months then ended is unaudited)


(1) SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES:

     Description of Bank-

      The State Bank of South Orange (the "Bank") is a New Jersey state chartered commercial bank based in South Orange, New Jersey. The Bank provides community banking services to a broad range of individual and corporate customers in the greater South Orange area. The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to general practice within the banking industry. The following is a description of the more significant of those policies.

     Use of Estimates in the
     Preparation of Financial Statements-

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Securities-

      As required by applicable accounting standards, the Bank classifies its securities as: (1) held to maturity, (2) available for sale and (3) trading.

      Securities for which the Bank has the ability and intent to hold until maturity are classified as held to maturity. These securities are carried at cost, adjusted for amortization of premiums and accretion of discounts on a straight-line basis, which is not materially different from the interest method.

      Securities which are held for indefinite periods of time which management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, increased capital requirements or other similar factors, are classified as available for sale and are carried at their estimated fair value. Differences between an available for sale security's amortized cost and fair value is credited/charged directly to stockholders' equity, net of income taxes.

      The cost of securities sold is determined on a specific identification basis. Gains and losses on sales of securities are recognized in the statement of income on the date of sale.

      The Bank has no securities classified as held to maturity or trading as of June 30, 1998, December 31, 1997 or 1996.

     Allowance for Possible Loan Losses-

      The Bank maintains the allowance for possible loan losses at a level considered adequate to provide for potential loan losses. The allowance is increased by provisions charged to expense and reduced by net charge-offs. The level of the allowance is based on management's evaluation of potential losses in the loan portfolio, including consideration of appraised values of collateral, financial position of borrowers and prevailing and anticipated economic conditions. Credit reviews of the loan portfolio, designed to identify potential charges to the allowance, are made on a periodic basis during the year by senior management.

     Premises and Equipment-

      Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed primarily on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to operations as incurred.

     Loans-

      Interest on loans is credited to operations primarily based upon the principal amount outstanding. When management believes there is sufficient doubt as to the ultimate collectibility of interest on any loan, the accrual of applicable interest is discontinued. Net loan origination fees are deferred and amortized over the life of the related loan as a component of interest income.

      The Bank evaluates its loan portfolio to identify loans which are impaired. A loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. Accounting standards require that the impairment of a loan be based on the present value of expected future cash flows, net of estimated costs to sell, discounted at the loan's effective interest rate. Impairment can also be measured based on a loan's observable market price or the fair value of collateral, if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, the Bank establishes a valuation allowance, or adjusts existing valuation allowances, with a corresponding charge or credit to the provision for possible loan losses.

     Other Real Estate-

      Other real estate includes loan collateral that has been formally repossessed. All amounts have been transferred into and carried in other real estate at the lower of the loan value or fair market value less estimated costs to sell. Subsequent reductions to the fair value of the collateral are charged to current operations. Costs of holding such properties, such as maintenance and taxes, are charged to operations in the current period. As of December 31, 1996 the Bank had $142,000 of other real estate included in other assets. The Bank had no other real estate at June 30, 1998 and December 31, 1997.

     Income Taxes-

      The Bank provides for the  recognition  of deferred tax assets,  net of an
      applicable   valuation   allowance,   related   to  net   operating   loss
      carryforwards and certain temporary differences.

      Temporary differences arise as a result of accounting for certain income and expense items (primarily relating to the provision for possible loan losses) in different time periods for financial statement purposes than for income tax return purposes.

     Cash and Cash Equivalents-

      Cash and cash equivalents includes cash on hand, noninterest bearing amounts due from banks and Federal funds sold. Generally, Federal funds are sold for a one-day period.

     Income Per Share-

      Income per share is computed based on net income divided by the weighted average number of shares outstanding. The Bank adopted Statement of Financial Accounting Standards No 128, "Earnings Per Share" (SFAS 128) during 1997. There was no effect on net income per share for any of the periods presented as the weighted average shares outstanding were not impacted by the adoption of SFAS 128. Basic and diluted income per share are the same for all periods presented.

     New Financial Accounting Standards-

      The Financial Accounting Standards Board ("FASB") issued Statement No. 130, "Reporting Comprehensive Income," in June 1997. This statement is effective for years beginning after December 15, 1997. Statement No. 130 requires entities that present a complete set of financial statements to include the components of comprehensive income. Comprehensive income consists of certain revenues, expenses, gains and losses that previously were not reported on the statement of income, but rather as a component of stockholders' equity. The Bank adopted Statement No. 130 effective January 1, 1998. All prior periods have been restated.


      In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The statement becomes effective for fiscal years beginning after December 15, 1997; earlier application is permitted. The Bank adopted Statement No. 131 effective January 1, 1998 and has determined that it does not have any reportable segments.

(2)   SECURITIES:

     An analysis of the amortized cost and estimated market values of the Bank's securities available for sale portfolio is as follows-


                                                  Gross          Gross        Estimated
                                   Amortized    Unrealized    Unrealized       Market
                                      Cost        Gains         Losses          Value
                                   -----------  -----------   ------------   ------------
 June 30, 1998
 (unaudited)
-----------------------------
 U. S. Treasury Securities         $2,996,000    $ 8,000       $       -     $ 3,004,000
 Obligations of U. S.
   Government agencies              5,189,000      6,000        (140,000)      5,055,000
                                   -----------   ---------     ----------    ------------
                                   $8,185,000    $14,000       ($140,000)    $ 8,059,000
                                   ===========   =========     ==========    ============
December 31, 1997
-----------------------------
 U. S. Treasury Securities         $3,990,000    $13,000       $       -     $ 4,003,000
 Obligations of U.S.
   Government agencies              7,924,000      7,000        (179,000)      7,752,000
                                   -----------   ---------     ----------    ------------
                                  $11,914,000    $20,000       ($179,000)    $11,755,000
                                   ===========   =========     ==========    ============

December 31, 1996
-----------------------------
 U. S. Treasury Securities         $4,842,000    $ 2,000         ($8,000)    $ 4,836,000
 Obligations of U. S.
   Government agencies              6,575,000      1,000        (286,000)      6,290,000
                                   -----------   ---------     ----------    ------------
                                  $11,417,000   $  3,000       ($294,000)    $11,126,000
                                   ===========   =========     ==========    ============


     Securities available for sale as of June 30, 1998, December 31, 1997 and 1996 have been recorded at their fair value with the net unrealized losses of $83,000, $104,000 and $191,000 (net of income tax effect of $43,000,
     $55,000 and $100,000, respectively) reflected as a decrease to stockholders' equity.

     The amortized cost and estimated market value of securities available for sale at June 30, 1998, December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     Estimated
                                                       Amortized      Market
                                                         Cost          Value
                                                      ------------  ------------
      June 30, 1998 (unaudited)-
      --------------------------
        Due after one year through five years         $7,032,000    $6,929,000
        Due after five years through ten years           591,000       564,000
        Due after ten years                              562,000       566,000
                                                      ------------  ------------

                                                      $8,185,000    $8,059,000
                                                      ============  ============


                                                                     Estimated
                                                       Amortized      Market
                                                         Cost          Value
                                                      ------------  ------------
      December 31, 1997-

        Due after one year through five years         $9,595,000    $9,534,000
        Due after five years through ten years         1,515,000     1,425,000
        Due after ten years                              804,000       796,000
                                                     ------------  ------------

                                                     $11,914,000   $11,755,000
                                                     ============  ============


     As of June 30, 1998 and December 31, 1997, securities having a book value of $8,185,000 and $11,914,000, respectively, were pledged to secure public deposits and for purposes as required by law.

(3) ALLOWANCE FOR
    POSSIBLE LOAN LOSSES:

     The allowance for possible loan losses is based on estimates and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reflected in operations in the periods in which they become known.

     An analysis of the allowance for possible loan losses for the years ended December 31, 1997, 1996 and 1995 and the six months ended June 30, 1998 and 1997 is as follows-


                                     June 30
                               --------------------
                                 1998       1997               December 31
                               ---------   --------  --------------------------------
                                   (unaudited)         1997        1996       1995
     Balance, beginning of    $801,000    $751,000   $751,000    $561,000   $379,000
      year
     Provision charged to       96,000      96,000    232,000     192,000    227,000
      expense
     Loans charged-off         (50,000)          -   (183,000)     (2,000)   (54,000)
     Recoveries from loans
      previously charged-off         -       1,000      1,000           -      9,000
                              ---------   ---------  ---------   ---------  ---------

     Balance, end of year     $847,000    $848,000   $801,000    $751,000   $561,000
                              =========   =========  =========   =========  =========


      Loans accounted for on a nonaccrual basis amounted to $123,000 and $356,000 as of December 31, 1997 and 1996, respectively. Interest income that would have been recorded in the financial statements had nonaccrual loans been performing in accordance with the original contract terms is $13,000, $36,000 and $35,000 in 1997, 1996 and 1995, respectively. The
      Bank had no loans accounted for on a nonaccrued basis as of June 30, 1998.

      As of December 31, 1997, the Bank's recorded investment in impaired loans and the related valuation allowance was $123,000. This valuation allowance is included in the allowance for possible loan losses reflected above. As of June 30, 1998 the Bank had no impaired loans.

(4)   LOANS:

         Loans outstanding by classification at June 30, 1998, December 31, 1997 and 1996 are as follows-


                                               June 30,
                                                 1998              December 31
                                                             -------------------------
                                              (unaudited)       1997          1996
                                              ------------   ------------  -----------
      Loans secured by real estate-
        Construction and land development     $4,186,000     $3,466,000    $3,195,000
        Residential properties                16,166,000     16,880,000    13,306,000
        Residential farmland (guaranteed by
         the Farmers Home Administration)      2,214,000      2,359,000     2,511,000
        Nonresidential properties              8,176,000      9,118,000     9,327,000
      Commercial and industrial loans          6,046,000      4,938,000     3,836,000
      Lease financing loans                   11,439,000     11,504,000     9,248,000
      Loans to individuals                     1,540,000      1,660,000     1,323,000
                                              ------------   ------------  -----------
                                              49,767,000     49,925,000    42,746,000

      Less- Unearned income                      (72,000)       (79,000)      (63,000)
                                              ------------   ------------  -----------

      Loans, net                             $49,695,000    $49,846,000   $42,683,000
                                             ============   ============  ===========


(5)   LOANS TO RELATED PARTIES:

Activity related to loans to directors, executive officers and their affiliated interests during 1997 and for the six months ended June 30, 1998 (unaudited) is as follows-

      Balance, January 1, 1997                               $2,151,000
      Loans granted                                             211,000
      Repayments of loans                                       (50,000)
                                                              -----------

      Balance, December 31, 1997                              2,312,000
                                                             ------------
      Loans granted                                              61,000
      Repayment of loans                                       (364,000)
                                                             ------------
      Balance, June 30, 1998 (unaudited)                     $2,009,000
                                                             ============

     All such loans are current as to principal and interest payments as of December 31, 1997.

(6)   PREMISES AND EQUIPMENT:

         Premises and equipment consists of the following as of June 30, 1998 and December 31, 1997 and 1996-


                                                June 30,
                                                  1998             December 31
                                                             -------------------------
                                               (unaudited)      1997          1996
                                               ------------  ------------  -----------
      Land                                      $824,000      $824,000      $824,000
      Building                                 1,226,000     1,220,000     1,215,000
      Furniture and equipment                    330,000       745,000       671,000
                                               ------------  ------------  -----------

                                               2,380,000     2,789,000     2,710,000
      Less- Accumulated depreciation and
        amortization                             429,000       791,000       657,000
                                               ------------  ------------  -----------

                                              $1,951,000    $1,998,000    $2,053,000
                                              ============  ============  ===========


(7)   INCOME TAXES:

     The Bank accounts for taxes following the liability method. Where differences exist between the timing of recognition of revenues and expenses for tax and financial reporting purposes the Bank must make an assessment, based on existing tax regulations, of tax payments that it will be required to make upon future tax return reporting of revenues and expenses currently reflected for financial reporting purposes. To the extent that these estimated tax payments differ from the tax provision computed by applying the prevailing statutory rate by the reported net earnings, the Bank will adjust the provision so computed. Differences between the tax provision computed as described above, and the taxes currently payable are recorded as deferred taxes payable or as deferred tax assets.

     The components of the deferred tax asset (liability) reflected in other assets as of December 31, 1997 and 1996 are as follows-


                                                            1997       1996
                                                          ---------  ----------
      Allowance for possible loan losses                  $154,000   $136,000
      Depreciation                                         (49,000)   (52,000)
      Unrealized loss on securities available for sale      55,000    100,000
      Other                                                 45,000     44,000
                                                          ---------  ----------

                                                          $205,000   $228,000
                                                          =========  ==========

     Where a deferred tax asset is computed, a valuation allowance is recorded if it is determined more likely than not that the related tax benefit will not be realized. In 1994, the Bank recorded a valuation allowance fully offsetting its recorded deferred tax asset. This valuation allowance was decreased by $256,000 in 1995, representing that portion of the deferred tax asset estimated to be realizable as a result of then current operating results. The remaining valuation allowance of $205,000 was reversed during 1996. These adjustments to the valuation allowance were reported as a component of, and offset in, the provision for income taxes in each of the respective years.

     The components of the provision (benefit) for income taxes are as follows-


                                 Six Months Ended
                                     June 30              Year Ended December 31
                               ---------------------   ------------------------------
                                 1998        1997        1997       1996       1995
                               ----------  ----------  ---------  ----------  -------
      Federal - Current        $243,000    $218,000    $325,000   $357,000      $-
      Federal - Deferred        (38,000)    (18,000)     23,000   (162,000)      -
      State                      60,000      58,000     123,000     56,000       -
                               ----------  ----------  ---------  ----------    ---

      Total                    $265,000    $258,000    $471,000   $251,000      $-
                               ==========  ==========  =========  ==========    ===


     The difference between the provision for Federal income taxes computed by applying the Federal income tax rate of 34% and the effective tax rate for 1996 is primarily the result of the utilization of net operating loss carryforwards and the reduction in the valuation allowance.

(8)   OTHER COMPREHENSIVE INCOME:

     The tax effect of other comprehensive income is as follows-


Six Months Ended June 1998               Before-Tax       Tax       Net of Tax
(unaudited)                                Amount       Effect        Amount
                                         -----------  -----------   -----------
Unrealized gains on securities-
  Unrealized holdings gains arising
   during period                           $36,000     ($12,000)      $24,000
  Less- Reclassification adjustments
   for gains realized in net income         (5,000)       2,000        (3,000)
                                         -----------  -----------   -----------
  Net unrealized gains                      31,000      (10,000)       21,000
                                         -----------  -----------   -----------
Other comprehensive income                 $31,000     ($10,000)      $21,000
                                         ===========  ===========   ===========
Six Months Ended June 1997
(unaudited)

Unrealized gains on securities-
  Unrealized holdings gains arising
   during period                           $45,000     ($15,000)      $30,000
  Less - Reclassification adjustments
    for gains realized in net income             -            -             -
                                         -----------  -----------   -----------
  Net unrealized gains                      45,000      (15,000)       30,000
                                         -----------  -----------   -----------
Other comprehensive income                 $45,000     ($15,000)      $30,000
                                         ===========  ===========   ===========

                                      F-13


Year Ended December 31, 1997

Unrealized gains on securities-
  Unrealized holdings gains arising
   during period                          $132,000     ($45,000)      $87,000
  Less- Reclassification adjustments
   for gains realized in net income              -            -             -
                                         -----------  -----------   -----------
  Net unrealized gains                     132,000      (45,000)       87,000
                                        -----------  -----------   -----------
Other comprehensive income                $132,000     ($45,000)      $87,000
                                         ===========  ===========   ===========

Year Ended December 31, 1996

Unrealized losses on securities-
  Unrealized holdings losses arising
   during period                          ($97,000)     $33,000      ($64,000)
  Less- Reclassification adjustments
   for losses realized in net income             -            -             -
                                         -----------  -----------   -----------
  Net unrealized losses                    (97,000)      33,000       (64,000)
                                        -----------  -----------   -----------
Other comprehensive income                ($97,000)     $33,000)     ($64,000)
                                         ===========  ===========   ===========

Year Ended December 31, 1995

Unrealized losses on securities-
  Unrealized holdings losses arising
   during period                           ($6,000)      $2,000       ($4,000)
  Less- Reclassification adjustments
   for losses realized in net income             -            -             -
                                         -----------  -----------   -----------
  Net unrealized losses                     (6,000)       2,000        (4,000)
                                        -----------  -----------   -----------
Other comprehensive income                 ($6,000)      $2,000       ($4,000)
                                         ===========  ===========   ===========


(9)  DEPOSITS:

At June 30, 1998 (unaudited), scheduled maturities of time deposits are as follows-


                                         Over Three    Over One
                             Three         Months        Year        Over
                           Months or      Through       through      Three
                              Less     Twelve Months     Three       Years       Total
                                                         Years
                           ----------  --------------  ----------  ---------  -----------
      $100,000 or more     $4,155,000    $ 3,051,000   $  109,000  $      -   $ 7,315,000
      Less than $100,000    3,621,000     14,065,000    3,589,000   128,000    21,403,000
                           ----------    -----------   ----------  ---------  -----------
                           $7,776,000    $17,116,000   $3,698,000  $128,000   $28,718,000
                           ==========    ===========   ==========  =========  ===========

At December  31, 1997,  scheduled  maturities  of time  deposits are as follows-




                                         Over Three     Over One
                             Three         Months         Year       Over
                           Months or      Through        through    Three
                             Less       Twelve Months     Three      Years       Total
                                                          Years
                           ----------  --------------  ----------  ---------  -----------
      $100,000 or more     $11,274,000   $ 2,564,000   $        -  $      -   $13,838,000
      Less than $100,000     4,319,000    13,291,000    2,154,000   263,000    20,027,000
                           -----------   -----------   ----------  ---------  -----------
                           $15,593,000   $15,855,000   $2,154,000  $263,000   $33,865,000
                           ===========   ===========   ==========  =========  ===========


 (10) STOCK OPTION PLAN:

      The Bank has a stock option plan (the "Employee Plan") for employees of the Bank. Under the terms of the Employee Plan, options to purchase up to an aggregate of 20,000 shares of common stock may be granted. The stock options under the Employee Plan are granted at prices and become exercisable as determined by the discretion of the Board of Directors at the date of grant. As of June 30, 1998 no options have been granted under this plan.

(11) BENEFIT PLAN:

      As of January 1, 1996, the Bank initiated a 401(k) plan for all employees who complete six months of service and attain the age of 21. Under this plan, the Bank will match 50% of the employee contributions up to a maximum of the first 6% of compensation deferred. Bank contributions vest at the following schedule-

        Years of Service                                        Percent Vested
                                                                ---------------

        Less than two                                                  0%
        Two but less than three                                       50
        Four or more                                                 100

      Bank contributions were approximately $20,000 and $21,000 for the years ended December 31, 1997 and 1996, respectively and $13,000 and $12,000 for the six months ended June 30, 1998 and 1997 (unaudited), respectively.

(12) COMMITMENTS AND CONTINGENCIES:

      Litigation-

        The Bank may, in the ordinary course of business, become a party to litigation involving collection matters, contract claims and other legal proceedings relating to the conduct of its business. In management's judgment, the financial position of the Bank will not be affected materially by the final outcome of any present legal proceedings.

      Commitments With Off-Balance Sheet Risk-

        Commitments to extend credit are legally binding loan commitments with set expiration dates. They are intended to be disbursed, subject to certain conditions, upon request of the borrower. The Bank receives a fee for providing a commitment. The Bank was committed to advance $1,978,000 and $3,504,000 to its borrowers as of June 30, 1998 and December 31, 1997, which generally expire within one year.

(13) CAPITAL REQUIREMENTS:

      The Bank is subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly additional discretionary -- actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subjected to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 1998 and December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

      The most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based; Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.


                                                                                    To Be
                                                                               Well-Capitalized
                                                         For Capital              Under Prompt
                                    Actual            Adequacy Purposes    Corrective Action Provisions
                                ---------------       -----------------    ----------------------------
                               Amount      Ratio       Amount     Ratio      Amount        Ratio
                               ------      -----       ------     -----      ------        -----
As of June 30, 1998
 (unaudited)-

 Total capital (to Risk
   Weighted Assets)           $6,832,000  >= 12.37%   $4,419,000 >= 8.00%   $5,524,000  >= 10.00%

 Tier I Capital (to Risk
   Weighted Assets)            6,142,000  >= 11.12%    2,210,000 >= 4.00%    3,315,000  >=  6.00%

 Tier I Capital (to
   Average Assets)             6,142,000  >=  8.68%    2,831,000 >= 4.00%    3,539,000  >=  5.00%



As of December 31, 1997-

 Total capital (to Risk
   Weighted Assets            $6,483,000  >= 11.55%   $4,489,000 >= 8.00%   $5,611,000  >= 10.00%

 Tier I Capital (to Risk
   Weighted Assets)            5,781,000  >= 10.30%    2,244,000 >= 4.00%    3,366,000  >=  6.00%

 Tier I Capital (to
   Average Assets)             5,781,000  >=  8.30%    2,786,000 >= 4.00%    3,483,000  >=  5.00%


As of December 31, 1996-

 Total capital (to Risk
   Weighted Assets)           $5,732,000  >= 11.75%   $3,904,000 >= 8.00%   $4,880,000  >=  10.00%

 Tier I Capital (to Risk
   Weighted Assets)            5,122,000  >= 10.50%    1,952,000 >= 4.00%    2,928,000  >=   6.00%

 Tier I Capital
   (to Average Assets)         5,122,000  >=  8.11%    2,526,000 >= 4.00%    3,158,000  >=   5.00%


(14) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS:
     ---------------------------------------------

      Fair value estimates are made at a discrete point in time based upon relevant market information and information about the financial instruments. Because no market exists for a portion of the Bank's financial instruments, fair value estimates are based on judgments regarding a number of factors. These estimates are subjective in nature and involve some uncertainties. Changes in assumptions and methodologies may have a material effect on these estimated fair values. In addition, reasonable comparability between financial institutions may not be likely due to a wide range of permitted valuation techniques and numerous estimates which must be made. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

      Cash, Term Certificate of Deposits and Federal Funds Sold-
      ----------------------------------------------------------

      For those short-term instruments, the carrying value is a resonable estimate of fair value.

      Securities-
      -----------

      For the held to maturity and available for sale portfolios, fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

      Loans-
      ------

      The fair value of loans is estimated by discounting the future cash flows using current market rates.

      Deposits-
      ---------

      The fair value of demand deposits and savings accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting the future cash flows using current market rates.

      At December 31, 1997, the Bank had commitments to extend credit totaling $3,504,000. The Bank does not charge a fee on these loan commitments and, consequently, there is no basis to calculate a fair value.

      The estimated fair value of the Bank's financial instruments as of December 31, 1997 and 1996 is as follows-

                                                    1997                            1996
                                         --------------------------      --------------------------
                                         Carrying                        Carrying
                                         Amount          Fair Value      Amount          Fair Value
                                         ------          ----------      ------          ----------
Financial assets-
      Cash and Federal funds sold      $ 10,061,000    $ 10,061,000    $ 15,708,000    $ 15,708,000
      Term Certificate of Deposits            -               -             500,000         500,000
      Securities available for sale      11,755,000      11,755,000      11,126,000      11,126,000
      Loans, net of allowance
           for possible loan losses      49,045,000      48,975,000      41,932,000      42,795,000

Financial liabilities-
      Deposits-
           Demand                        19,717,000      19,717,000      15,369,000      15,369,000
           Savings                       14,255,000      14,255,000      15,349,000      15,349,000
           Time                          33,865,000      35,858,000      35,912,000      36,015,000
                                         ==========      ==========      ----------      ----------

(15) SUBSEQUENT EVENT - MERGER AGREEMENT:

      On June 25, 1998, the Bank entered into an Agreement and Plan of Merger (subsequently amended) with United National Bancorp, whereby each share of common stock of the Bank would be exchanged for 1.245 shares of United National Bancorp common stock, subject to certain adjustment provisions in the Agreement. Upon closing of the transaction, the Bank will be merged into United National Bancorp's subsidiary, United National Bank. The proposed transaction is subject to approval by the Bank's shareholders and certain regulatory authorities.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated June 25, 1998 (this "Agreement"), is among United National Bancorp, a corporation chartered under the laws of the State of New Jersey ("United"), United National Bank, a national banking association and subsidiary of United ("UNB"), and State Bank of South Orange, a commercial bank chartered under the laws of the State of New Jersey ("SBSO").

                  WHEREAS, United and UNB desire to acquire SBSO and SBSO's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition described herein is in the best interests of SBSO and its stockholders, the Boards of Directors of SBSO, United and UNB have each duly adopted and approved this Agreement and the Board of Directors of SBSO has directed that it be submitted to its shareholders for approval; and

                  WHEREAS, the acquisition will be accomplished by merging SBSO into UNB with UNB as the surviving bank, and SBSO shareholders receiving the consideration hereinafter set forth; and

                  WHEREAS, simultaneously with the execution of this Agreement, SBSO has executed and delivered to United a stock option agreement (the "Stock Option Agreement") pursuant to which SBSO is issuing an option to United to purchase certain shares of the authorized and unissued SBSO Common Stock (as hereafter defined), subject to the terms and conditions set forth in the Stock Option Agreement (the "United Stock Option").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.6), SBSO shall be merged with and into UNB under the charter of UNB (the "Merger") in accordance with the National Bank Act and the New Jersey Banking Act of 1948, as amended, and UNB shall be the surviving bank (the "Surviving Bank").

                  1.2. Effect of the Merger. At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of SBSO and UNB and thereupon and thereafter, all the property, rights, powers and franchises of each of SBSO and UNB shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of SBSO and UNB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank.

                  1.3. Articles of Association. The Articles of Association of UNB as they exist immediately prior to the Effective Time shall continue as the Articles of Association of the Surviving Bank, as set forth in Schedule 1.3 hereto, until otherwise amended as provided by law; provided however, that UNB shall have the right, between the date hereof and the Closing, to amend its Articles of Association in a manner that will not adversely affect the shareholders of SBSO and upon the acceptance of such amendment by the Office of the Comptroller of the Currency (the "OCC"), the Articles of Association of UNB as so amended shall be substituted for Schedule 1.3.

                  1.4. Bylaws. The Bylaws of UNB as they exist immediately prior to the Effective Time shall continue as the Bylaws of the Surviving Bank until otherwise amended as provided by law.

                  1.5. Directors and Officers. The directors and officers of UNB as of the Effective Time shall continue as the directors and officers of the Surviving Bank.

                  1.6. Effective Time and Closing. The Merger shall become effective (and be consummated) at the date and time (the "Effective Time") specified in a notice to the OCC (the "OCC Notice") which will be filed by UNB with the approval of SBSO, which approval shall not be unreasonably withheld or delayed, such filing to occur immediately after the "Closing" (as hereinafter defined) is consummated. A closing (the "Closing") shall take place at 10:00 a.m., on a day mutually agreed to by United and SBSO within ten (10) business days following the "Determination Date" (as hereinafter defined), at the office of Pitney, Hardin, Kipp & Szuch, Florham Park, New Jersey, or at such other place, time or date as UNB and SBSO may mutually agree upon. The OCC Notice shall specify as the Effective Time the close of business on the date of the Closing unless a different Effective Time is agreed to by UNB and SBSO. The "Determination Date" shall mean the first date on which all necessary regulatory and governmental approvals and consents have been received, all statutory waiting periods in respect thereof have expired, and all other conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived.

                  1.7. Capital Stock. As of March 31, 1998, UNB had capital of $7,830,007.50, divided into 3,132,003 shares of common stock, each of $2.50 par value, $64,299,000 of surplus, and undivided profits of $53,634,000. As of March 31, 1998, SBSO had capital of $3,197,875, divided into 639,575 shares of common stock, each of $5.00 par value, $1,802,355 of surplus, and $968,975 of undivided profits. At the Effective Time, the amount of capital stock of UNB shall be $11,027,882.50, divided into 4,411,153 shares of common stock, each of $2.50 par value, and UNB shall have a surplus of $66,101,355 and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of UNB and SBSO as stated in the preceding two sentences, adjusted however, for earnings and expenses and dividends declared and paid by UNB and SBSO between March 31, 1998 and the Effective Time.

                                   ARTICLE II

                 CONVERSION OF STATE BANK OF SOUTH ORANGE SHARES

                  2.1. Conversion of SBSO Common Stock. Each share of common stock, par value $5.00 per share, of SBSO ("SBSO Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of SBSO Common Stock retired pursuant to Section 2.5 and Dissenting Shares as defined in
Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time as follows:

                  (a) Exchange Ratio. Subject to the provisions of this Section 2.1, each share of SBSO Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares of SBSO Common Stock retired pursuant to
Section 2.5 and Dissenting Shares) shall be converted at the Effective Time into the right to receive 1.245 shares (the "Exchange Ratio") of common stock, $1.25 par value, of United ("United Common Stock").

                  (b) Fractional Shares; Average Closing Price. No fractional shares of United Common Stock shall be issued pursuant to the Merger, and, in lieu thereof, a cash payment shall be made based on the average of the "Closing Prices" (as hereinafter defined) of United Common Stock during the first 10 of the 15 consecutive trading days immediately preceding the date of the Closing (the "Average Closing Price of United Common Stock"). The "Closing Price" on any trading day shall mean the closing price of United Common Stock on such day as supplied by the Nasdaq Stock Market, National Market System ("NASDAQ/NMS") and published in The Wall Street Journal. A "trading day" shall mean any business day on which United Common Stock is actually traded on NASDAQ/NMS.

                  (c) Capital Changes. If between the date of this Agreement and the Effective Time the outstanding shares of United Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares.

                  (d) Cancellation of SBSO Certificates. After the Effective Time, each such share of SBSO Common Stock shall no longer be outstanding and shall automatically be cancelled, and each of the certificates (the "Certificates") previously evidencing any such shares of SBSO Common Stock outstanding immediately prior to the Effective Time (other than shares of SBSO Common Stock retired pursuant to Section 2.5 and Dissenting Shares) shall thereafter represent the right to receive the consideration described in Sections 2.1(a) and 2.1(b) hereof. After the Effective Time, the holders of the Certificates shall cease to have any rights with respect to such shares of SBSO Common Stock except as otherwise provided herein or by law. The Certificates shall be exchanged for certificates evidencing shares of United Common Stock issued pursuant to this Article II, upon the surrender of such Certificates in accordance with this Article II.

                  2.2.  Exchange of Shares.

                  (a) SBSO and United agree to appoint The Bank of New York, or such other bank as United (with the consent of SBSO, which consent shall not be unreasonably withheld) shall designate, as the Exchange Agent (the "Exchange Agent") for purposes of effecting the conversion of SBSO Common Stock described herein. All fees and expenses of the Exchange Agent shall be paid by United. At the Effective Time, United shall deposit with the Exchange Agent, for the benefit of the holders of SBSO Common Stock, the consideration to be furnished to such holders pursuant to Section 2.1 hereof. As soon as practicable after the Effective Time, the Exchange Agent shall mail, to each holder of record (a "Record Holder") of shares of SBSO Common Stock outstanding immediately prior to the Effective Time, a letter of transmittal (which shall specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for United Common Stock (and cash in lieu of fractional shares). Such letter of transmittal and instructions shall be in the form and substance of a letter of transmittal and instructions which shall have been submitted to, and approved by, SBSO prior to the Effective Time. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificate the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be cancelled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificate for exchange or, in lieu thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by United. Notwithstanding the time of surrender of the Certificates, Record Holders (other than holders of Dissenting Shares, as such term is defined in Section 2.3) shall be deemed shareholders of United for all purposes from the Effective Time, except that United shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for United Common Stock. Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.

                  (b) After the Effective Time, there shall be no transfers on the stock transfer books of SBSO of the shares of SBSO Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the consideration as provided in Section 2.1 hereof.

                  (c) If payment of the consideration as provided in Section 2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  2.3. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any holder of SBSO Common Stock shall have the right to dissent in the manner provided in the National Bank Act, 12 U.S.C. Section 215a, and if all necessary requirements of the National Bank Act are met, such shares shall be entitled to payment in cash from UNB of the fair value of such shares as determined in accordance with the National Bank Act. All shares of SBSO Common Stock as to which the holder properly exercises dissenters' rights in accordance with the National Bank Act shall constitute "Dissenting Shares" unless and until such rights are waived by the party initially seeking to exercise such rights.

                  2.4 UNB Common Stock. The shares of common stock of UNB outstanding immediately prior to the Effective Time shall not be affected by the Merger but shall be the same number of shares of the Surviving Bank.

                  2.5 Certain SBSO Shares Retired. Each share of SBSO Common Stock that is either (a) owned by United or any direct or indirect wholly-owned subsidiary of United (other than shares held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity and shares held as collateral or in lieu of a debt previously contracted) or (b) held in the treasury of SBSO shall be cancelled and retired at the Effective Time and no capital stock of United, cash or other consideration shall be paid or delivered in exchange therefor.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF STATE BANK OF SOUTH ORANGE

                  References herein to the "SBSO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof, by SBSO to United and UNB. SBSO hereby represents and warrants to United and UNB as follows:

                  3.1.  Organization.

                  (a) SBSO is a New Jersey banking corporation whose deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law. SBSO is duly organized, validly existing and in good standing under the laws of the State of New Jersey. SBSO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of SBSO. The SBSO Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of SBSO as in effect on the date hereof.

                  (b) SBSO has only one "Subsidiary" (as hereinafter defined), which Subsidiary is identified in the SBSO Disclosure Schedule. The SBSO Subsidiary is now, and at all times since its formation has been, inactive, and SBSO has not previously had any active Subsidiaries. The term "Subsidiary", when used in this Agreement with respect to SBSO, means any corporation, joint venture, association, partnership, trust or other entity in which SBSO has, directly or indirectly, at least a 50 percent interest or acts as a general partner. Except as set forth in the SBSO Disclosure Schedule, SBSO does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises and real estate in foreclosure.

                  3.2. Capitalization. The authorized capital stock of SBSO consists of 800,000 shares of SBSO Common Stock. As of the date hereof, there were 639,575 shares of SBSO Common Stock issued and outstanding and no shares of SBSO Common Stock held in the treasury. As of the date hereof, there were no shares of SBSO Common Stock issuable upon exercise of outstanding options granted pursuant to any SBSO stock option plan. All issued and outstanding shares of SBSO Common Stock have been duly authorized and validly issued, and are fully paid and no assessment has been made on such shares. The authorized but unissued shares of SBSO Common Stock are not subject to pre-emptive rights. Except for the United Stock Option, SBSO does not have, nor is it bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of SBSO or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3.  Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of SBSO, and subject to the parties obtaining all necessary regulatory approvals, SBSO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of SBSO. Except for the consents and approvals described in paragraph (b) below, no other corporate proceedings on the part of SBSO are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SBSO and constitutes the valid and binding obligation of SBSO, enforceable against SBSO in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of New Jersey state-chartered banks, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the execution and delivery of this Agreement by SBSO, nor the consummation by SBSO of the transactions contemplated hereby in accordance with the terms hereof, or compliance by SBSO with any of the terms or provisions hereof, will (i) violate any provision of SBSO's Certificate of Incorporation or other governing instrument or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SBSO or any of its properties or assets, or (iii) except as set forth in the SBSO Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SBSO under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SBSO is a party, or by which it or any of its properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of SBSO, or the ability of SBSO to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Commissioner of Banking of the State of New Jersey (the "Commissioner"), and the stockholders of SBSO, no consents or approvals of or filings or registrations with or notices to any public body or authority are necessary on behalf of SBSO in connection with
(x) the execution and delivery by SBSO of this Agreement and (y) the consummation by SBSO of the transactions contemplated hereby.

                  3.4.  Financial Statements.

                  (a) The SBSO  Disclosure  Schedule  sets  forth  copies of the statements of condition of SBSO as of December 31, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1995 through 1997 (the "SBSO Audited Statements"), in each case accompanied by the audit report of Arthur Andersen, LLP, independent public accountants with respect to SBSO, and the unaudited statement of condition as of March 31, 1998 and the related unaudited statement of income of SBSO for the three months ended March 31, 1998, as filed with the FDIC (the "SBSO Unaudited Statements" and, collectively with the SBSO Audited Statements, the "SBSO Financial Statements"). The SBSO Audited Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved. The SBSO Unaudited Statements have been prepared in accordance with FDIC accounting requirements ("RAP") applicable to such statements consistently applied during the periods involved (except for the notes associated with such unaudited statements, which notes are not required by
RAP). The SBSO Financial Statements fairly present the financial condition of SBSO as of the respective dates set forth therein and fairly present the results of the operations, and with respect to the SBSO Audited Statements the stockholders' equity and cash flows, of SBSO for the respective periods set forth therein.

                  (b) The  books  and  records  of SBSO  have been and are being
maintained  in  material   compliance  with  applicable   legal  and  accounting
requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the SBSO Audited Statements (including the notes thereto), as of December 31, 1997 SBSO did not have any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of SBSO and which are required by GAAP to be disclosed in the SBSO Audited Statements. Except as and to the extent reflected, disclosed or reserved against in the SBSO Unaudited Statements
(including the notes thereto), as of March 31, 1998 SBSO did not have any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of SBSO and which are required by RAP to be disclosed in the SBSO Unaudited Statements. Since March 31, 1998 and to the date hereof, SBSO has not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice or except as specifically contemplated by this Agreement.

                  3.5. Financial Advisor; Broker's and Other Fees. SBSO has retained Ryan, Beck & Co., Inc. ("Ryan Beck") to render a fairness opinion in connection with the Merger. Ryan Beck has rendered its fairness opinion on the date hereof. Except for Ryan Beck, neither SBSO nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Except as set forth in the SBSO Disclosure Schedule, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by SBSO.

                  3.6.  Absence of Certain Changes or Events.

                  (a) Except as set forth in the SBSO Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of SBSO since March 31, 1998 (including without limitation a material adverse change arising from the institution of Legal Proceedings (as defined in Section 3.7) or the occurrence of a default as described in Section 3.13(c)), and to SBSO's knowledge, no facts or conditions exist (other than regional or national economic conditions which affect financial institutions generally) which are reasonably likely to cause such a material adverse change in the future.

                  (b) Except for the negotiation of the transactions contemplated by this Agreement or as otherwise set forth in the SBSO Disclosure Schedule, SBSO has not taken or permitted any of the actions set forth in
Section 5.2 hereof between March 31, 1998 and the date hereof and SBSO has conducted its business only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the SBSO Disclosure Schedule, as of the date of this Agreement SBSO is not a party to any, and there are no pending or, to SBSO's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature ("Legal Proceedings") against SBSO or against any present or former SBSO officer or director in their capacity as a SBSO officer or director which are material to SBSO. Except as disclosed in the SBSO Disclosure Schedule, as of the date of this Agreement SBSO is not a party to any material order, judgment or decree entered against SBSO in any lawsuit or proceeding.

                  3.8.  Taxes and Tax Returns.

                  (a) SBSO has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. SBSO has established (and until the Effective Time will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all federal, state and local taxes not yet due and payable, but are anticipated to be incurred in respect of SBSO through the Effective Time. Except as set forth in the SBSO Disclosure Schedule, the federal income tax returns of SBSO have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the SBSO Disclosure Schedule, the applicable state income tax returns of SBSO have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of SBSO, there are no audits or other administrative or court proceedings presently pending, or claims asserted, for taxes or assessments upon SBSO nor has SBSO given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.

                  (b) Except as set forth in the SBSO Disclosure Schedule,  SBSO
(i) has not requested any extension of time within which to file any tax Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by SBSO (nor does SBSO have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and
(iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  3.9.  Employee Benefit Plans.

                  (a) Except as disclosed in the SBSO Disclosure Schedule, SBSO does not maintain or contribute to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "SBSO Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA (the "SBSO Welfare Plans"), or any stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. SBSO has not, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA. None of the SBSO Pension Plans are subject to Title IV of ERISA, nor has SBSO sponsored an SBSO Pension Plan that was subject to Title IV of ERISA within six years from the date hereof.

                  (b) SBSO has delivered to United in the SBSO Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the SBSO Pension Plans and SBSO Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any;
(iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) All contributions required to be made to each SBSO Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of SBSO which have not been paid have been properly recorded on the books of SBSO.

                  (d) Except as disclosed on the SBSO Disclosure Schedule, each of the SBSO Pension Plans, the SBSO Welfare Plans and each other plan and arrangement identified on the SBSO Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, regulations, rulings and announcements promulgated or issued thereunder, and other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and subsequent legislation, with respect to each of the SBSO Pension Plans that are intended to satisfy the requirements of Section 401(a) and/or (k) of the Code, and SBSO is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (e) To the knowledge of SBSO, within the past two plan years, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the SBSO Welfare Plans or SBSO Pension Plans.

                  (f) No SBSO Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the SBSO Pension Plans.

                  (g) There are no pending, or, to the knowledge of SBSO, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the SBSO Pension Plans or the SBSO Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the SBSO Disclosure Schedule.

                  (h) No SBSO Welfare Plan provides medical or death benefits beyond an employee's retirement or other termination of service, other than coverage mandated by law.

                  (i) Each SBSO Welfare Plan that provides  health,  life and/or
disability   benefits  is  funded  exclusively  through  insurance  policies  or contracts.

                  (j) Except as hereafter agreed to by United in writing or as disclosed on the SBSO Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of SBSO to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any SBSO Pension Plan or SBSO Welfare Plan.

                  3.10.  Reports.

                  (a) The SBSO Disclosure Schedule lists, and SBSO has previously delivered to United a complete copy of, each communication (other than general advertising materials and press releases) mailed by SBSO to its stockholders as a class since January 1, 1996, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

                  (b) SBSO has, since January 1, 1996, duly filed with the FDIC in correct form the Call Reports required to be filed under applicable laws and regulations, and SBSO promptly will deliver or make available to United accurate and complete copies of such reports. The SBSO Disclosure Schedule lists all examinations of SBSO conducted by either the FDIC or the New Jersey Department of Banking since January 1, 1996 and the dates of any responses thereto submitted by SBSO.

                  3.11. SBSO Information. The information relating to SBSO to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of SBSO in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the date the Proxy Statement/Prospectus is mailed to stockholders of SBSO, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information relating to SBSO in the Registration Statement (as defined in Section 5.6(a) hereof), as of the date of the filing thereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12. Compliance with Applicable Law. Except as set forth in the SBSO Disclosure Schedule, SBSO holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to SBSO (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of SBSO) and SBSO has not received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of SBSO) of, any of the above. As of the date of this Agreement, SBSO has not received any written notice from any persons asserting that such person would object to the consummation of a merger of SBSO with United or with any other entity due to the CRA performance of or rating of SBSO.

                  3.13.  Certain Contracts.

                  (a) Except for plans referenced in Section 3.9 hereof or disclosed in the SBSO Disclosure Schedule, (i) SBSO is not a party to or bound by any contract or understanding (whether written or, to its knowledge, oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The SBSO Disclosure Schedule sets forth true and correct copies of all written employment agreements or termination agreements with officers, employees, directors, or consultants to which SBSO is a party.

                  (b) Except as disclosed in the SBSO Disclosure Schedule, (i) as of the date of this Agreement, SBSO is not a party to or bound by any commitment, agreement or other instrument (excluding commitments and agreements in connection with extensions of credit by SBSO) which contemplates the payment of amounts in excess of $100,000, or which otherwise is material to the operations, assets or financial condition of SBSO, (ii) no commitment, agreement or other instrument to which SBSO is a party or by which it is bound limits the freedom of SBSO to compete in any line of business or with any person, and (iii) SBSO is not a party to any collective bargaining agreement.

                  (c) As of the date of this Agreement, except as disclosed in the SBSO Disclosure Schedule, neither SBSO nor, to the knowledge of SBSO, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement or other commitment or arrangement.

                  3.14.  Properties and Insurance.

                  (a) SBSO has good and, as to owned real property, if any, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in SBSO's balance sheet as of December 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of SBSO and (iv) with respect to owned real property, if any, title imperfections noted in title reports delivered to United prior to the date hereof. SBSO, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control, in all material respects, all real property leased by it, as presently occupied, used, possessed and controlled by it.

                  (b) The SBSO Disclosure Schedule lists all policies of insurance and bonds covering business operations and insurable properties and assets of SBSO, all risks insured against, and the amount thereof and deductibles relating thereto. Except as set forth in the SBSO Disclosure Schedule, as of the date hereof, SBSO has not, since January 1, 1995, received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and it is not in default in any material respect under such policy or bond, and, to SBSO's knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  3.15. Minute Books. The minute books of SBSO contain records which, in all material respects, accurately record all meetings and other corporate action of its stockholders and Board of Directors (including committees of its Board of Directors).

                  3.16. Environmental Matters. Except as disclosed in the SBSO Disclosure Schedule:

                  (a) SBSO has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that SBSO (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of SBSO. SBSO has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by SBSO, as OREO or otherwise, or owned or controlled by SBSO as a trustee or fiduciary (collectively, "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of SBSO.

                  (b) SBSO has no knowledge that any of the Properties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of SBSO.

                  (c) To the knowledge of SBSO, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by SBSO.

                  3.17. Reserves. The allowance for possible loan and lease losses in the March 31, 1998 SBSO Financial Statements was adequate at the time based upon past loan loss experiences and potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

                  3.18. Year 2000 Compliance. SBSO has taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by SBSO to be Year 2000 compliant in accordance with applicable regulatory guidelines, except as set forth in the SBSO Disclosure Schedule. SBSO does not expect the future cost of addressing such issues to be material. SBSO has not received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  3.19. Agreements with Bank Regulators. Except as disclosed in the SBSO Disclosure Schedule, SBSO is not a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, and is not subject to any order or directive by, and is not a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to United by SBSO prior to the date of this Agreement, nor has SBSO been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to United by SBSO prior to the date of this Agreement. SBSO is not required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to United by SBSO prior to the date of this Agreement.

                  3.20.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF UNB AND UNITED

                  References herein to the "United Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by United and UNB to SBSO. United and UNB hereby represent and warrant to SBSO as follows:

                  4.1.  Corporate Organization.

                  (a) United is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of United or any of its Subsidiaries (defined below). United is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The United Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation of United.

                  (b) Each of the Subsidiaries of United are listed in the United Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to United means any corporation, joint venture, association, partnership, trust or other entity in which United has, directly or indirectly, at least a 50 percent interest or acts as a general partner. Each Subsidiary of United is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. UNB is a national bank whose deposits are insured to the fullest extent permitted by law, by the Savings Association Insurance Fund of the FDIC for certain deposits, and by the Bank Insurance Fund of the FDIC for the remaining deposits. Each Subsidiary of United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of United or any of its Subsidiaries. The United Disclosure Schedule sets forth true and complete copies of the Articles of Association and Bylaws of UNB as in effect on the date hereof.

                  4.2. Capitalization. The authorized capital stock of United consists of 16,000,000 shares of United Common Stock and 1,000,000 shares of preferred stock ("Preferred Stock"). As of March 31, 1998, there were 9,373,592 shares of United Common Stock issued and outstanding, including 94,303 treasury shares and 2,700 shares of restricted stock granted under the United National Bancorp Long-Term Stock Based Incentive Plan (the "United Option Plan") and there were no shares of Preferred Stock outstanding. Since March 31, 1998, to and including the date of this Agreement, no additional shares of United Common Stock have been issued except in connection with the exercise of options granted under the United Stock Option Plan or grants of restricted stock under the United Option Plan. As of March 31, 1998, except for 383,428 shares of United
Common Stock issuable upon exercise of outstanding stock options granted pursuant to the United Option Plan and the Non-Employee Director Stock Option Plan (the "United Director Option Plan"), there were no shares of United Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of United Common Stock, and all issued and outstanding shares of capital stock of United's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of United's Subsidiaries are owned by United free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the options referred to above under the United Option Plan and the United Director Option Plan, neither United nor any of United's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of United or United's Subsidiaries or any securities representing the right to otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares. No additional grants of awards, or exercises of outstanding awards, under the United Option Plan or United Director Option Plan, or repurchases of United Common Stock, prior to the Effective Time shall be required to be disclosed or reported to SBSO to keep the representations in this section true or correct.

                  4.3.  Authority; No Violation.

                  (a) United and UNB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of United and UNB. Except for any shareholder approval that may be required by the NASDAQ/NMS listing rules, no other corporate proceedings on the part of United and UNB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by United and UNB and constitutes a valid and binding obligation of United and UNB, enforceable against United and UNB in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of national banks or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the execution or delivery of this Agreement nor the consummation by United and UNB of the transactions contemplated hereby in accordance with the terms hereof or compliance by United or UNB with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation, Articles of Association or other governing instrument or Bylaws of United or UNB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to United or UNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of United or UNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which United or UNB is a party, or by which United or UNB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of United and United's Subsidiaries on a consolidated basis, or the ability of United and UNB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the Commissioner, the Securities and Exchange Commission (the "SEC"), applicable state securities bureaus or commissions, and the National Association of
Securities Dealers, Inc., no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of United or UNB in connection with (a) the execution and delivery by United or UNB of this Agreement and (b) the consummation by United of the Merger and the other transactions contemplated hereby. To United's knowledge, no fact or condition exists which United has reason to believe will prevent it or UNB from obtaining the aforementioned consents and approvals within the time frame contemplated hereby.

                  4.4.  Financial Statements.

                  (a) United has previously delivered to SBSO copies of the consolidated statements of financial condition of United as of December 31, 1995, 1996 and 1997, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1995 through 1997, in each case accompanied by the audit report of KPMG Peat Marwick, LLP, the current independent public accountants with respect to United, or Arthur Andersen, LLP, previously the independent public accountants with respect to United, and the unaudited consolidated statements of condition of United as of March 31, 1998, and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months then ended as reported in United's Quarterly Report on Form 10-Q, filed with the SEC under the Securities and Exchange Act of 1934, as amended (the "1934 Act") (collectively, the "United Financial Statements"). The United Financial Statements (including the related notes), have been prepared in accordance with GAAP consistently applied during the periods involved (except as approved by such independent public accountants and disclosed therein), and fairly present the consolidated financial position of United and its consolidated subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of United and its consolidated subsidiaries for the respective fiscal periods set forth therein.

                  (b) The books and  records  of United  have been and are being
maintained  in  material   compliance  with  applicable   legal  and  accounting
requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the United Financial Statements (including the notes thereto), as of March 31, 1998 neither United nor any of its Subsidiaries had or has, as the case may be, any obligation or liability, whether absolute, accrued, contingent or otherwise, which is material to the business, operations, assets or financial condition of United or any of its Subsidiaries and which are required by GAAP to be disclosed in the United Financial Statements. Since March 31, 1998, neither United nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and consistent with prudent banking practice.

                  4.5. Brokerage and Other Fees. Except as set forth in the United Disclosure Schedule, neither United nor UNB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of United and United's Subsidiaries on a consolidated basis since March 31, 1998 and to United's knowledge, no facts or conditions exist (other than regional or national economic conditions which affect financial institutions generally) which are reasonably likely to cause such a material adverse change in the future.

                  4.7. United Information. The information relating to United, this Agreement and the transactions contemplated hereby in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of SBSO to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information relating to United, this Agreement and the transactions contemplated hereby in the Registration Statement (as defined in Section 5.6(a) hereof), as of the date of the filing thereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.8. Capital Adequacy. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, United will have sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.9. United Common Stock. At the Effective Time, the United Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through United, with no personal liability attaching to the ownership thereof.

                  4.10. Legal Proceedings. Except as disclosed in the United Disclosure Schedule, neither United nor any of its Subsidiaries is a party to any, and there are no pending or, to United's knowledge, threatened, Legal Proceedings against United or any of its Subsidiaries which, if decided adversely to United, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis. Except as disclosed in the United Disclosure Schedule, neither United nor any of United's Subsidiaries is a party to any order, judgment or decree entered against United or any such Subsidiary in any lawsuit or proceeding which would have a material adverse affect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis.

                  4.11. Taxes and Tax Returns. United and each of its Subsidiaries has duly filed (and until the Effective Time will so file) all Returns required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. United and each of its Subsidiaries have established (and until the Effective Time will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all federal, state and local taxes not yet due and payable, but anticipated to be incurred in respect of United and its Subsidiaries through the Effective Time. No deficiencies exist or have been asserted based upon the federal income tax returns of United and UNB. To the knowledge of United, there are no audits or other administrative or court proceedings pending, or claims asserted, for taxes or assessments upon United or any of its Subsidiaries.

                  4.12.  Employee Benefit Plans.

                  (a) United and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "United Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "United Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither United nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                  (b) Each of the United Pension Plans and each of the United Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

                  4.13.  Reports.

                  (a) Since January 1, 1996, United has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report, and each registration statement, proxy statement, form or other document filed by United with the SEC since January 1, 1996, including without limitation any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

                  (b) United and UNB have, since January 1, 1996, duly filed with the SEC, OCC and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and United, upon request, promptly will deliver or make available to SBSO accurate and complete copies of such reports.

                  4.14. Compliance with Applicable Law. United and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority or the NASDAQ/NMS relating to United and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis), and neither United nor any of its Subsidiaries has received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business operations, assets or financial condition of United and its Subsidiaries on a consolidated basis) of, any of the above.

                  4.15.  Properties and Insurance.

                  (a) United and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in United's consolidated balance sheet as of December 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1997). United and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control in all material respects, all real property leased by them as presently occupied, used, possessed and controlled by them.

                  (b) The business operations and all insurable properties and assets of United and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of United should be insured against, with such deductibles and against such risks and losses as are in the opinion of the management of United adequate for the business engaged in by United and its Subsidiaries. As of the date hereof, United has not received any notice of cancellation of or material amendment to any such insurance policy or bond and is not in default in any material respect under any such policy or bond, and, to its knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.16. Minute Books. The minute books of United and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  4.17. Environmental Matters. Except as disclosed in the United Disclosure Schedule, neither United nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that United or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of United or its Subsidiaries. Except as disclosed in the United Disclosure Schedule, United has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by United or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis.

                  4.18. Reserves. The allowance for possible loan and lease losses in the March 31, 1998 United Financial Statements was adequate based at the time upon past loan loss experiences and potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

                  4.19. Year 2000 Compliance. United and the United Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by United and the United Subsidiaries to be Year 2000 compliant in accordance with applicable regulatory guidelines and United does not expect the future cost of addressing such issues to be material. Neither United nor any United Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  4.20 Agreements with Bank Regulators. Except as disclosed in the United Disclosure Schedule, neither United nor any United Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to SBSO by United prior to the date of this Agreement, nor has United been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to SBSO by United prior to the date of this Agreement. Neither United nor any United Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to SBSO by United prior to the date of this Agreement.

                  4.21. Disclosures. There are no material facts concerning the business, operations, assets or financial condition of United which would have a material adverse effect on the business, operations or financial condition of United which have not been disclosed to SBSO directly or indirectly by access to any filing by United under the 1934 Act. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of SBSO. During the period from the date of this Agreement to the Effective Time, SBSO shall conduct its business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of United, which consent will not be unreasonably withheld. SBSO also shall use all reasonable efforts to (i) preserve its business organization intact, (ii) keep available to itself the present services of its employees and
(iii) preserve for itself and United the goodwill of its customers and others with whom business relationships exist, in each case provided that SBSO shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement.

                  5.2. Negative Covenants and Dividend Covenants. SBSO agrees that from the date hereof to the Effective Time, except as otherwise approved by United in writing, or as permitted or required by this Agreement or as contained in the SBSO Disclosure Schedule, it will not:

                  (a) change any provision of its Certificate of Incorporation or Bylaws or any similar governing documents;

                  (b) change the number of shares of its authorized capital stock or issue any shares of SBSO Common Stock (other than under the United Stock Option) or other capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of SBSO or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

                  (c) grant any severance or termination pay (other than pursuant to policies of SBSO in effect on the date hereof and disclosed to United in the SBSO Disclosure Schedule or as agreed to by United in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases and bonuses for employees in the ordinary course of business and consistent with past practices and policies;

                  (d) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (e) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (f) file any applications or make any contract with respect to branching or site location or relocation;

                  (g) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                  (h) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles; or

                  (i) agree to do any of the foregoing.

                  5.3. No Solicitation. SBSO shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than United) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving SBSO (an "Acquisition Transaction"). Notwithstanding the foregoing, SBSO may (i) enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of SBSO, after consulting with counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities; and (ii) respond to inquiries from its shareholders in the ordinary course of business. SBSO will immediately communicate to United the terms of any proposal, whether written or oral, which is communicated directly or indirectly to any member of the Board of Directors or any executive officer of SBSO in respect of any Acquisition Transaction, and the fact that it is having discussions or negotiations with, or supplying information to, a third party in connection with a possible Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, SBSO will, at the request of United, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of United regarding SBSO's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, promptly after granting any new loan or extension of credit, or any renewal of an existing loan or extension of credit, in excess of $50,000, SBSO will send to United a description thereof, and thereafter SBSO will promptly send to United copies of such documents relating thereto as United shall reasonably request. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, SBSO will deliver to United SBSO's Call Reports filed with the FDIC and United will deliver to SBSO United's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, SBSO will deliver to United and United will deliver to SBSO their respective year end financial statements and related reports to shareholders and regulatory agencies.

                  5.5.  Access to Properties and Records; Confidentiality.

                  (a) SBSO shall permit United and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "Representatives"), and United and UNB shall permit SBSO and its Representatives, reasonable access to their respective properties, and shall disclose and make available to United and its Representatives or SBSO and its Representatives, as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which United and its representatives or SBSO and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment or, in the case of a document which is subject to an attorney-client privilege, would compromise the right of the disclosing party to claim that privilege. The parties will use all reasonable efforts to obtain waivers of any such restriction (other than the attorney client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. SBSO acknowledges that United may be involved in discussions concerning other potential acquisitions and United shall not be obligated to disclose such information to SBSO except as such information is publicly disclosed by United.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby, shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby. Each party hereto shall inform its Representatives of the terms of this
Section 5.5. Any breach of this Section 5.5 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party. In the event that the Merger contemplated hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party, and all other documents and records obtained from another party hereto in connection herewith, shall be promptly destroyed. The obligation to keep such information confidential shall continue for 30 months from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public other than as a result of a disclosure by any party hereto or its Representative; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal, regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (ii), the disclosing party will give reasonable prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

                  (c) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations under this Section 5.5, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.5. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

                  5.6.  Regulatory Matters.

                  (a)  For  the   purposes   of  holding  the  meeting  of  SBSO
stockholders and registering or otherwise qualifying under applicable federal and state securities laws United Common Stock to be issued to Record Holders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by (i) United of a registration statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and applicable state securities laws and the rules and regulations thereunder and (ii) SBSO of a proxy statement with the FDIC satisfying all applicable requirements of applicable state and federal laws, including the 1934 Act. (Such combined proxy statement and prospectus in the form mailed by SBSO to the SBSO shareholders, together with any and all amendments and supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by United under the 1933 Act with the SEC to register for sale the United Common Stock to be issued to Record Holders, including the Proxy Statement/Prospectus, and the Proxy Statement for United stockholders, if necessary, together with any and all amendments and supplements thereto, are referred to herein as the "Registration Statement"). The Registration Statement shall not be filed by United with the SEC without the approval of SBSO, acting through its attorneys, which approval shall not be unreasonably withheld.

                  (b) United shall furnish information concerning United and the Merger as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to United and the Merger, to comply with Section 5.6(a) hereof. United agrees to advise SBSO promptly if at any time prior to the SBSO shareholder meeting referred to in Section 5.7 hereof, any information provided by United in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide SBSO with the information needed to correct such inaccuracy or omission. United shall not knowingly and intentionally take any action which would cause the Proxy Statement/Prospectus to become incorrect or incomplete in any material respect. United shall furnish SBSO with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to United and the Merger, to comply with Section 5.6(a) after the mailing thereof to SBSO shareholders.

                  (c) SBSO shall furnish United with such information concerning SBSO as is necessary in order to cause the Proxy Statement/Prospectus and Registration Statement, insofar as it relates to SBSO, to comply with Section 5.6(a) hereof. SBSO agrees promptly to advise United if, at any time prior to the SBSO shareholder's meeting referred to in Section 5.7 hereof, information provided by SBSO in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide United with the information needed to correct such inaccuracy or omission. SBSO shall not knowingly and intentionally take any action which would cause the Proxy Statement/Prospectus to become incorrect or incomplete in any material respect. SBSO shall furnish United with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus and Registration Statement, insofar as it relates to SBSO, to comply with Section 5.6(a) after the mailing thereof to SBSO shareholders.

                  (d) United shall promptly make such filings as are necessary in connection with the offering of the United Common Stock pursuant to the Merger with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the United Common Stock under applicable state securities laws at the earliest practicable date. SBSO shall promptly furnish United with such information regarding the SBSO shareholders as United requires to enable it to determine what filings are required hereunder. SBSO authorizes United to utilize in such filings the information concerning SBSO provided to United in connection with, or contained in, the Proxy Statement/ Prospectus. United shall furnish SBSO with drafts of all such filings, shall provide SBSO the opportunity to comment thereon, and shall keep SBSO advised of the status thereof. United shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and SBSO shall as promptly as practicable file the Proxy Statement/Prospectus with the FDIC, and each of United and SBSO shall promptly notify the other of all communications, oral or written, with the SEC and FDIC concerning the Registration Statement and the Proxy Statement/Prospectus.

                  (e) United shall cause the United Common Stock to be issued in connection with the Merger to be listed on the NASDAQ/NMS.

                  (f) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC and the State of New Jersey. The parties shall each have the right to review in advance and comment on all information relating to the other, as the case may be, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. United and UNB shall cause their application to the OCC to be filed
(i) within 45 days of the date hereof, so long as SBSO provides all information necessary to complete the application within 30 days of the date hereof, or (ii) within 15 days after all such information is provided, if SBSO does not provide all such information within such 30 day period. United shall provide to SBSO drafts of all filings and applications referred to in this Section 5.6(f) and shall give SBSO the opportunity to comment thereon prior to their filing.

                  (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

                  (h) SBSO acknowledges that United is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning SBSO may be required to be included in the registration statements, if any, for the sale of securities of United or in SEC reports in connection with such acquisitions. SBSO agrees to provide United with any information, certificates, documents or other materials about SBSO as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by United prior to the Effective Time. SBSO shall use its reasonable efforts to cause its attorneys and accountants to provide United and any underwriters for United with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. United shall promptly reimburse SBSO for reasonable expenses thus incurred by SBSO should this Agreement be terminated for any reason. United shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding SBSO unless SBSO shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

                  (i) Between the date of this Agreement and the Effective Time, SBSO shall cooperate with United to reasonably conform (as of the Effective
Time) SBSO's policies and procedures regarding applicable regulatory matters, to those of United as United may reasonably identify to SBSO from time to time.

                  5.7. Approval of Stockholders. SBSO will (a) take all steps reasonably necessary duly to call, give notice of, convene and hold a meeting of the stockholders of SBSO as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (b) subject to the fiduciary responsibilities of the Board of Directors of SBSO to the stockholders of SBSO, recommend to the stockholders of SBSO the approval of this Agreement and the transactions contemplated hereby and use all reasonable efforts to obtain, as promptly as practicable, such approval, and (c) cooperate and consult with United with respect to each of the foregoing matters. Except as set forth in the SBSO Disclosure Schedule, in connection therewith, it is anticipated that each director of SBSO shall vote his or her shares of SBSO in favor of the Merger.

                  5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using all reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual Legal Proceedings (other than Legal Proceedings to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                  5.9. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used all reasonable efforts to discuss with the other party in advance.

                  5.10. Failure to Fulfill Conditions. In the event that United or SBSO reasonably determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to February 28, 1999 (the "Cutoff Date"), and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions United may enter into with other parties, SBSO and United will promptly inform the other of any facts applicable to SBSO or United, respectively, or their respective directors, officers or Subsidiaries, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

                  5.11. Disclosure Supplements. Each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

                  5.12.  Indemnification.

                  (a) For a period of six years after the Effective Time, United shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of SBSO (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of SBSO or acted as a director or officer of a third party at the request of SBSO, in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against SBSO or any of its affiliates, or by any former or present shareholder of SBSO (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement-Prospectus, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of SBSO or any committee thereof, the events leading up to the execution of this Agreement, any statement, announcement, recommendation or solicitation made in connection therewith or related thereto (or the absence of any of the foregoing) and any breach of any duty in connection with any of the foregoing, in each case to the fullest extent which SBSO would have been permitted under any applicable law and its Certificate of Incorporation and By-Laws had the Merger not occurred (and United shall also advance expenses as incurred to the fullest extent so permitted).

                  (b) From and after the Effective Time, United shall assume and honor any obligation of SBSO immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or By-Laws of SBSO or arising out of any written indemnification agreements between SBSO and such persons disclosed in the SBSO Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between United and such Indemnitees.

                  (c) In the event  United or any of its  successors  or assigns
(i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of United assume the obligations set forth in this Section 5.12.

                  (d) United shall cause SBSO's officers and directors to be covered, for a period of six years after the Effective Time, under (i) United's then current officers' and directors' liability insurance policy or (ii) an extension of SBSO's existing officers' and directors' liability insurance policy. However, United shall only be required to insure such persons upon terms and for coverages substantially similar to SBSO's existing officers' and directors' liability insurance.

                  (e) Any Indemnitee wishing to claim indemnification under this
Section 5.12 shall promptly notify United upon learning of any Claim, but the failure to so notify shall not relieve United of any liability it may have to such Indemnitee if such failure does not materially prejudice United. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.12 is applicable, (x) United shall have the right to assume the defense thereof and United shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if United elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between United and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and United shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that United shall be obligated pursuant to this Section 5.12(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waivable by the Indemnitees, and (y) the Indemnitees will cooperate in the defense of any such matter. United shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.12, United shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.13. Pooling and Tax-Free Reorganization Treatment. Neither United nor SBSO shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. United and SBSO acknowledge that United expects the transaction to be accounted for as a "pooling" transaction.

                  5.14.  Affiliates.

                  (a) Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, (i) SBSO shall deliver to United (x) a letter identifying all persons who, to the knowledge of SBSO, may be deemed to be "affiliates" of SBSO under Rule 145 of the 1933 Act, including without limitation all directors and executive officers of SBSO and (y) a letter identifying all persons who, to the knowledge of SBSO, may be deemed to be "affiliates" of SBSO as that term is used for purposes of qualifying for "pooling of interests" accounting treatment; and (ii) United shall identify to SBSO all persons who, to the knowledge of United, may be deemed "affiliates" of United as that term is used for purposes of qualifying for "pooling of interests" accounting treatment.

                  (b) Each person who may be deemed an affiliate of SBSO (under either Rule 145 of the 1933 Act or the applicable accounting treatment rules) shall execute a letter substantially in the form of Schedule 5.14 annexed hereto agreeing to be bound by the restrictions of Rule 145, as set forth in Schedule
5.14 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, United shall cause its affiliates (as that term is used for purposes of qualifying for pooling of interests) to execute a letter substantially in the form of Schedule 5.14-1 annexed hereto within two weeks of the date hereof, in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment. United agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing financial results covering at least 30 days of post-Merger combined operations of United and SBSO as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time, in form and substance sufficient to remove the restrictions set forth in paragraph "B" of
Schedule 5.14.

                  (c) With a view to making available to affiliates of SBSO who receive shares of United Common Stock in the Merger the benefits of Rule 144 promulgated under the 1934 Act and any other rule or regulation of the SEC that may at any time permit a holder of shares of United Common Stock to sell such shares to the public without registration, United agrees, for a period of three years following the Effective Time, to file with the SEC in a timely manner all reports and other documents required of United under the 1933 Act and the 1934 Act and the rules and regulations thereunder.

                  5.15. Compliance with the Industrial Site Recovery Act. SBSO, at its sole cost and expense, shall obtain prior to the Effective Time, either:
(a) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection ("NJDEP") stating that none of the facilities located in New Jersey owned or operated by SBSO (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA. In the event SBSO obtains a Remediation Agreement, SBSO will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

                  5.16.  Transaction Expenses of SBSO.

                  (a) For planning purposes, SBSO shall, within 30 days from the date hereof, provide United with its estimated budget of transaction-related expenses reasonably anticipated to be payable by SBSO in connection with this transaction based on facts and circumstances currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. SBSO shall promptly notify United if or when it determines that it will expect to exceed its budget; provided, however, that it is understood that SBSO' exceeding such budget, in and of itself, shall not constitute a breach of this Agreement. SBSO has previously disclosed to United the method by which the fees of its investment bankers and counsel in connection with this transaction are to be determined.

                  (b) Promptly, but in any event within 30 days, after the execution of this Agreement, SBSO shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. SBSO shall accrue and/or pay all of such amounts as soon as possible.

                  (c) SBSO shall request that its professionals render monthly invoices within 30 days after the end of each month. SBSO shall notify United monthly of all out-of-pocket expenses which SBSO has incurred in connection with this transaction.

                  (d) United, in reasonable consultation with SBSO, shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus.

                  Section 5.17. Employees Following consummation of the Merger, United shall make available to all employees and officers of SBSO who become employed by UNB coverage under the benefit plans generally available to UNB's employees and officers (including pension and health and hospitalization) on the terms and conditions available to UNB's employees and officers. SBSO employees will be given credit under United's or UNB's medical, life, vacation, sick leave, disability and other welfare plans for prior service with SBSO, and SBSO's employees will be granted credit for prior service with SBSO, for purposes of eligibility and vesting under United's or UNB's pension and 401(k) plans; provided, that SBSO employees will not be given credit under United's or UNB's severance policy for prior service with SBSO.

                  Section 5.18. Change in Control Contracts. At the Closing United and UNB will assume and, following the Closing, United and UNB will honor the three existing written change in control contracts with officers of SBSO that are included in the SBSO Disclosure Schedule.

                                   ARTICLE VI

                               CLOSING CONDITIONS

                  6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Approval of Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of SBSO and, if necessary, United. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order; the Proxy Statement-Prospectus shall have been approved for use in connection with the Merger by the FDIC; and the issuance of the United Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The United Common Stock to be issued in connection with the Merger shall have been approved for listing on the NASDAQ/NMS.

                  (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the Commissioner, the FDIC or the OCC) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of SBSO to United. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

                  (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no Legal Proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger and no Legal Proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which United or SBSO determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such Legal Proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

                  (d) Tax Free Exchange. United and SBSO shall have received an opinion, satisfactory to United and SBSO, of Pitney, Hardin, Kipp & Szuch, counsel for United, issued in reliance on tax representation letters from United and SBSO that are customary and reasonable under the circumstances, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to United, SBSO or UNB or to the shareholders of SBSO who exchange their shares of SBSO for United Common Stock (except to the extent that cash is received in lieu of fractional shares of United Common Stock).

                  (e) Pooling of Interests. The Merger shall be qualified to be treated by United as a pooling-of-interests for accounting purposes and United shall have received a letter from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement.

                  6.2. Conditions to the Obligations of United Under this Agreement. The obligations of United under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of SBSO. The representations and warranties of SBSO contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. SBSO shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the SBSO Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the SBSO Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Consents. United shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

                  (c) Certificates. SBSO shall have furnished United with such certificates of its officers or others (without personal liability) and such other documents to evidence fulfillment of the conditions set forth in this
Section 6.2 as United may reasonably request.

                  6.3. Conditions to the Obligations of SBSO Under this Agreement. The obligations of SBSO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of United. The representations and warranties of United and UNB contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. United and UNB shall have performed in all material respects, the agreements, covenants and obligations to be performed by them prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the United Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the United Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Fairness Opinion. SBSO shall have received an updated opinion from Ryan Beck as of the date the Proxy Statement/Prospectus is mailed to SBSO's stockholders, to the effect that, in its opinion, the Exchange Ratio is fair to the stockholders of SBSO.

                  (c) Certificates. United shall have furnished SBSO with such certificates of its officers or others (without personal liability) and such other documents to evidence fulfillment of the conditions set forth in this
Section 6.3 as SBSO may reasonably request.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of SBSO:

                  (a)  By mutual written consent of the parties hereto;

                  (b) By United or SBSO (i) if the Effective Time shall not have occurred on or prior to the Cutoff Date unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the stockholders of SBSO or, if necessary, of United, is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose;

                  (c) By United or SBSO upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by United upon written notice to SBSO if any such application is approved with conditions which materially impair the value of SBSO, taken as a whole, to United;

                  (d) By United if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of SBSO from that disclosed by SBSO on the date of this Agreement, or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of SBSO hereunder and such breach shall not have been remedied within 30 days after receipt by SBSO of notice in writing from United to SBSO specifying the nature of such breach and requesting that it be remedied;

                  (e) By SBSO if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of United, UNB or United and its Subsidiaries on a consolidated basis from that disclosed by United on the date of this Agreement (which material adverse change may result from, among other things, an acquisition or proposed acquisition of another entity by United or UNB, or a change in the business, operations, assets or financial condition of any such entity; provided, however, that in either such case materiality is to be measured by the effect upon United and SBSO on a combined basis); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of United or UNB hereunder and such breach shall not have been remedied within 30 days after receipt by United of notice in writing from SBSO to United specifying the nature of such breach and requesting that it be remedied;

                  (f) By United if any condition to Closing specified in Section
6.1 or Section 6.2 is not satisfied and is not capable of being satisfied by the Cutoff Date; or

                  (g) By SBSO if any  condition to Closing  specified in Section
6.1 or Section 6.3 is not satisfied and is not capable of being satisfied by the Cutoff Date; or

                  (h) By SBSO, if the Average Closing Price of United Common Stock, calculated as though the Closing Date were to be the fifth business day following the Determination Date (the "Determination Price"), is less than $25.00 per share (as adjusted, in the manner provided in Section 2.1(c), for any capital change after the date hereof). Notwithstanding the foregoing, SBSO must give written notice to United of SBSO's election to exercise its termination right pursuant to this subsection (h), if at all, on or before the close of business on the fifth business day following the Determination Date. Notwithstanding the foregoing, United may, at its option, eliminate SBSO's right to terminate pursuant to this subsection (h), and nullify any then outstanding termination notice which may have been given by SBSO pursuant to this subsection
(h), by United's giving irrevocable written notice to SBSO, on or before the close of business on the third business day following the Determination Date, that United is increasing the consideration to be received by the holders of SBSO Common Stock hereunder by increasing the Exchange Ratio to a number (rounded to three decimal places) such that each share of SBSO Common Stock is exchanged in the Merger for shares of United Common Stock having a value, based upon the Determination Price, equal to the value that would have been received if the Determination Price had been $25.00. In order to calculate such increase in the Exchange Ratio, the Exchange Ratio shall be multiplied by a fraction, the numerator of which is $25.00 and the denominator of which is the Determination Price. If United gives notice of an increased Exchange Ratio in accordance with this subsection (h), then no termination or purported termination by SBSO pursuant to this subsection (h) shall be effective, and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (h); or

                  (i) By SBSO, if SBSO's Board of Directors shall have approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary duties.

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either United or SBSO pursuant to Section
7.1 hereof, this Agreement (except the provisions of Sections 5.5(b) and 8.1 hereof) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any material breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of SBSO and, if required, the adoption of this Agreement by the stockholders of United, but, after any such adoption, no amendment shall be made which, under applicable New Jersey law, cannot be made without the approval of the stockholders of SBSO or United, as the case may be. This Agreement may not be amended except by an instrument in writing signed on behalf of United, UNB and SBSO.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1. Expenses. Subject to the provisions of Section 5.6(h) hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses; provided, however, that United and SBSO shall share equally the filing fee in connection with the expenses relating to printing and mailing the Proxy Statement-Prospectus.

                  8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent promptly thereafter by overnight courier, messenger or by registered or certified mail, postage prepaid, as follows:

                  If to United or UNB:
                           United National Bancorp
                           1130 Route 22 East, P.O. Box 6000
                           Bridgewater, New Jersey 08807-0010
                           Attn.:  Thomas C. Gregor, Chairman,
                                    President and Chief Executive Officer

                  With a copy to:

                           Pitney, Hardin, Kipp & Szuch
                           200 Campus Drive
                           Florham Park, New Jersey 07932-0950
                           P.O. Box 1945
                           Morristown, New Jersey 07962-1945
                           Attn.:  Ronald H. Janis, Esq.

                  If to SBSO:

                           State Bank of South Orange
                           Valley and Third Streets, P.O. Box 384
                           South Orange, New Jersey 07049
                           Attn.:  James J. Young, President and
                                    Chief Executive Officer

                  With a copy to:

                           Lowenstein Sandler PC
                           65 Livingston Avenue
                           Roseland, New Jersey  07068
                           Attn.:  Peter Ehrenberg, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so delivered or telecopied and mailed or otherwise transmitted.

                  8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement may be made except upon the written consent of the other parties hereto. No person or entity shall be deemed a third-party beneficiary under this Agreement, other than current and former directors and officers of SBSO with respect to Section 5.12 hereof and other than the three officers with change in control contracts covered by Section 5.18.

                  8.4. Entire Agreement. This Agreement, which includes the Disclosure Schedules and other Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

                  8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.8. No Survival. The representations and warranties set forth in Articles III and IV hereof shall not survive the consummation of the Closing, but shall expire as of the Effective Time.

                  8.9. Knowledge. For purposes of this Agreement, information shall be deemed known to a party hereto if it is actually know by one or more of such party's executive officers.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, United, UNB and SBSO have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                                            UNITED NATIONAL BANCORP



    RALPH L. STRAW, JR.                             THOMAS C. GREGOR
By: _______________________________            By: _____________________________
    Ralph L. Straw, Jr., Secretary                  Thomas C. Gregor
                                                    Chairman, President and CEO


ATTEST:                                             STATE BANK OF SOUTH ORANGE

    ROBERT WIGDER                                   JAMES J. YOUNG
By: ____________________________                By: ____________________________
    Robert Wigder, Assistant Secretary              James J. Young
                                                    President and CEO

ATTEST:                                             UNITED NATIONAL BANK


     RALPH L. STRAW, JR.                            THOMAS C. GREGOR
By: ____________________________                By: ____________________________
    Ralph L. Straw, Jr.,  Secretary                   Thomas C. Gregor
                                                    Chairman, President and CEO

          CERTIFICATE OF STATE BANK OF SOUTH ORANGE ("SBSO") DIRECTORS

                  Reference is made to the Agreement and Plan of Merger, dated June 25, 1998 (the "Agreement"), among United National Bancorp, United National Bank and SBSO. Capitalized terms used herein have the meanings given to them in the Agreement.

                  Each of the following persons, being all of the directors of SBSO, agrees to vote or cause to be voted all shares of SBSO Common Stock which are held by such person, or over which such person exercises full voting control, in favor of the Merger.


MILTON J. WIGDER
--------------------------
Milton J. Wigder

STUART M. GLADSTONE
--------------------------
Stuart M. Gladstone

ANTHONY J. BARTOLOTTA
--------------------------
Anthony J. Bartolotta


ROBERT P. WIGDER
--------------------------
Robert P. Wigder


SALVATORE C. NATOLI
--------------------------
Salvatore C. Natoli


GREG MANNING
--------------------------
Greg Manning


JAMES J. YOUNG
--------------------------
James J. Young

                                  SCHEDULE 5.14

               FORM OF STATE BANK OF SOUTH ORANGE AFFILIATE LETTER

                                                              June __, 1998

United National Bancorp
1130 Route 22 East, P.O. Box 6000
Bridgewater, New Jersey 08807-0010
Attn.:  Thomas C. Gregor, Chairman,
         President and Chief Executive Officer

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of State Bank of South Orange, a New Jersey chartered commercial banking corporation (the "Company"), with and into United National Bank, a national banking association, pursuant to the Agreement and Plan of Merger dated June 25, 1998 (the "Agreement") among the Company, United National Bancorp ("United"), and United National Bank. I currently own shares of the Company's common stock, par value $5.00 per share ("SBSO Common Stock"). As a result of the Merger, I will receive shares of United's common stock, $1.25 par value ("United Common Stock"), in exchange for my SBSO Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act"), by the Securities and Exchange Commission ("SEC") and as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and agree with United that:

                  A. Transfer Review Restrictions. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any SBSO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any SBSO Common Stock owned by such person or entity, without notifying United in advance of the proposed transfer and giving United a reasonable opportunity to review the transfer before it is consummated. United, if advised to do so by its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. Other than with United's prior written consent, I shall not transfer any SBSO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any SBSO Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by means of the filing of a Form 10-Q, Form 10-K or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly or year-end earnings report, or any other public issuance which satisfies the requirements of ASR 135. For purposes of this paragraph only, "SBSO Common Stock" includes United Common Stock into which my SBSO Common Stock is converted.

                  C. Compliance with Rule 145. I have been advised that the issuance of United Common Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's stockholders, any transfer by me of United Common Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I may not transfer United Common Stock unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, to the extent that such limitations are applicable to me, (ii) in the opinion of United's counsel or counsel reasonably acceptable to United, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand that stop transfer instructions will be given to United's transfer agents with respect to the United Common Stock and that there will be placed on the certificates of the United Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JUNE 25, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND UNITED NATIONAL BANCORP, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF UNITED NATIONAL BANCORP."

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer United Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                        Very truly yours,


                                        -----------------------------
                                        Name:

Accepted this _____ day of
June, 1998 by

UNITED NATIONAL BANCORP


By: _________________________

                                 SCHEDULE 5.14-1

                FORM OF UNITED NATIONAL BANCORP AFFILIATE LETTER


United National Bancorp
1130 Route 22 East, P.O. Box 6000
Bridgewater, New Jersey 08807-0010
Attn.:  Thomas C. Gregor, Chairman,
         President and Chief Executive Officer

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of State Bank of South Orange, a commercial bank chartered under the laws of the State of New Jersey ("SBSO"), with and into United National Bank, a national banking association ("UNB"), pursuant to the Agreement and Plan of Merger dated as of June 25, 1998 (the "Agreement") among United National Bancorp, a corporation chartered under the laws of the State of New Jersey ("United"), UNB and SBSO. I currently own shares of United's common stock, $1.25 par value per share ("United Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of United, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent and covenant with United and SBSO that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any United Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any United Common Stock owned by such person or entity, without notifying United in advance of the proposed transfer and giving United a reasonable opportunity to object to the transfer before it is consummated. United, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. Other than with United's prior written consent, I shall not transfer any United Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any United Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by means of the filing of a Form 10-Q, Form 10-K or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly or year-end earnings report, or any other public issuance which satisfies the requirements of ASR 135.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer United Common Stock to the extent I felt necessary with my counsel or counsel for United.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of United as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                        Very truly yours,


                                       -----------------------------
                                       Name:

Accepted this ___ day of
____________, 1998 by

UNITED NATIONAL BANCORP

By: ___________________________
   Name:
   Title:

                                  SCHEDULE 1.3

                             ARTICLES OF ASSOCIATION
                                       OF
                              UNITED NATIONAL BANK1


                                      NAME

                  FIRST. The title of the Association shall be "United National Bank".

                                   MAIN OFFICE

                  SECOND. The main office of the Association shall be at ______________, _________________, __________ County, New Jersey. The general business of the Association shall be conducted at its legally established branches.

                                    DIRECTORS

                  THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders. At any meeting of the shareholders held for the purpose of electing Directors, or changing the number thereof, the number of Directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting.

                  The Board of Directors of the Association may be increased by two between annual meetings of shareholders and vacancies on the Board may be filled between annual meetings of the shareholders by a majority vote of the full Board, but in no event shall the number of Directors exceed the total number of twenty-five or such greater amount as may from time to time be permitted by the laws of the United States. Any Director so elected by the Board must comply with the provisions of law with respect to the ownership of shares of the Association.

                           ANNUAL MEETING OF DIRECTORS

                  FOURTH. The regular annual meeting of the shareholders of this Association shall be held at its main office or other convenient place duly authorized by the Board of Directors on such day of the year as is specified therefor in the By-Laws.

                                     CAPITAL

                  FIFTH. The amount of authorized capital stock of this Association shall be $20,000,000.00 divided into 8,000,000 shares of common stock of the par value per share of $2.50 but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

                  If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

                  If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

                                    OFFICERS

                  SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents, at least one of whom shall be authorized, in the absence of the President, to perform all acts and duties pertaining to the office of the President; to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid to such officers or employees and appoint others to take their place.

                  The Board of Directors shall have the power to define the duties of the officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-laws that may be lawful for the general regulation of the business of this Association and the management of its affairs, and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

                         CHANGE OF MAIN OFFICE; BRANCHES

                  SEVENTH. The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of the State of New Jersey, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency; and shall have the power to change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

                                    EXISTENCE

                  EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

              SPECIAL MEETINGS OF SHAREHOLDERS; NOTICE OF MEETINGS

                  NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 10 per centum (10%) of the stock of this Association, may call a special meeting of the shareholders at any time.

                  Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every regular annual, and every special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

                                 INDEMNIFICATION

                  TENTH. Indemnification or reimbursement may be given to an officer or director, as authorized by the Board of Directors, for expenses incurred in any legal action where the officer or director is not adjudged to be guilty of gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association.

                                    AMENDMENT

                  ELEVENTH. Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the owners of a majority of the stock of this Association, voting in person or by proxy.




    1 Articles of Association of Harley National Bank as they will exist on the Effective Date. The Articles may be amended prior to the Effective Date.

                                                                      APPENDIX B

                             STOCK OPTION AGREEMENT


                  THIS STOCK OPTION AGREEMENT ("Agreement") dated June 25, 1998, is by and between United National Bancorp, a New Jersey corporation and registered bank holding company ("United"), and State Bank of South Orange, a commercial bank organized under the laws of New Jersey ("SBSO").

                                   BACKGROUND

                  1. United, United National Bank ("UNB"), and SBSO, as of the date hereof, have executed a definitive agreement and plan of merger (the "Merger Agreement") pursuant to which United will acquire SBSO through a merger of SBSO with and into UNB (the "Merger").

                  2. During the negotiation of the Merger Agreement, United and UNB advised SBSO that they would not execute the Merger Agreement unless SBSO executed this Agreement.

                  3. As an  inducement  to  United  to  enter  into  the  Merger
Agreement and in consideration for such entry, SBSO has agreed to grant to United an option to purchase authorized but unissued shares of common stock of SBSO in an amount and on the terms and conditions hereinafter set forth.

                                    AGREEMENT

                  In consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, United and SBSO, intending to be legally bound hereby, agree:

                  1. Grant of Option. SBSO hereby grants to United the option to purchase 127,275 shares of the common stock, $5.00 par value (the "Common Stock"), of SBSO at a price of $31.25 per share (the "Option Price"), on the terms and conditions set forth herein (the "Option").

                  2. Exercise of Option. This Option shall not be exercisable until the occurrence of a Triggering Event (as such term is hereinafter defined). Upon or after the occurrence of a Triggering Event (as such term is hereinafter defined), United may exercise the Option, in whole or in part, at any time or from time to time, subject to the termination provisions of Section 19 of this Agreement.

                  The term "Triggering Event" means the occurrence of any of the following events:

                  A person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) other than United or an affiliate of United:

                  a. acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Exchange Act) of at least 20% of the then outstanding shares of Common Stock;

                  b. enters into a letter of intent or an agreement, whether oral or written, with SBSO pursuant to which such person or any affiliate of such person would (i) merge or consolidate, or enter into any similar transaction, with SBSO, (ii) acquire all or a significant portion of the assets or liabilities of SBSO, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing 20% or more of the then outstanding shares of Common Stock;

                  c. makes a filing with any bank or thrift regulatory authority or publicly announces a bona fide proposal (a "Proposal") for (i) any merger, consolidation or acquisition of all or a significant portion of all the assets or liabilities of SBSO or any other business combination involving SBSO, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 20% or more of the outstanding shares of Common Stock, and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 15 days prior to the meeting of stockholders of SBSO called to vote on the Merger and SBSO' stockholders fail to approve the Merger by the vote required by applicable law at the meeting of stockholders called for such purpose; or

                  d. makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, SBSO willfully takes any action in any manner which would materially interfere with its ability to consummate the Merger or materially reduce the value of the transaction to United.

                  The term "Triggering Event" also means the taking of any material direct or indirect action by SBSO or any of its directors, officers or agents, with the formal or informal approval or acquiescence of the SBSO Board of Directors, with the intention of inviting, encouraging or soliciting any proposal which has as its purpose a tender offer for the shares of Common Stock, a merger, consolidation, plan of exchange, plan of acquisition or reorganization of SBSO, or a sale of a significant number of shares of Common Stock or any significant portion of its assets or liabilities.

                  The term "significant portion" means 25% of the assets or liabilities of SBSO. The term "significant number" means 20% of the outstanding shares of SBSO.

                  "Publicly Withdrawn", for purposes of clauses (c) and (d) above, shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over SBSO or in soliciting or inducing any other person (other than United or any affiliate) to do so.

                  Notwithstanding the foregoing, the Option may not be exercised at any time (i) in the absence of any required governmental or regulatory approval or consent necessary for SBSO to issue the shares of Common Stock covered by the Option (the "Option Shares") or United to exercise the Option or prior to the expiration or termination of any waiting period required by law, or
(ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

                  SBSO shall notify United promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by SBSO shall not be a condition to the right of United to exercise the Option. SBSO will not take any action which would have the effect of preventing or disabling SBSO from delivering the Option Shares to United upon exercise of the Option or otherwise performing its obligations under this Agreement.

                  In the event United wishes to exercise the Option after a Triggering Event has occurred and prior to the termination of this Agreement, United shall send a written notice to SBSO (the date of which is hereinafter referred to as the "Notice Date"), specifying the total number of Option Shares it wishes to purchase and a place and date (not less than three days after such notice is sent to SBSO) for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals and the expiration of any legally required notice or waiting period, if any.

                  3. Payment and Delivery of Certificates. At any Closing hereunder (a) United will make payment to SBSO of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by SBSO, (b) SBSO will deliver to United a stock certificate or certificates representing the number of Option Shares so purchased, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever created by or through SBSO, registered in the name of United or its designee, in such denominations as were specified by United in its notice of exercise and, if necessary, bearing a legend as set forth below and (c) United shall pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

                  If required under applicable federal securities laws, a legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Agreement, which legend will read substantially as follows:

                         The shares of stock evidenced by this  certificate have
                  not been registered for sale under the Securities Act of 1933 (the "1933 Act"). These shares may not be sold, transferred or otherwise disposed of unless a registration statement with respect to the sale of such shares has been filed under the 1933 Act and declared effective or, in the opinion of counsel reasonably acceptable to State Bank of South Orange, said transfer would be exempt from registration under the provisions of the 1933 Act and the regulations promulgated thereunder.

No such legend shall be required if a registration statement is filed and declared effective under Section 4 hereof.

                  4. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from United, SBSO shall, if necessary for the resale of the Option or the Option Shares by United, prepare and file a registration statement with the Securities and Exchange Commission, the Federal Deposit Insurance Corporation and any state securities bureau, covering the Option and such number of Option Shares as United shall specify in its request, and SBSO shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that United shall in no event have the right to have more than one such registration statement become effective.

                  In connection with such filing, SBSO shall use its best efforts to cause to be delivered to United such certificates, opinions, accountant's letters and other documents as United shall reasonably request and as are customarily provided in connection with registrations of securities under the Securities Act of 1933, as amended. All expenses incurred by SBSO in complying with the provisions of this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for SBSO and blue sky fees and expenses shall be paid by SBSO. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to United and any other expenses incurred by United in connection with such registration shall be borne by United. In connection with such filing, SBSO shall indemnify and hold harmless United against any losses, claims, damages or liabilities, joint or several, to which United may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of a material fact required to be stated therein or necessary to make the statements therein not misleading; and SBSO will reimburse United for any legal or other expense reasonably incurred by United in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that SBSO will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of United specifically for use in the preparation thereof. United will indemnify and hold harmless SBSO to the same extent as set forth in the immediately preceding sentence but only with reference to written information specifically furnished by or on behalf of United for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and United will reimburse SBSO for any legal or other expense reasonably incurred by SBSO in connection with investigating or defending any such loss, claim, damage, liability or action.

                  5. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

                  In the event any capital reorganization or reclassification of the Common Stock, or any consolidation, merger or similar transaction of SBSO with another entity, or in the event any sale of all or substantially all of the assets of SBSO shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holder hereof) shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented by this Option had such reorganization, reclassification, consolidation, merger or sale not taken place; provided, however, that if such transaction results in the holders of Common Stock receiving only cash, the holder hereof shall be paid the difference between the Option Price and such cash consideration without the need to exercise the Option.

                  6. Filings and Consents. Each of United and SBSO will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

                  Exercise of the Option herein provided shall be subject to compliance with all applicable laws including, in the event United is the holder hereof, approval of the Board of Governors of the Federal Reserve System and SBSO agrees to cooperate with and furnish to the holder hereof such information and documents as may be reasonably required to secure such approvals.

                  7. Representations and Warranties of SBSO. SBSO hereby represents and warrants to United as follows:

                           a. Due  Authorization.  SBSO has full corporate power
and authority to execute, deliver and perform this Agreement and all corporate action necessary for the execution, delivery and performance of this Agreement has been duly taken by SBSO.

                           b. Authorized Shares.  SBSO has taken and, as long as
the Option is outstanding, will take all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

                           c. No  Conflicts.  Neither the execution and delivery
of this Agreement nor consummation of the transactions contemplated hereby (assuming all appropriate regulatory approvals) will violate or result in any violation or default of or be in conflict with or constitute a default under any term of the certificate of incorporation or by-laws of SBSO or any agreement, instrument, judgment, decree, statute, rule or order applicable to SBSO.

                  8. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. Notwithstanding the foregoing, United shall have the right to seek money damages against SBSO for a breach of this Agreement.

                  9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

                  10. Assignment or Transfer. United may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to an affiliate of United, except after the occurrence of a Triggering Event. United represents that it is acquiring the Option for United's own account and not with a view to or for sale in connection with any distribution of the Option or the Option Shares. United shall have the right to assign this Agreement to any party it selects after the occurrence of a Triggering Event.

                  11. Amendment of Agreement. By mutual consent of the parties hereto, this Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

                  12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  13. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by express service, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  If to United:

                         United National Bancorp
                         1130 Route 22 East, P.O. Box 6000
                         Bridgewater, New Jersey 08807-0010
                         Attn.:  Thomas C. Gregor, Chairman,
                                    President and Chief Executive Officer

                  With a copy to:

                         Pitney, Hardin, Kipp & Szuch
                         200 Campus Drive
                         Florham Park, New Jersey  07932-0950
                         P.O. Box 1945
                         Morristown, New Jersey  07962-1945
                         Attn.:  Ronald H. Janis, Esq.

                  If to SBSO:

                         State Bank of South Orange
                         Valley and Third Streets, P.O. Box 384
                         South Orange, New Jersey 07049
                         Attn.:  James J. Young, President and
                                 Chief Executive Officer

                  With a copy to:

                           Lowenstein Sandler PC
                           65 Livingston Avenue
                           Roseland, NJ 07068
                           Attn.:  Peter Ehrenberg, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

                  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  15. Captions. The captions in the Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

                  16. Waivers and Extensions. The parties hereto may, by mutual consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive (i) compliance with any of the covenants of the other party contained in this Agreement and/or (ii) the other party's performance of any of its obligations set forth in this Agreement.

                  17. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 10 permitting United to assign its rights and obligations hereunder.

                  18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  19. Termination. This Agreement shall terminate upon either the termination of the Merger Agreement as provided therein or the consummation of the transactions contemplated by the Merger Agreement; provided, however, that if termination of the Merger Agreement occurs after the occurrence of a Triggering Event (as defined in Section 2 hereof), this Agreement shall not terminate until the later of 18 months following the date of the termination of the Merger Agreement or the consummation of any proposed transactions which constitute the Triggering Event.

                  IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

                                   STATE BANK OF SOUTH ORANGE

                                       JAMES J. YOUNG
                                   By:------------------------------------------
                                       James J. Young, President and CEO


                                   UNITED NATIONAL BANCORP

                                       THOMAS C. GREGOR
                                   By:------------------------------------------
                                       Thomas C. Gregor
                                       Chairman, President and
                                       Chief Executive Officer

                                                                      APPENDIX C



August 24, 1998



The Board of Directors
State Bank of South Orange
Valley and Third Street
South Orange, NJ  07079

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of State Bank of South Orange ("State Bank") of the Exchange Ratio (as defined below) to be paid to shareholders of State Bank pursuant to the terms of that certain Agreement and Plan of Merger dated June 25, 1998 (the "Agreement") by and among State Bank, United National Bancorp, Bridgewater, New Jersey ("United") and its wholly owned subsidiary, United National Bank ("United National Bank").

Pursuant to the Agreement, State Bank shall merge with and into United National Bank (the "Merger"), and each share of State Bank's issued and outstanding common stock will be converted into and become the right to receive 1.245 shares, subject to certain adjustments as set forth in the Agreement (the "Exchange Ratio"), of common stock of United. We have assumed that the Merger will qualify as a tax free transaction for the stockholders of State Bank and be accounted for by United as a pooling-of-interests transaction.

Ryan, Beck & Co., as a customary part of its investment banking business, is engaged in the valuation of banking and savings institutions and their securities in connection with mergers and acquisitions. In conducting our investigation and analysis of the Merger, we have met separately with members of senior management of United and State Bank to discuss their respective operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Agreement and related documents; (ii) the Proxy Statement/Prospectus used to solicit the shareholder vote of State Bank; (iii) United's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1997, 1996, and 1995, and United's Quarterly Reports on Form 10-Q for the periods ended June 30, 1998, March 31, 1998, September 30, 1997 and June 30, 1997; (iv) State Bank's Annual Reports to Shareholders for the years ended December 31, 1997, 1996, and 1995 and State Bank's quarterly Call Reports for each of the quarters included in such periods as well as for the periods June 30, 1998 and March 31, 1998; (v) the historical stock prices and trading volume of United's common stock; (vi) the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to United; (vii) the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to State Bank; (viii) the terms of recent acquisitions of commercial banking organizations which Ryan, Beck deemed generally comparable in whole or in part to State Bank; and (ix) the potential pro-forma impact of the Merger on United's financial condition, operating results and per share figures. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate. Ryan, Beck as part of its review of the Merger considered the future prospects of State Bank in the event it remained independent.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the managements of State Bank and United as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of the respective managements. We are not experts in the evaluation of allowances for loan losses. Therefore, we have not assumed any responsibility for making an independent valuation of the adequacy of the allowances for loan losses set forth in the balance sheets of State Bank and United at June 30, 1998, and we assumed such allowances were adequate and comply fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to State Bank and United. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either State Bank or United or their respective subsidiaries, nor have we reviewed any individual loan files of State Bank or United or their respective subsidiaries.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to State Bank. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof. Ryan, Beck did not express any opinion as to the price or range of prices at which United Common Stock might trade subsequent to the Merger.


We have been retained by the Board of Directors of State Bank as an independent contractor to act as financial advisor to State Bank with respect to the Merger and will receive a fee for our services. Ryan, Beck has had an investment banking relationship with United. Ryan, Beck was a co-manager of a 10.01% Capital Securities offering by UNB Capital Trust I, completed in March 1997. Ryan, Beck's research department follows United and Ryan, Beck is a market maker in United stock. Ryan, Beck has had no previous investment banking relationship with State Bank. Ryan, Beck became a market maker in State Bank stock subsequent to the announcement of the merger.


Our opinion is directed to the Board of Directors of State Bank and does not constitute a recommendation to any shareholder of State Bank as to how such shareholder should vote at any shareholder meeting held in connection with the Merger.

Based upon and subject to the foregoing it is our opinion as investment bankers that the Exchange Ratio in the Merger as provided and described in the Agreement is fair to the holders of State Bank common stock from a financial point of view.

Very truly yours,


RYAN, BECK & CO., INC.

                                                                      APPENDIX D


   SUBSECTIONS (b), (c) and (d) of SECTION 215a of TITLE 12 of the U.S. CODE,
          "MERGER OF NATIONAL BANKS OR STATE BANKS INTO NATIONAL BANKS"


(b)        Dissenting Shareholders

           If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c)        Valuation of shares

           The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, the shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the share of the appellant.

(d) Application to shareholders of merging association; appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law

           If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS



ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Indemnification. The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and
(b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

     With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

     The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

     A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

     Exculpation. Article 4 of the certificate of incorporation of United National Bancorp provides:

          1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

          2. Elimination of Certain Liability of Officers. Unless provided otherwise by law, an officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

          3. Repeal or Modification of this Article. Any repeal or modification of the foregoing paragraphs by the shareholders of the Corporation shall not adversely affect any right or protection of a director or an officer of the Corporation existing at the time of such repeal or modification.

The New Jersey Business Corporation Act, as it affects exculpation, has not been changed since the adoption of this provision by United National Bancorp in 1987.

ITEM 21.

A. Exhibits

Exhibit No.       Description
----------        -----------
2(a)*             Agreement and Plan of Merger, dated June 25, 1998, by and
                  among United National Bancorp, United National Bank and State
                  Bank of South Orange, included as Appendix A to the Proxy
                  Statement-Prospectus.

2(b)* Stock Option Agreement, dated June 25, 1998, by and among United National Bancorp and State Bank of South Orange, included as Appendix B to the Proxy Statement-Prospectus.


5** Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities to be registered.

8** Opinion of Pitney, Hardin, Kipp & Szuch as to certain tax consequences of the Merger.


23(a)             Consent  of KPMG Peat  Marwick  LLP with  respect  to United
                  National Bancorp.

23(b)             Consent  of  Arthur  Andersen  LLP with  respect  to  United
                  National Bancorp.

23(c) Consent of Arthur Andersen LLP with respect to State Bank of South Orange.


23(d)** Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibits 5 and 8 hereto).

23(e)             Consent of Ryan, Beck & Co., Inc.


24**              Power of  Attorney  of  Officers  and  Directors  of  United
                  National Bancorp.


27**              Financial Data Schedule.

99(a)** Form of Proxy Card to be utilized by the Board of Directors of State Bank of South Orange.

------------

*    Included elsewhere in this registration statement.


**   Previously filed.


B.  Report, Opinion or Appraisals

     Form of Fairness Opinion of Ryan, Beck & Co., Inc. is included as Appendix C to the Proxy Statement-Prospectus.

ITEM 22.  UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That for purposes of determining any liability under the Securities Act of 1933 , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     4. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 2 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     6. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     7. Subject to appropriate interpretation, the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bridgewater, State of New Jersey, on August 20, 1998.



                                          UNITED NATIONAL BANCORP


                                          By:    /s/ THOMAS C. GREGOR
                                              -------------------------------
                                              Thomas C. Gregor, Chairman,
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 of the Registrant's Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                          Title                   Date
     ---------                          -----                   ----
    THOMAS C. GREGOR
----------------------------    Chairman, President and   August 20, 1998
    Thomas C. Gregor            Chief Executive Officer


   DONALD W. MALWITZ
----------------------------    Vice President and        August 12, 1998
    Donald W. Malwitz           Treasurer (Principal
                                Financial Officer)

   A. RICHARD ABRAHAMIAN
----------------------------    Senior Vice President     August 20, 1998
    A. Richard Abrahamian       and Chief Accounting
                                Officer of United
                                National Bank
                                (Principal Accounting
                                Officer)

    GEORGE W. BLANK*
----------------------------    Director                  August 20, 1998
    George W. Blank

    DONALD A. BUCKLEY*
----------------------------    Director                  August 20, 1998
   Donald A. Buckley

   C. DOUGLAS CHERRY*
----------------------------    Director                  August 20, 1998
   C. Douglas Cherry

     Signature                          Title                   Date
     ---------                          -----                   ----


    CHARLES E. HANCE*
----------------------------    Director                  August 20, 1998
   Charles E. Hance

    JOHN R. KOPICKI*
----------------------------    Director                  August 20, 1998
   John R. Kopicki

   ANTONIA S. MAROTTA*
----------------------------    Director                  August 20, 1998
   Antonia S. Marotta

   JOHN W. MCGOWAN III*
----------------------------    Director                  August 20, 1998
   John W. McGowan III

  PATRICIA A. MCKIERNAN*
----------------------------    Director                  August 20, 1998
  Patricia A. McKiernan

   CHARLES N. POND, JR.*
----------------------------    Director                  August 20, 1998
   Charles N. Pond, Jr.

     PAUL K. ROSS*
----------------------------    Director                  August 20, 1998
     Paul K. Ross

     DAVID R. WALKER*
----------------------------    Director                  August 20, 1998
    David R. Walker

    RONALD E. WEST*
----------------------------    Director                  August 20, 1998
    Ronald E. West

   GEORGE J. WICKARD*
----------------------------    Director                  August 20, 1998
  George J. Wickard

      THOMAAS C. GREGOR
-------------------------------
   * By Thomas C. Gregor, as
     attorney-in-fact.